UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
23andMe Holding Co.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	No fee required.
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23andMe Holding Co.

Notice of 2024 Annual Meeting of Stockholders and Proxy Statement

This proxy statement and form of proxy are first being distributed and made available on or about July 16, 2024.

July 16, 2024
TO OUR FELLOW STOCKHOLDERS:
We invite you to join us for the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of 23andMe Holding Co., to be held at 9:00 a.m., Pacific Time, on Monday, August 26, 2024. The Annual Meeting will be held as a virtual meeting, to be conducted exclusively via live webcast at www.virtualshareholdermeeting.com/ME2024. Details regarding how to participate in the webcast of the Annual Meeting and the business to be conducted at the Annual Meeting are provided in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and Proxy Statement.
During Fiscal 2024, we continued to make progress in our mission to help people access, understand, and benefit from the human genome. We have made significant strides in becoming the world’s best at health risk prediction through impactful new health reports and interactive features in both our Personal Genome Service® and our 23andMe+ Premium membership service. We also launched Total Health, our most advanced, prevention-based health membership to date, which includes clinical grade exome sequencing, biannual blood testing, and access to clinicians with unique training in genetics. Total Health goes beyond routine care to provide members with personalized guidance for ongoing disease prevention and early detection.
Now, with over 15 million genotyped customers, the size, scale, and value of our database continues to grow. This enables us to continue to identify new genetic insights through our research programs, and fuel our Therapeutic drug development and discovery business. We currently have research and development programs across several therapeutic areas, including oncology, immunological, and inflammatory diseases, and other disease areas, and as of March 31, 2024, two of our internal programs have entered the clinic for testing in human patients.
We are entering the next chapter of healthcare and continue to make progress with customers and stockholders in mind. We believe that we have a unique set of genetic data and tools that will continue growth well into the future while we continue to leverage our unique strengths to enhance genetic understanding, optimize health outcomes, and ultimately bring new therapeutics to patients.
We are thankful for your support and continued investment in 23andMe.
Whether or not you plan to join us for the Annual Meeting, it is important that your shares be represented. We encourage you to vote by telephone, by mail, or online by logging into www.proxyvote.com after reading the Notice and Proxy Statement.
Always forward,
/s/ Anne Wojcicki

Anne Wojcicki Chief Executive Officer, Co-Founder, and Chair of the Board of Directors 23andMe Holding Co. 349 Oyster Point Boulevard South San Francisco, California 94080

Notice of Annual Meeting of
Stockholders
DATE & TIME	LOCATION	RECORD DATE
August 26, 2024 9:00 a.m., Pacific Time	Via Webcast www.virtualshareholdermeeting.com/ME2024 The meeting will be conducted virtually, and you will not be able to attend the meeting in person.	June 27, 2024 Holders of Class A common stock and Class B common stock as of June 27, 2024 are entitled to vote at the Annual Meeting.
Items of Business
Proposal		Our Board’s Voting Recommendation
1	Elect the two Class III director nominees named in the Proxy Statement to serve until the 2027 Annual Meeting of Stockholders	FOR Each director nominee
2	A non-binding, advisory vote on the Fiscal 2024 compensation of our named executive officers (“Say-on-Pay” Vote)	FOR
3
Approve an amendment to our Certificate of Incorporation to combine outstanding shares of our Class A common stock and Class B common stock, respectively, into a lesser number of outstanding shares, or a “reverse stock split,” by a ratio of not less than one-for-five and not more than one-for-thirty, with the exact ratio to be set within this range by our Board in its sole discretion (“Reverse Stock Split” Vote)
FOR
4	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2025	FOR
The Proxy Statement describes each of these proposals in detail. In addition, we will transact any other business that may properly come before the Annual Meeting, and at any adjournments, continuations, or postponements thereof.
Important Voting Information
Even if you plan to virtually attend the Annual Meeting, we urge you to vote as soon as possible in one of the following ways:

Vote online by going to: www.proxyvote.com	Vote by calling toll-free: U.S., U.S. Territories, and Canada Call 1-800-690-6903	Vote by mail (if you received a printed copy of the proxy materials): Complete, sign, and date your proxy card and return it in the enclosed postage-paid envelope

Participating in the Annual Meeting
Holders of Class A common stock and Class B common stock as of the record date are invited to virtually attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ME2024. Our goal is to ensure that stockholders have the same rights and opportunities to participate in the Annual Meeting as you would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically, and submit questions during the meeting. To do so, you will need the unique 16-digit control number printed in the box on your Notice of Internet Availability of Proxy Materials or proxy card. Please see page 86 for more information.
By Order of the Board of Directors,

Guy Chayoun
Vice President, Interim General Counsel and
Corporate Secretary

23andMe Holding Co.
349 Oyster Point Boulevard
South San Francisco, California 94080
July 16, 2024

YOUR VOTE IS IMPORTANT Please carefully review the proxy materials for the Annual Meeting and cast your vote.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING
We have elected to furnish our Proxy Statement and our Fiscal 2024 Annual Report (the “Annual Report”), which includes our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 (the “Fiscal 2024 Form 10-K”), to certain of our stockholders over the Internet pursuant to the U.S. Securities and Exchange Commission (“SEC”) rules, which allows us to reduce costs associated with the Annual Meeting.
Beginning on or about July 16, 2024, we will first release to certain stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”), containing instructions on how to access the Proxy Statement and Annual Report online. The Notice contains instructions as to how you may elect to receive printed or e-mail copies of the Proxy Statement and the Annual Report. All other stockholders will receive printed copies of the Proxy Statement and Annual Report, which will first be mailed to such stockholders on or about July 16, 2024.
The Notice, Proxy Statement, and Annual Report are available online, free of charge, at www.virtualshareholdermeeting.com/ME2024, a site that does not have “cookies” that identify visitors to the site. Our proxy materials also are available on our corporate website at investors.23andme.com.
Only stockholders who held our Class A common stock, par value $0.0001 per share (the “Class A common stock”) or Class B common stock, par value $0.0001 per share (the “Class B common stock” and, together with the Class A common stock, the “common stock”), as of the close of business on June 27, 2024 (the “Record Date”), are entitled to receive notice of, and vote at, the Annual Meeting.

Forward-Looking Statements
This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “predicts,” “continue,” “will,” “schedule,” and “would” or, in each case, their negative or other variations or comparable terminology, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on our current expectations and projections about future events and various assumptions. We cannot guarantee that we will actually achieve the plans, intentions, or expectations disclosed in these forward-looking statements and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve a number of risks, uncertainties (many of which are beyond our control), or other assumptions that may cause actual results or performance to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements contained herein are also subject to other risks and uncertainties that are described in the Fiscal 2024 Form 10-K filed with the SEC on May 30, 2024, and in the reports subsequently filed by us with the SEC. The statements made herein are made as of the date hereof and, except as may be required by law, we undertake no obligation to update them, whether as a result of new information, developments, or otherwise.
Incorporation by Reference
Neither the Compensation Committee Report nor the Report of the Audit Committee included herein shall be deemed soliciting material or filed with the SEC and neither of them shall be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference.
In addition, this document includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.
Other Information
References in this Proxy Statement to “23andMe,” the “Company,” “we,” “our,” and “us” refer to 23andMe Holding Co., a Delaware corporation. References to “Fiscal 2024” refer to our fiscal year ended March 31, 2024, and references to “Fiscal 2025” refer to our fiscal year ending March 31, 2025. Further, references to “Fiscal 2023” refer to our fiscal year ended March 31, 2023, and references to “Fiscal 2022” refer to our fiscal year ended March 31, 2022.
23andMe was a special purpose acquisition company called VG Acquisition Corp. (“VGAC”) prior to the closing of the Business Combination on June 16, 2021. As used in this Proxy Statement, the term “Business Combination” represents the transactions contemplated by an agreement and plan of merger (the “Merger Agreement”) whereby a subsidiary of VGAC merged with and into 23andMe, Inc. For further information on the Business Combination, please refer to our Annual Report.

PROXY STATEMENT SUMMARY	1
ABOUT 23ANDME	1
CORPORATE CULTURE HIGHLIGHTS	2
CORPORATE GOVERNANCE HIGHLIGHTS	3
CORPORATE SOCIAL RESPONSIBILITY AND DE&I	6
EXECUTIVE COMPENSATION HIGHLIGHTS	7
VOTING MATTERS AND RECOMMENDATIONS	8
ADDITIONAL INFORMATION	8
ELECTION OF DIRECTORS	9
CLASS III DIRECTOR NOMINEES	10
CLASS I CONTINUING DIRECTORS	11
CLASS II CONTINUING DIRECTORS	12
CORPORATE GOVERNANCE	14
ROLE OF THE BOARD	14
BOARD LEADERSHIP STRUCTURE	14
BOARD INDEPENDENCE	14
BOARD TENURE AND REFRESHMENT	15
BOARD DIVERSITY	15
DIRECTOR NOMINATIONS	17
DIRECTOR QUALIFICATIONS AND CONSIDERATION OF DIRECTOR CANDIDATES	17
OTHER POLICIES RELATED TO SERVICE AS A DIRECTOR	18
COMMITTEES OF THE BOARD AND MEETING ATTENDANCE	18
BOARD EVALUATION PROCESS	22
BOARD ROLE IN RISK OVERSIGHT	22
COMMUNICATIONS WITH THE BOARD	23
ESG	23
RELATED PERSON TRANSACTIONS	33
EXECUTIVE OFFICERS	34
DIRECTOR COMPENSATION	35
NON-BINDING, ADVISORY VOTE ON THE NAMED EXECUTIVE OFFICER COMPENSATION FOR FISCAL 2024 (“SAY-ON-PAY” VOTE)	38
COMPENSATION DISCUSSION AND ANALYSIS	39
EXECUTIVE SUMMARY	39
EXECUTIVE COMPENSATION PHILOSOPHY, OBJECTIVES, AND HIGHLIGHTS	41
DETERMINATION OF EXECUTIVE COMPENSATION	42
BASE SALARY	44
ANNUAL INCENTIVE PLAN AWARDS	44
LONG-TERM EQUITY	46
ONE-TIME AWARDS	48
BENEFITS	48
EMPLOYMENT AGREEMENTS WITH NEOS	48
CLAWBACK	50
TAX DEDUCTIBILITY OF COMPENSATION UNDER INTERNAL REVENUE CODE SECTION 162(M)	51
COMPENSATION COMMITTEE REPORT	52
COMPENSATION RISK MANAGEMENT AND OTHER POLICIES	53
EXECUTIVE COMPENSATION TABLES	55
PAY VERSUS PERFORMANCE	63
PAY RATIO	68
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	69
APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO COMBINE OUTSTANDING SHARES OF OUR CLASS A COMMON STOCK AND CLASS B COMMON STOCK, RESPECTIVELY, INTO A LESSER NUMBER OF OUTSTANDING SHARES, OR A “REVERSE STOCK SPLIT,” BY A RATIO OF NOT LESS THAN ONE-FOR-FIVE AND NOT MORE THAN ONE-FOR-THIRTY, WITH THE EXACT RATIO TO BE SET WITHIN THIS RANGE BY OUR BOARD IN ITS SOLE DISCRETION (“REVERSE STOCK SPLIT” VOTE)	72
23andMe Holding Co.	i	2024 Proxy Statement

23andMe Holding Co.	ii	2024 Proxy Statement

Proxy Statement Summary
ABOUT 23ANDME
Our mission is to help people access, understand, and benefit from the human genome. To achieve this, we pioneered direct-to-consumer genetic testing and built the world’s largest crowdsourced platform for genetic research. Our data engine powers our leading direct-to-consumer precision health platform and our genetics driven Research and Therapeutics businesses.
We are dedicated to empowering customers to optimize their health by providing direct access to their genetic information, personalized reports, actionable insights, and digital access to affordable healthcare professionals through our telehealth platform, Lemonaid Health Inc. (“Lemonaid” or “Lemonaid Health”).
Through direct-to-consumer genetic testing, we give consumers unique, personalized information about their genetic health risks, ancestry, and traits. We were the first company to obtain Food and Drug Administration (“FDA”) authorization for a direct-to-consumer genetic test, and we are the only company to have FDA authorization, clearance, or an exemption from premarket notification, for all of the carrier status, genetic health risk, cancer predisposition, and pharmacogenetics reports that we offer to customers. As of March 31, 2024, we had over 65 health and carrier status reports that were available to customers in the U.S.
Through our Lemonaid Health telehealth platform, our ultimate goal is to provide customers access to personalized care based on their unique genetic profile and lifestyle. We currently connect patients to licensed healthcare professionals to provide affordable and direct online access to medical care, from consultation through treatment, for a number of common conditions, using evidence-based guidelines and up-to-date clinical protocols. When medications are prescribed by Lemonaid Health’s affiliated healthcare professionals, patients can use Lemonaid Health’s online pharmacy for fulfillment. Patients also can access telehealth consultations for certain 23andMe genetic reports through Lemonaid Health.
We have built the world’s largest crowdsourced platform for genetic research. The aim of our Research business is to revolutionize research and become the market’s preferred genetic-based research partner by monetizing access to our growing data engine of genetic and phenotypic information provided by our millions of engaged customers. We believe that this platform allows us to accelerate research at an unprecedented scale, enabling us to discover insights into the origins of diseases and to speed the discovery and development of novel therapies.
We are also developing a diversified and differentiated portfolio of genetically validated therapeutic candidates for a variety of diseases across different therapeutic areas with high unmet medical need. We have programs in clinical development, as well as multiple discovery stage programs. Each of our programs has been identified through our human genetics drug discovery platform. We believe that the combination of a discovery platform that increases the probability of technical success through genetic evidence in humans, and a maturing therapeutic portfolio, positions us for long-term success in our goal to advance next-generation, targeted medicines for people living with serious and life-threatening diseases.

23andMe Holding Co.	1	2024 Proxy Statement

CORPORATE CULTURE HIGHLIGHTS
Our Culture
Our Company is based on the foundation that all of us are linked by a shared thread, our DNA. We are all 99.5% genetically alike; our similarities are so much greater than any differences. It is a scientific fact.
We are on a journey to provide opportunity for all: our employees, our community, and our customers. Although that journey is far from over, we have been working tirelessly to make our product, our community, and our entire company more diverse, equitable, and inclusive.
You will be treated with the respect you deserve.
Our Values

Recent Recognitions
We are proud to be recognized for our strong corporate culture and our employees’ workplace experience:
Comparably - Best Leadership Teams 2023
Comparably - Best HR Teams 2023
US News and World Report - Best Place to Work 2024
San Francisco Business Times - 2024 Corporate Pride Designee
23andMe Holding Co.	2	2024 Proxy Statement

CORPORATE GOVERNANCE HIGHLIGHTS
Corporate Governance Practices
We consistently seek to follow best practices in corporate governance. Highlights of our corporate governance practices include:
Board and Committee Independence
75% of our Board is independent	All Board committee members are independent
Board Diversity
Our Corporate Governance Guidelines require that any director search include women and minorities among the pool of potential new director candidates	We publicly disclose diversity information on an individual director basis
Other Board and Committee Practices
Overboarding policy limiting other public company board and audit committee service	Robust annual Board, Board committee, and peer director evaluations
Regular executive sessions of non-employee directors	Active succession planning by Board
Continuing education opportunities and reimbursement for outside educational programs	Stringent Code of Business Conduct and Ethics that requires waivers to be approved by the independent directors and publicly disclosed
Stockholder Rights
No “poison pill”
Board Refreshment and Qualifications
The independent directors of our Board of Directors (the “Board”) are charged with the responsibility of evaluating each director’s qualifications, performance, and ability to contribute productively to help ensure the appropriate composition and tenure of the Board.
While Board refreshment is an important consideration in the Board’s assessment of its composition, we believe that the best interests of the Company are served by being able to take advantage of all available talent, and that the Board should not make determinations with regard to its membership solely on the basis of age. Accordingly, there are no established limits for retirement from the Board. Similarly, the Board does not believe that it is appropriate to institute fixed limits on the tenure of directors because the Company and the Board would thereby be deprived of experience and knowledge. Accordingly, there are no established term limits for service on the Board.
Instead, our independent directors are committed to ensuring that the composition of the Board reflects the evolving needs of the Company. We believe that our directors bring to our Board a wide variety of skills, qualifications, and viewpoints that strengthen the Board’s ability to carry out its oversight role on behalf of our stockholders. The table below is a summary of the range of skills and experiences that each director brings to the Board, and which we find to be relevant to our business. Because it is a summary, it does not include all of the skills, experiences, and qualifications that each director offers, and the fact that a particular experience, skill, or qualification is not listed does not mean that a director does not possess it. All our directors exhibit high integrity, an appreciation for diversity of background and thought, innovative thinking, a proven record of success, and deep knowledge of corporate governance requirements and best practices.
23andMe Holding Co.	3	2024 Proxy Statement

Board Snapshot

* With the exception of Drs. Montgomery Rice and Hernández, who were appointed to the Board on June 16, 2021 and November 8, 2021, respectively, all of the directors were elected to the Board in connection with the Business Combination. As such, data relating to tenure includes board service on 23andMe, Inc. prior to the Business Combination.
23andMe Holding Co.	4	2024 Proxy Statement

Director Overview
					Committee Service		Other Public Company Directorships
Name	Primary Occupation	Age	Director Since	Independent	AC	CC
Roelof Botha	Managing Member of Sequoia Capital Operations, LLC	50	2021				4
Patrick Chung	Managing General Partner of Xfund	50	2021				0
Sandra Hernández, M.D.	President and Chief Executive Officer of the California Health Care Foundation	66	2021				0
Neal Mohan	Chief Executive Officer of YouTube, Inc.	50	2021				1
Valerie Montgomery Rice, M.D.	President and Dean of Morehouse School of Medicine	63	2021				1
Richard Scheller, Ph.D.	• Former Chief Scientific Officer and Head of Therapeutics of 23andMe, Inc.	70	2021				1
	• Senior Advisor, Chairman of R&D for BridgeBio Pharma, Inc.
Peter J. Taylor	Retired President of ECMC Foundation	66	2021				2
Anne Wojcicki	Chief Executive Officer and President of 23andMe	50	2021				0
AC	Audit Committee	Committee Member

CC	Compensation Committee	Committee Chair
Stockholder Engagement
Engaging with our stockholders is critically important to our Board and management team. The goal of our outreach efforts is to solicit feedback and identify issues of importance to our stockholders. Additionally, we proactively communicate with the investment community and stockholders about our financial performance, operations, and strategic developments through the following:
•	Quarterly earnings releases, investor presentations, and conference calls;
•	In-person and telephonic meetings with investors and stakeholders;
•	Attendance, presentation, and in-person investor meetings at healthcare conferences;
•	Proactive outreach to our largest stockholders; and
•	Our annual stockholders meeting, which includes a Q&A session.
During Fiscal 2024, we had over 200 meetings with stockholders, and we conducted regular outreach with our largest non-affiliate stockholders after the release of each quarter’s earnings.
23andMe Holding Co.	5	2024 Proxy Statement

CORPORATE SOCIAL RESPONSIBILITY AND DE&I
Community Impact and Collaborations
We strive to positively impact communities affected by where we work and the work we do. We developed comprehensive Engagement Guidelines and a rubric for evaluating community organizations as we look to support more partnerships and events in the future. As we are committed to embedding diversity, equity, and inclusion (“DE&I”) in everything we do, these guidelines help to ensure that DE&I is a guiding tenet of our community involvement.
FISCAL 2024 HIGHLIGHTS

We continued our partnership with StreetCode Academy by hosting our second “Exposureship” and through the donation of tech equipment to support StreetCode Academy’s ongoing work in the community. StreetCode Academy helps bridge the digital divide, empowering communities of color to achieve their full potential by sharing the mindset, skills, and access they need to embrace tech and innovation.

In Fiscal 2024, we started working with Kode with Klossy. Kode with Klossy’s mission is to create learning experiences and opportunities for young women and gender expansive youth. Its programs strive to ignite a spark that fuels its scholars’ agency to pursue their passions in a tech-driven world. Through our partnership with Kode with Klossy, we were able to engage in capacity building for young students enabling them to acquire coding and relevant tech skills for their future careers.

Our internal Community Impact group continued to support the School of Arts and Culture in San Jose with an in-kind donation of supplies for their summer youth program.
Environmental, Social, and Governance
Following the Business Combination, the Company has been working to create a meaningful Environmental, Social, and Governance (“ESG”) program. In Fiscal 2023, we published our first ESG Report.
Diversity, Equity, and Inclusion
We are committed to making our product, our community, and our entire company more diverse, equitable, and inclusive. We have developed four key pillars to hold our leadership, employees, and collaborators accountable:

23andMe Holding Co.	6	2024 Proxy Statement

FISCAL 2024 HIGHLIGHTS
Through enhanced recruiting and candidate networking efforts, 50% of our new hires for Fiscal 2024 self-identified as ethnically or racially diverse.

We continued to provide programs and opportunities to allow employees to find a sense of belonging and gain greater awareness around how DE&I is embedded in our business and to better support the employees helping to lead these efforts. These include the launch of a new training strategy involving more off-the-shelf offerings, a DEI Steering Committee to bring together stakeholders from around the business, and helping to facilitate the liaison network within business units.

Our Product and R&D teams continue to use a DE&I by design process to ensure that the DE&I lens is used throughout the entire product lifestyle.

Our Research team continued its work on the African American Genome Project with the distribution of over 9,000 kits, creating a focus on spreading awareness of the importance of knowing one’s sickle cell carrier status. This project has been instrumental in building trust with African American partners and consumers.

We continued to maintain our relationships with trusted community partners, such as Morehouse School of Medicine, Breaking the sickle Cell Cycle, and Sickle Cell 101.

In collaboration with the Colorectal Cancer Alliance, we launched our new colorectal cancer study, with the goal of providing genetic insights into colorectal cancer in the Black community. The study is part of 23andMe’s continued efforts to raise awareness about important health conditions that touch many individuals but disproportionately impact the Black community. Through this study, we hope to develop and provide a genetic report that can help people learn more about their chances of developing colorectal cancer.

EXECUTIVE COMPENSATION HIGHLIGHTS
For a detailed discussion of our executive compensation program, please see the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 39.
Executive Compensation Practices
We intend to design our executive compensation program to (i) allow us to attract and retain highly qualified executive officers and (ii) allow these executive officers the opportunity to own a portion of the Company. Consistent with this philosophy, we aim to attract and retain highly qualified, experienced executive officers who can make significant contributions to our long-term business success; reward executive officers for achieving business goals and delivering strong performance; and align executive incentives with stockholder value creation. The following compensation practices demonstrate how we believe our executive compensation program reflects best practices and reinforces our culture and values:
What We Do
Maintain an independent Compensation Committee
Retain an independent compensation consultant
Conduct an annual executive compensation review with benchmarks derived from a reasonable set of similar-industry peer companies
Emphasize “at-risk” or variable compensation, including the AIP bonus program for NEOs
Establish multi-year vesting requirements
Maintain double-trigger change-of-control arrangements
Maintain a clawback policy
Conservative compensation risk profile
What We Don’t Do
Excise tax gross-up payments
Derivatives or hedging of equity securities
Pledging of equity securities
Multi-year employment agreements with NEOs
Stock option repricing without stockholder approval
Executive retirement plans
Excessive perquisites
Excessive executive severance rights or single-trigger change-of-control arrangements
23andMe Holding Co.	7	2024 Proxy Statement

Fiscal 2024 Compensation Program Elements
The following table summarizes the key compensation elements provided to all our named executive officers (“NEOs”) in Fiscal 2024:
Element	Form	Purpose
Base Salary	Fixed annual cash compensation	Provides a level of compensation sufficient to attract and retain NEOs and designed to reflect each NEO’s scope of responsibility and accountability
Annual Incentive Plan Awards	Restricted stock units	Provides the opportunity to earn variable, at-risk compensation based upon the Company’s achievement of certain annual pre-established financial performance metrics
Long-Term Equity Awards	Time-based restricted stock units and stock options	Promotes retention of key NEOs and aligns NEOs’ interests with long-term stockholders’ interests
Other Benefits	401(k) plan, health and welfare benefits, and minimum perquisites	Market-competitive offerings to attract and retain high-caliber executive talent
Pay-for-Performance Compensation Model
We are committed to aligning the outcomes of our executive compensation programs with the Company’s performance and creation of long-term stockholder value. Consistent with Fiscal 2023, in Fiscal 2024 the NEOs (excluding Ms. Wojcicki) were eligible to receive annual incentive bonuses in the form of restricted stock units (“RSUs”), based upon the Company’s achievement of a pre-established financial performance metric during the one-year performance period ended March 31, 2024. Additionally, the NEOs (other than Ms. Wojcicki) received long-term equity awards in the form of time-based RSUs and stock options, which furthers the Compensation Committee’s goal of aligning the NEOs’ incentives to increase Company performance and stockholder value.
For Fiscal 2024, our CEO’s compensation consisted of minimal cash compensation and a long-term equity award. Specifically, Ms. Wojcicki only received $65,000 in cash compensation in order to comply with California’s minimum salary laws, and her long-term equity award consisted entirely of stock options. As Ms. Wojcicki’s stock options are contingent upon the appreciation in the market price of the Company’s Class A common stock, the value of her compensation is almost entirely based on Company performance.
VOTING MATTERS AND RECOMMENDATIONS
Proposal		Our Board’s Voting Recommendation	Page
1	Elect the two Class III director nominees named in the Proxy Statement to serve until the 2027 Annual Meeting of Stockholders	FOR each director nominee	9
2	A non-binding, advisory vote on the Fiscal 2024 compensation of our named executive officers (“Say-on-Pay” Vote)	FOR	38
3	Approve an amendment to our Certificate of Incorporation to combine outstanding shares of our Class A common stock and Class B common stock, respectively, into a lesser number of outstanding shares, or a “reverse stock split,” by a ratio of not less than one-for-five and not more than one-for-thirty, with the exact ratio to be set within this range by our Board in its sole discretion (“Reverse Stock Split” Vote).	FOR	72
4	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2025	FOR	81
ADDITIONAL INFORMATION
Refer to the “Additional Information About Our Annual Meeting and Voting” section of this Proxy Statement beginning on page 83 for important information about the proxy materials, voting, the Annual Meeting, Company documents, communications, and the deadlines for submitting stockholder proposals and other pertinent information.
23andMe Holding Co.	8	2024 Proxy Statement

PROPOSAL 1
Election of Directors
Until June 2023, our Board of Directors (the “Board”) consisted of nine members. Currently, our Board consists of eight members and is divided into three classes, designated as Class I, Class II, and Class III. We are committed to strong corporate governance, and our Board regularly reviews our governance structure, including our classified board structure. Our Certificate of Incorporation divides our Board into three classes, with each class elected to serve a three-year term. Our Certificate of Incorporation also provides that the number of directors constituting each class will, as nearly as is practicable, be equal. As a result, at each annual meeting of stockholders, approximately one-third of our directors are elected to serve for a three-year term. Our Board has periodically considered the continued appropriateness of this classified board structure and believes that our classified board structure provides important benefits, including:
•
Promoting Stability and Enhancing Institutional Knowledge. Our classified board structure enhances stability and continuity of leadership because our Board will always include directors with prior experience with our operating and regulatory environment, business, strategic goals, competition, trends, and risks.

•
Supporting Achievement of Long-Term Strategy. We believe that our classified board structure will help our Board maintain a long-term perspective, leading to decisions that are in the long-term interests of our Company and stockholders, while being responsive to short-term needs and objectives.

•
Maximizing Stockholder Value. We believe that a classified board enhances our ability to achieve value for our stockholders in the event of an unsolicited takeover. Without a classified board, a potential acquirer could gain control of our Board at a single annual meeting by replacing a majority of directors with its own nominees without paying a premium to our stockholders.

•
Enhancing Director Independence. We believe that a classified board with three-year terms enhances non-management directors’ independence from special interest groups or other parties whose goals may not be in the best interests of all of our stockholders.

Our Board has nominated Peter Taylor and Anne Wojcicki for election to the Board at the Annual Meeting. If elected, each director nominee will serve as a Class III director with a term to expire at the 2027 Annual Meeting of Stockholders. Each of the director nominees currently serves as a director of the Company.
The persons named as proxies will vote for each of the director nominees unless you instruct to withhold your vote for one or more of the director nominees. The director nominees have each agreed to serve if elected, and the Board has no reason to believe that any of the director nominees will be unavailable to serve. In the event that a director nominee is unable or declines to serve on the Board at the time of the Annual Meeting, the persons named as proxies intend to vote for a substitute director nominee proposed by the Board, unless the Board decides to reduce the number of directors.
Under our Second Amended and Restated Bylaws (the “Bylaws”), the election of directors is determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. Votes may not be cumulated.
YOUR VOTE IS IMPORTANT	The Board unanimously recommends that you vote “FOR” each of the director nominees identified below.
23andMe Holding Co.	9	2024 Proxy Statement

CLASS III DIRECTOR NOMINEES
Information regarding each Class III director nominee is set forth below. Each Class III director nominee has a term that expires at the Annual Meeting. In addition to the qualifications set forth below, we believe that each of the Class III director nominees has a reputation for the highest character and integrity, works cohesively and constructively with the other members of our Board and with management of the Company, and demonstrates business acumen and an ability to exercise sound judgment.
Peter Taylor AGE | 66 INDEPENDENT DIRECTOR SINCE | 2021 COMMITTEES | AC (Chair)
Mr. Taylor was elected to the Board in connection with the Business Combination. Mr. Taylor has been the president of ECMC Foundation, a nonprofit corporation dedicated to educational attainment for low-income students, since May 2014. Before joining ECMC Foundation, from 2009 to 2014, Mr. Taylor served as executive vice president and chief financial officer for the University of California system. Most of Mr. Taylor’s professional career was in investment banking, with nearly 16 years in municipal finance banking for Lehman Brothers and Barclays Capital, where he was managing director for the Fixed Income Group. Mr. Taylor served on the Board of Trustees of the California State University system for six years, where he chaired the Educational Policy Committee and the Finance Committee. He also serves on the boards of Pacific Life, the Ralph M. Parsons Foundation, and College Futures Foundation. Mr. Taylor received his undergraduate degree from UCLA, his Master’s Degree from Claremont Graduate University, and a certificate in public affairs from Coro Southern California.

Other Public Company Boards:
• Edison International (NYSE: EIX)
• Western Asset Premier Bond Fund (NYSE: WEA)

Previous Public Company Boards (Past Five Years): None

Key Qualifications:
We believe that Mr. Taylor is qualified to serve on the Board because of his finance and public policy experience, as well as his public company board experience.

Anne Wojcicki AGE | 50 NOT INDEPENDENT DIRECTOR SINCE | 2021 COMMITTEES | None
Ms. Wojcicki joined the Board of Directors of 23andMe, Inc. in 2006 and was elected to our Board upon the consummation of the Business Combination. She is our Chief Executive Officer and President. Ms. Wojcicki co-founded 23andMe, Inc. in 2006 and has served as Chief Executive Officer since 2010. Prior to co-founding 23andMe, Inc., she worked as a healthcare analyst for several investment firms, including Passport Capital, LLC from 2004 to 2006, Andor Capital Management from 2001 to 2002, Ardsley Partners from 1999 to 2000, and Investor AB from 1996 to 1999. She is a co-founder and board member of the Breakthrough Prize in Life Sciences, the largest scientific award that is given to researchers who have made discoveries that extend human life. Ms. Wojcicki sits on the boards of directors of Zipline, Inc. and the Kaiser Permanente Bernard J. Tyson School of Medicine. Ms. Wojcicki also chairs the advisory board for the UCSF-Stanford Center of Excellence in Regulatory Science and Innovation. From 2008 to 2016, Ms. Wojcicki served on the Board of the Foundation for the National Institutes of Health. Ms. Wojcicki earned a B.S. in Biology from Yale University and also conducted molecular biology research at the National Institutes of Health and at the University of California, San Diego.

Other Public Company Boards: None

Previous Public Company Boards (Past Five Years):
Ms. Wojcicki previously served on the board of directors of the special purpose acquisition company, AJAX I, from 2020 until its business combination with Cazoo Group Ltd. in 2021. She also served on the Cazoo Group Ltd. board of directors until 2022.

Key Qualifications:
Ms. Wojcicki is considered a pioneer in the direct-to-consumer DNA testing space, and we believe that her extensive industry experience, as well as her institutional knowledge as the co-founder of 23andMe, Inc., qualify her to serve on the Board.

23andMe Holding Co.	10	2024 Proxy Statement

CLASS I CONTINUING DIRECTORS
Information regarding each Class I director is set forth below. Each Class I Director has a term that expires at the 2025 Annual Meeting of Stockholders. In addition to the qualifications set forth below, we believe that each of the director nominees has a reputation for the highest character and integrity, works cohesively and constructively with the other members of our Board and with management of the Company, and demonstrates business acumen and an ability to exercise sound judgment.
Roelof Botha AGE | 50 INDEPENDENT DIRECTOR SINCE | 2021 COMMITTEES | AC
Mr. Botha joined the Board of Directors of 23andMe, Inc. in 2017 and was elected to our Board upon the consummation of the Business Combination. Since 2003, Mr. Botha has served in various positions at Sequoia Capital, a venture capital firm, including as a Managing Member of Sequoia Capital Operations, LLC since 2007. Prior to joining Sequoia Capital, from 2000 to 2003, Mr. Botha served in various positions at PayPal, Inc. (“PayPal”), including as PayPal’s Chief Financial Officer. Earlier, from 1996 to 1998, he worked as a management consultant for McKinsey & Company. He currently serves on the boards of directors of a number of privately held companies. Mr. Botha received his B.S. in Actuarial Science, Economics, and Statistics from the University of Cape Town and his M.B.A. from the Stanford Graduate School of Business.

Other Public Company Boards:
• MongoDB (Nasdaq: MDB)
• Block, Inc. (NYSE: SQ)
• Natera Inc. (Nasdaq: NTRA)
• Unity Software (NYSE: U)

Previous Public Company Boards (Past Five Years):
Mr. Botha previously served on the boards of directors of Eventbrite, Inc. and Bird Global, Inc.

Key Qualifications:
We believe that Mr. Botha is qualified to serve on the Board because of his extensive experience serving on the boards of directors of public companies, as well as his expertise with venture capitalism and technology companies.

Patrick Chung AGE | 50 INDEPENDENT DIRECTOR SINCE | 2021 COMMITTEES | AC; CC
Mr. Chung joined the Board of Directors of 23andMe, Inc. in 2009 and was elected to our Board upon the consummation of the Business Combination. Since 2015, Mr. Chung has served as Managing General Partner of Xfund (www.xfund.com). Prior to that, from 2007 to 2015, Mr. Chung was a partner at New Enterprise Associates (NEA, www.nea.com) and led the firm’s consumer and seed-stage investment practices. Mr. Chung was a member of the founding team of ZEFER Corp. (“ZEFER”), an internet services firm that was subsequently acquired by NEC Corp. Prior to ZEFER, Mr. Chung was with McKinsey & Company, where he specialized in hardware, software, and services companies. Mr. Chung received a joint J.D.-M.B.A. degree from Harvard Business School and Harvard Law School, where he served as Editor of the Harvard Law Review. He was a Commonwealth Scholar at Oxford University, where he earned a Master of Science degree. Mr. Chung earned his A.B. degree at Harvard College in Environmental Science.

Other Public Company Boards: None

Previous Public Company Boards (Past Five Years): None

Key Qualifications:
We believe that Mr. Chung is qualified to serve on the Board because of his extensive investment experience, track record, and corporate governance expertise.

23andMe Holding Co.	11	2024 Proxy Statement

Sandra Hernández AGE | 66 INDEPENDENT DIRECTOR SINCE | 2021 COMMITTEES | None
Dr. Hernández was appointed to the Board in November 2021. Since 2014, Dr. Hernández has served as the President and Chief Executive Officer of the California Health Care Foundation (“CHCF”). Prior to joining CHCF, she was Chief Executive Officer of The San Francisco Foundation, which she led for 16 years. She previously served as director of public health for the City and County of San Francisco from 1988 to 1997. She also co-chaired San Francisco’s Universal Healthcare Council, which designed Healthy San Francisco. In 2018, she was appointed to the Covered California board of directors, and in 2019, she was appointed to the Healthy California for All Commission. She also serves on the UC Regents Health Services Committee and the UC San Diego Chancellor’s Health Advisory Board. Dr. Hernández is a gubernatorial appointee to the board of Covered California, the California health insurance marketplace. Dr. Hernández practiced at San Francisco General Hospital in the HIV/AIDS Clinic from 1984 to 2016 and was an assistant clinical professor at the UCSF School of Medicine. She is a graduate of Yale University, the Tufts School of Medicine, and the certificate program for senior executives in state and local government at Harvard University’s John F. Kennedy School of Government.

Other Public Company Boards: None

Previous Public Company Boards (Past Five Years):
Dr. Hernández previously served on the board of directors of First Republic Bank.

Key Qualifications:
We believe that Dr. Hernández is qualified to serve on the Board because of her extensive experience in healthcare, organizational management, public health policy, and corporate governance expertise.

CLASS II CONTINUING DIRECTORS
Information regarding each Class II director is set forth below. Each Class Il Director has a term that expires at the 2026 Annual Meeting of Stockholders. In addition to the qualifications set forth below, we believe that each of the Class Il directors has a reputation for the highest character and integrity, works cohesively and constructively with the other members of our Board and with management of the Company, and demonstrates business acumen and an ability to exercise sound judgment.
Neal Mohan AGE | 50 INDEPENDENT DIRECTOR SINCE | 2021 COMMITTEES | CC
Mr. Mohan joined the Board of Directors of 23andMe, Inc. in 2017 and was elected to our Board upon the consummation of the Business Combination. Mr. Mohan is currently the Chief Executive Officer of YouTube, Inc. and previously served as Chief Product Officer of YouTube, Inc. from 2015 to 2023. Previously, Mr. Mohan served as Senior Vice President of Display and Video Ads at Google from 2008 to 2015. Before joining Google, from 2005 to 2008, Mr. Mohan served as Senior Vice President of Strategy and Product Development at DoubleClick, Inc. (“DoubleClick”). Mr. Mohan has held various technology and business leadership positions at NetGravity Inc. (from 1997 to 1999) and DoubleClick (from 1999 to 2003), and various strategy and consulting roles at Microsoft Corporation (2004) and Accenture plc (from 1996 to 1997). Mr. Mohan previously served as a member of the boards of directors of the Internet Advertising Bureau (from 2012 to 2016) and the Mobile Marketing Association (from 2012 to 2015). Mr. Mohan earned his M.B.A. from the Stanford Graduate School of Business, where he was an Arjay Miller Scholar. He also holds a B.A. in Electrical Engineering from Stanford University.

Other Public Company Boards:
• Starbucks Corp. (Nasdaq: SBUX)

Previous Public Company Boards (Past Five Years): None

Key Qualifications:
We believe that Mr. Mohan is qualified to serve on the Board because of his extensive industry and product experience, and experience in serving on boards of directors.

23andMe Holding Co.	12	2024 Proxy Statement

Valerie Montgomery Rice AGE | 63 INDEPENDENT DIRECTOR SINCE | 2021 COMMITTEES | CC (Chair)
Dr. Montgomery Rice was appointed to the Board in June 2021. The sixth president of Morehouse School of Medicine (“MSM”) and the first woman to lead the freestanding medical institution, Dr. Montgomery Rice serves as both the President and Dean. A renowned infertility specialist and researcher, she most recently served as Dean and Executive Vice President of MSM, where she has served since 2011. Prior to joining MSM, Dr. Montgomery Rice held faculty positions and leadership roles at various health centers, including academic health centers. Notably, she was the founding director of the Center for Women’s Health Research at Meharry Medical College. Dr. Montgomery Rice holds memberships in various organizations and participates on a number of boards, such as the following: member, National Academy of Medicine, the Association of American Medical Colleges Council of Deans, and the Horatio Alger Association and board of directors for The Metro Atlanta Chamber, Kaiser Permanente School of Medicine, The Nemours Foundation, Westside Future Fund, Josiah Macy Jr. Foundation, Headspace, Wellpath, and CARE. Dr. Montgomery Rice holds a bachelor’s degree in chemistry from the Georgia Institute of Technology, a medical degree from Harvard Medical School, an honorary degree from the University of Massachusetts Medical School, and a Doctor of Humane Letters honorary degree from Rush University.

Other Public Company Boards:
• UnitedHealth Group Inc. (NYSE: UHN)

Previous Public Company Boards (Past Five Years): None

Key Qualifications:
We believe that Dr. Montgomery Rice is qualified to serve on the Board as she provides a valuable combination of experience at the highest levels of patient care and medical research, as well as organizational management and public health policy.

Richard Scheller AGE | 70 NOT INDEPENDENT DIRECTOR SINCE | 2021 COMMITTEES | None
Dr. Scheller joined the Board of Directors of 23andMe, Inc. in 2019 and was elected to our Board upon the consummation of the Business Combination. Currently, Dr. Scheller serves as Senior Advisor, Chairman of R&D for BridgeBio Pharma, Inc. From 2015 until his retirement in 2019, Dr. Scheller served as the Chief Scientific Officer and Head of Therapeutics of 23andMe, Inc. Prior to joining 23andMe, Inc., for 14 years (from 2001 until 2015), Dr. Scheller was Executive Vice President and Head of Research and Early Development of Genentech, Inc. Prior to joining Genentech, Inc., from 1982 to 1994, Dr. Scheller was a professor of Biological Sciences at Stanford University and was a Howard Hughes Medical Institute investigator at the Stanford University School of Medicine from 1994 to 2001. Dr. Scheller has been an adjunct professor of Biochemistry and Biophysics at the University of California, San Francisco, since 2004. He is a member of the board of trustees at the California Institute of Technology. Dr. Scheller is a fellow of the American Academy of Arts & Sciences, a member of the National Academy of Sciences, and a member of the National Academy of Medicine. He holds a B.S. in Biochemistry from the University of Wisconsin-Madison and a Ph.D. in Chemistry from the California Institute of Technology. He was a postdoctoral fellow in the Division of Biology at the California Institute of Technology and a postdoctoral fellow in Molecular Neurobiology at Columbia University at the College of Physicians and Surgeons.

Other Public Company Boards:
• Alector, Inc. (Nasdaq: ALEC)

Previous Public Company Boards (Past Five Years):
Dr. Scheller previously served on the boards of directors of Xenon Pharmaceuticals Inc. from 2015 to 2020, ORIC Pharmaceuticals, Inc. from 2015 to 2021, BridgeBio Pharma, Inc. from 2018 to 2023, and Dice Therapeutics, Inc. from 2015 to 2023.

Key Qualifications:
We believe that Dr. Scheller is qualified to serve on the Board because of his extensive industry and scientific experience, including his institutional knowledge of 23andMe, Inc.

23andMe Holding Co.	13	2024 Proxy Statement

Corporate Governance
The following section discusses our corporate governance, including the role of our Board and Board committees. Our Corporate Governance Guidelines, which were adopted to promote the effective functioning of the Board and Board committees and to reflect our commitment to high standards of corporate governance, are periodically reviewed by the Board to verify that they reflect the Board’s evolving corporate governance practices, policies, and procedures. In addition, we have a Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers, advisors, consultants, contractors, and employees. Our Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our corporate website at investors.23andme.com/corporate-governance/documents-charters. The Company will provide, free of charge, copies of its Corporate Governance Guidelines and Code of Business Conduct and Ethics to any stockholder, upon written request to our Corporate Secretary at 349 Oyster Point Boulevard, South San Francisco, California 94080.
ROLE OF THE BOARD
The business and affairs of the Company are managed by, and under the direction of, our Board, which serves as the ultimate decision-making body of the Company, except for those matters reserved for our stockholders. Our Board is responsible for overseeing management, which is, in turn, responsible for the operations of the Company. Our Board’s primary areas of focus are strategy, risk management, corporate governance, corporate social responsibility, and compliance, as well as evaluating management and guiding changes as circumstances warrant. In many of these areas, significant responsibilities are delegated to Board committees, which are responsible for reporting to the Board on their activities and actions. Refer to the “Corporate Governance — Committees of the Board and Meeting Attendance” section of this Proxy Statement beginning on page 18 for additional information on the Board committees.
BOARD LEADERSHIP STRUCTURE
The current leadership structure of our Board consists of a combined Chair and Chief Executive Officer position that is held by Ms. Wojcicki. The Board has determined that combining the positions of Chair and Chief Executive Officer is most appropriate for the Company at this time, because Ms. Wojcicki in this combined position provides unified leadership and direction to the Company and valuable insight to the Board.
As the Chair, Ms. Wojcicki has primary responsibility for presiding over meetings of the Board and meetings of stockholders. Additionally, the Chair is responsible for the agenda of all Board meetings and for previewing information sent to the Board as necessary and approving meeting schedules to assure that there is sufficient time for discussion of all agenda items.
Non-employee directors meet regularly in executive session without management present. Additionally, at least once a year, the Company schedules an executive session with only independent directors. The chair of the Audit Committee is responsible for presiding over such executive sessions.
BOARD INDEPENDENCE
Our securities are listed on Nasdaq, and we use the standards of “independence” prescribed by rules set forth by Nasdaq. Under Nasdaq rules, a majority of a listed company’s board of directors must be comprised of independent directors. Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out a director’s responsibilities. Our Board has determined that the following directors are independent under Nasdaq and SEC rules and regulations: Roelof Botha, Patrick Chung, Sandra Hernández, Neal Mohan, Valerie Montgomery Rice, and Peter Taylor. As Anne Wojcicki serves as our Chief Executive Officer and, until April 1, 2024, Richard Scheller provided consulting services to the Company, they are not deemed to be independent. Additionally, Evan Lovell served on the Board during Fiscal 2024 until his passing in June 2023; the Board did not consider Mr. Lovell to be independent during his tenure as a director.
23andMe Holding Co.	14	2024 Proxy Statement

There are no family relationships among any of the current directors, director nominees, and executive officers of the Company.

Additionally, the Board has determined that each current member of the Audit Committee and Compensation Committee meets all applicable independence requirements under the Nasdaq rules and applicable SEC rules and regulations.
BOARD TENURE AND REFRESHMENT
It is the Board’s view that, while Board refreshment is an important consideration in the Board’s assessment of its composition, the best interests of the Company are served by it being able to take advantage of all available talent, and that the Board should not make determinations with regard to its membership solely on the basis of age. Accordingly, there are no established limits for retirement from the Board. Similarly, the Board does not believe it is appropriate to institute fixed limits on the tenure of directors because the Company and the Board would thereby be deprived of experience and knowledge. Accordingly, there are no established term limits for service on the Board.
At the same time, the Board recognizes that incumbent directors should not expect to be renominated automatically or continually. To this end, the Board is required to evaluate each incumbent director’s qualifications, performance, and ability to continue to contribute productively before nominating that director for an additional term. This evaluation includes a review of the results of the Board’s self-evaluation process and the Company’s needs at a particular point in time.
BOARD DIVERSITY
Our Board believes that, as a group, the directors should have diverse backgrounds and experiences. We believe that the members of the Board, as a group, have such diversity in terms of backgrounds and experiences, including varied race, ethnicity, nationality, gender, age, and other attributes. Our Corporate Governance Guidelines include a formal diversity policy that requires any search firm engaged to assist with director recruitment to include women and minority candidates in the pool from which the independent directors select director candidates. The independent directors plan to assess the effectiveness of this policy during future director searches and candidate identification processes.
The following diversity matrix sets forth information regarding the self-identification selections that our directors consented to be disclosed in the Proxy Statement:
Board Diversity Matrix (as of May 2, 2024)
Total number of Directors	8
	Female	Male	Non- Binary	Did not Disclose Gender
Part I: Gender Identity
Directors	3	4	0	1
Part II: Demographic Background
African American or Black	1	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	2	0	0
Hispanic or Latinx	1	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	1	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	2
Did Not Disclose Demographic Background	1
23andMe Holding Co.	15	2024 Proxy Statement

Board Diversity Matrix (as of June 26, 2023)
Total number of Directors	8
	Female	Male	Non- Binary	Did not Disclose Gender
Part I: Gender Identity
Directors	3	4	0	1
Part II: Demographic Background
African American or Black	1	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	2	0	0
Hispanic or Latinx	1	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	1	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	2
Did Not Disclose Demographic Background	1
The Board also believes that its members should be diverse in their qualifications and should represent a range of skills, areas of expertise, and depth of experience in areas that are relevant to and contribute to the Board’s oversight of the Company’s business, enterprise risks, and strategic priorities.
The Company has identified the following key experiences, qualifications, and skills from questionnaires completed by each of our directors. We believe that this reflects a balanced mix of experience, qualifications, and attributes of the Board as a whole. This high-level summary is not intended to be an exhaustive list of each director’s skills or contributions to the Board, and we believe that each of our directors has a broad array of knowledge, experience, and skills.

Environmental, Social and Governance Expertise
2
Other Public Company Board Experience
6
Corporate Social Responsibility Experience
6
Investment and Capital Raising Experience
5
Mergers & Acquisitions Experience
3
Corporate Governance Expertise
5
Risk Management Expertise
5
Human Capital/Talent Management Expertise
5
Strategic Growth bna Business Development Expertise
6
Technology and Digital Expertise
5
Marketing and Consumer Insight
4
Financial Expertise
6
Relevant Industry Experience
6
Leadership Experience
8

23andMe Holding Co.	16	2024 Proxy Statement

DIRECTOR NOMINATIONS
Identifying Director Candidates
Our independent directors are responsible for identifying and selecting qualified nominees for election or, in the case of a vacancy, appointment to the Board. Director candidates may come to the attention of the independent directors from a variety of sources, including current Board members, stockholders, and management. All candidates are reviewed in the same manner, regardless of the source of the recommendation.
The process for seeking and vetting additional director candidates is ongoing and is not dependent upon the existence of a vacancy on the Board. The Board believes that this ongoing pursuit of qualified candidates functions as an appropriate director succession plan. Pursuant to our Corporate Governance Guidelines, our independent directors have the authority to retain consultants and search firms to assist in the process of identifying and evaluating candidates. Any search firm that is engaged for a new director search must include women and minority candidates in its pool of candidates.
Director Time Commitment Considerations
In evaluating nominees to serve on our Board, the independent directors consider whether a director nominee has the ability to effectively fulfill his or her duties as a director of the Company, especially with regard to the director nominee’s expected time commitments with respect to his or her occupation and/or service as a director of other public companies.
Our Corporate Governance Guidelines set forth guidelines regarding the number of public company boards and audit committees on which members of our Board may serve. Unless the Board determines that the carrying out of a director’s responsibilities to the Company will not be adversely affected by the director’s other directorships:
•	Directors who also serve as executive officers of a public company may not serve on more than a total of two public company boards (including the Company’s Board); and
•	Directors who are not executive officers of a public company may not serve on more than four public company boards in addition to the Company’s Board.
Additionally, if a member of the Company’s Audit Committee wishes to serve on the audit committees of more than a total of three public companies, the Board must approve such additional service, after determining whether such simultaneous service impairs the director’s ability to serve effectively on the Company’s Audit Committee, before the director accepts the additional position.
Our Board believes that each of our directors has demonstrated the ability to devote sufficient time and attention to Board duties and to otherwise fulfill the responsibilities required of our directors. However, we understand that certain of our stockholders and/or proxy advisory firms may deem Roelof Botha “overboarded” under their policies. After careful consideration, the Board believes that Mr. Botha has dedicated, and will continue to dedicate, sufficient time to carry out his duties as a member of the Board and the committees thereof. Additionally, the Board believes that his services with other public companies do not, and will not, negatively impact his service on our Board.
Stockholder Recommendations for Director Candidates
Stockholders may recommend director candidates for consideration by our independent directors by giving written notice of the recommendation to the Corporate Secretary of the Company at the Company’s principal executive offices at 349 Oyster Point Boulevard, South San Francisco, California 94080. In considering candidates recommended by stockholders, our independent directors will take into consideration the needs of the Board and the qualifications of each candidate. For additional information regarding stockholder nominations and recommendations, please see the “Stockholder Proposals and Nominations for the 2025 Annual Meeting” section of this Proxy Statement on page 82.
DIRECTOR QUALIFICATIONS AND CONSIDERATION OF DIRECTOR CANDIDATES
When considering candidates for the Board, our independent directors evaluate the entirety of each candidate’s credentials and do not have specific eligibility requirements or minimum qualifications that must be met by a candidate. The independent directors are also responsible for reviewing from time to time the appropriate skills and characteristics required of Board members in the context of the background of existing members and in light of the perceived needs for the future development of the Company and the best interests of the Company and its stockholders. This assessment includes issues of diversity and experience in different substantive
23andMe Holding Co.	17	2024 Proxy Statement

areas, including, without limitation, risk management, operations, marketing, accounting, legal, finance, investment and capital raising, strategic growth and business development, biotechnology, healthcare, mergers and acquisitions, technology and digital expertise, cybersecurity, environmental, social, and governance (ESG), human capital management, and diversity, equity, and inclusion (DE&I). All directors should possess the highest personal and professional ethics, integrity, and demonstrated leadership, and be committed to representing the long-term interests of the Company and its stockholders.
The Company believes that the Board as a whole should have competency in the following areas:
•	High character and integrity	•	Industry knowledge
•	Audit, accounting, and finance	•	Leadership experience
•	Management experience	•	Strategy/vision
The Board seeks the best director candidates based on the skills and characteristics required without regard to race, color, national origin, religion, disability, marital status, age, sexual orientation, gender, gender identity and/or expression, or any other basis protected by federal, state, or local law. The independent directors actively seek candidates for the Board who embody diversity in skills, abilities, industry knowledge, experience, gender, race, ethnicity, and veteran and disability status, as well as such other factors considered useful, depending on the needs of the Company at such time.
OTHER POLICIES RELATED TO SERVICE AS A DIRECTOR
Directors Who Change Their Job Responsibility
When a director’s principal occupation or business association changes substantially from that which they held when first elected to the Board (including retirement), they will be required to tender a resignation as a director promptly to the Board. The Board will consider whether to accept or reject the tendered resignation, taking into consideration the effect of such change on the interests of the Company.
Directors Who Cease to be Independent
Each director is required to notify the Board of any change in circumstances that may impact their independence. If so notified, the Board will reevaluate, as promptly as is practicable thereafter, such director’s independence. An independent director who ceases to qualify as such after election to the Board will be required to tender a resignation as a director promptly to the Board, which will consider whether to accept or reject the resignation, taking into consideration the effect of such change on the interests of the Company.
COMMITTEES OF THE BOARD AND MEETING ATTENDANCE
A total of seven meetings of the Board were held during Fiscal 2024. During Fiscal 2024, the non-employee directors met alone without management present on one occasion.
Except with respect to Mr. Mohan, each director attended 75% or more of the aggregate of (i) the total number of meetings of the Board held during the time in which such director was a member of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served during the period such director served as a member of such committee.
While we do not have a formal policy on director attendance at annual meetings, directors are expected to attend our annual meeting of stockholders. All of the directors virtually attended the 2023 Annual Meeting of Stockholders.
23andMe Holding Co.	18	2024 Proxy Statement

Committees of the Board
The Board has two standing committees, each of which is described below. The responsibilities of each standing committee are set forth in a written charter. Each committee reviews its charter annually and makes recommendations for changes to the Board. The Board may form new committees, disband existing committees, and delegate additional responsibilities to a committee.
Each committee’s charter is available on our website at investors.23andme.com/corporate-governance/documents-charters.
The Board’s standing committees and their current members are as follows:
Director	Audit Committee	Compensation Committee
Roelof Botha
Patrick Chung
Sandra Hernández, M.D.
Neal Mohan
Valerie Montgomery Rice, M.D.
Richard Scheller, Ph.D.
Peter J. Taylor
Anne Wojcicki
Committee Chair
Member
Financial Expert
23andMe Holding Co.	19	2024 Proxy Statement

Audit Committee
MET 4 TIMES IN FISCAL 2024 COMMITTEE MEMBERS • Peter Taylor (Chair) • Roelof Botha • Patrick Chung
Primary Responsibilities

The primary responsibilities of the Audit Committee are to oversee:
 • the accounting and financial reporting processes and audits of the financial statements of the Company
 • the integrity of the Company’s financial statements
 • the Company’s processes relating to risk management and the conduct and systems of internal control over financial reporting and disclosure controls and procedures
 • the qualifications, engagement, compensation, independence, and performance, as well as termination and replacement of the Company’s independent auditor, and the auditor’s conduct of the annual audit of the Company’s financial statements and any other services provided to the Company
 • the performance of the Company’s internal audit function, if any

In addition, the Audit Committee is responsible for:

 • reviewing and, if appropriate, approving or ratifying any related person transactions and other significant conflicts of interest, in each case in accordance with the Company’s Code of Business Conduct and Ethics and Related Person Transaction Approval Policy
 • establishing and reviewing “whistleblowing” procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters
 • producing the report of the Audit Committee to be included in the Company’s annual proxy statement or Annual Report on Form 10-K as required by the rules of the SEC

FINANCIAL EXPERTISE AND INDEPENDENCE
The Board has determined that each current member of the Audit Committee meets all applicable independence and financial literacy and expertise requirements under the Nasdaq rules and applicable SEC rules and regulations. Additionally, the Board has determined that Peter Taylor qualifies as an “audit committee financial expert” within the meaning of SEC regulations.

23andMe Holding Co.	20	2024 Proxy Statement

Compensation Committee
MET 4 TIMES IN FISCAL 2024 COMMITTEE MEMBERS • Valerie Montgomery Rice, M.D. (Chair) • Patrick Chung • Neal Mohan
Primary Responsibilities

The primary responsibilities of the Compensation Committee are:
 • assisting the Board in overseeing the Company’s employee compensation policies and practices, including (i) determining and approving the compensation of the Company’s CEO and the Company’s other executive officers; and (ii) reviewing and approving incentive compensation and equity compensation policies and programs, and exercising discretion in the administration of such programs
 • producing the report of the Compensation Committee to be included in the Company’s annual proxy statement or Annual Report on Form 10-K as required by the rules of the SEC
 • overseeing the Company’s culture and human capital management, including diversity, equity, and inclusion
 • reviewing the form and amount of non-employee director compensation at least annually, and making recommendations thereon to the Board
 • in consultation with the CEO, annually reporting to the Board on succession planning

In addition, the Compensation Committee has the sole discretion to retain or obtain advice from, oversee and terminate any compensation consultant and is directly responsible for the appointment, compensation, and oversight of any work of such consultant.

DELEGATION

The Compensation Committee may form and delegate authority to a subcommittee so long as such subcommittee is solely comprised of one or more members of the Compensation Committee and such delegation is not otherwise inconsistent with law and applicable rules and regulations of the SEC and Nasdaq. The Compensation Committee may also delegate to management the administration of the Company’s incentive compensation and equity-based compensation plans, to the extent permitted by applicable law and as may be permitted by such plans and subject to such rules and regulations (including limits on the aggregate awards that may be made pursuant to such delegation) as the Compensation Committee may approve; provided that, the Compensation Committee will determine and approve the awards made under such plan to any executive officer and any other member of senior management as the Compensation Committee shall designate and shall at least annually review the awards made to such other members of senior management as it shall designate.

INDEPENDENCE
The Board has determined that each member of the Compensation Committee meets all applicable independence requirements under the Nasdaq rules and applicable SEC rules and regulations. Each member of the Compensation Committee also has been determined to be a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act.

Special Committee
In addition to the standing committees discussed above and as previously announced, on March 28, 2024, the Board formed a special committee composed of independent members of the Board (the “Special Committee”). The purpose of the Special Committee is to review strategic alternatives that may be available to the Company to maximize shareholder value in light of Ms. Wojcicki’s filing of an amendment to her Schedule 13D with the SEC that disclosed that she is considering making a proposal to acquire all of the outstanding shares of the Company that she does not currently own. The Special Committee intends to carefully review Ms. Wojcicki’s proposal when and if it is made available and evaluate it in light of other available strategic alternatives, including continuing to operate as a publicly traded company. The Special Committee is committed to acting in the best interests of the Company and its stockholders.

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BOARD EVALUATION PROCESS
On an annual basis, the members of the Board and each Board committee conduct a confidential self-assessment of their performance. The Board believes that it is important to assess its overall performance, the performance of the Board committees, and the individual performance of each director. In order to serve the best interests of our stockholders and position the Company for future success, the Board reviews its overall composition, including director tenure, Board leadership structure, diversity, and individual skill sets as part of the evaluation process.
BOARD ROLE IN RISK OVERSIGHT
The Board has primary responsibility for risk oversight and, in this capacity, oversees the management of risks related to the operation of our Company. The Board executes its oversight duties in part by assigning responsibility to committees of the Board to oversee the management of risks that fall within their respective areas. In performing this function, each Board committee has full access to management, as well as the ability to engage advisors. The chair of each committee reports on the applicable committee’s activities at each Board meeting and has the opportunity to discuss risk management with the full Board at that time.

The Board

- Assigning specific oversight duties to appropriate Board committees
- Engaging in periodic briefing and informational sessions by management addressing:
  - The types of risk the Company faces; and
  - Processes for risk identification, mitigation, and control

Audit Committee

- Reviews and discusses with management the Company's major financial risk exposures and the actions that management has taken to monitor and control such exposures
- Reviews the performance and independence of the Company's independent auditors and the performance of the Company's internal audit

Compensation Committee

- Reviews and oversees the risk assessment related to the Company's compensation programs and reports the results to the Board
- Reviews the Company's management of risk regarding attracting, developing, and retaining key talent

Cybersecurity Risk Oversight
The Board has identified the oversight of cybersecurity risks to be one of its priorities, and it receives regular reports from management, including the interim Chief Security Officer (“CSO”), on various cybersecurity matters, including the security of the Company’s information systems, anticipated sources of future material cyber risks, and how management is addressing any significant potential vulnerability. The Audit Committee reviews our cybersecurity program at least annually and receives regular updates on cybersecurity threats and other matters. In addition to regular updates to the audit committee, we have protocols by which we escalate certain cybersecurity incidents and, where appropriate, report on them in a timely manner to the Board and the Audit Committee.
With respect to management’s oversight of cybersecurity, we have implemented a cross-functional Information Security Management System (“ISMS”) Governance Committee that drives awareness and alignment across broad governance and stakeholder groups for effective cybersecurity risk management. The interim CSO and interim Data Privacy Officer (“DPO”) co-chair the ISMS Governance Committee. The ISMS Governance Committee acts in alignment with the Data Protection Governance Committee, another cross-functional governance committee, which provides strategic direction and oversight over the Company’s
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program related to data protection. These governance committees have responsibility for oversight, resource allocation, capabilities, and planning. Members of the ISMS Governance Committee review newly-identified cybersecurity risks, evaluate the appropriate treatments, and monitor the on-going status of risk remediation. The interim CSO and DPO regularly report to the Audit Committee on these matters.
Please see “ESG — Data Security” on page 25 for more information.
ESG Risk Oversight
The Board has primary responsibility for ESG oversight and, in this capacity, oversees the management of risks related to ESG matters. Please see “ESG — ESG Oversight” on page 24 for more information.
Business Continuity
As required by our ISO certifications, we have robust business continuity planning and risk management procedures. As part of the incident response policy, we regularly conduct tabletop exercises including, among other teams, our Marketing, Human Resources, and Legal departments to walk through various situations and develop preparedness plans. In addition, the data security team practices resolution procedures monthly in the event of a security breach. We have also developed redundancies in our supply chain and kit fulfillment/genotyping services to continue providing services during a location-based disruption.
COMMUNICATIONS WITH THE BOARD
Stockholders and other interested parties are invited to communicate with the Board, its committees, the Chair, or with non-employee and independent directors as a group by writing to: 349 Oyster Point Boulevard, South San Francisco, California 94080.
All such correspondence should identify the author as a stockholder or other interested party and clearly state the intended recipient. Communications received may be reviewed by the Corporate Secretary for the sole purpose of determining whether it is appropriate. In general, the following types of communication are not related to the duties and responsibilities of the Board and are therefore not appropriate: spam and similar junk mail and mass mailings, unsolicited advertisements or invitations to conferences or promotional material, product complaints, resumes or other job inquiries, and surveys.
ESG
We are committed to good corporate citizenship, which means putting our employees first, striving to create positive impacts within our organization, and aiming to better the communities in which we conduct business. We strive to promote inclusion and diversity, enhance our community involvement, and foster our social stewardship.
We believe that our investment in the following areas will help further advance our mission and ensure our long-term success, while operating ethically, sustainably, and responsibly.
Our Practices	Our Products
Ethical and responsible management is woven through our culture and decision-making process. We strive to go beyond regulatory compliance to build a strong culture of integrity and transparency.
We empower people to explore their genetic and health information to be more proactive about their health and learn about their ancestry. We see first-hand how powerful genetic information can be for our customers. This gives us a tremendous sense of responsibility that informs all aspects of product development in order to provide customers with safe, accurate, high-quality services.

Our People	Our Planet
We believe that an environment where all employees feel welcome, supported, and are able to reach their full potential leads to the best outcomes for the Company.
We are conscious not only of our impact on the communities where we work and live, but also globally, as we operate an international supply chain. Although we are in the early stages of our ESG journey, 23andMe is mindful of our environmental impact and seeks to make our business practices more sustainable.

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ESG Oversight
The Board as a whole has primary responsibility for ESG oversight and oversees ESG-related risks and opportunities. All Board members have risk management expertise, and six directors have specific experience in corporate social responsibility. The Audit Committee generally oversees financial and compliance matters, while the Compensation Committee generally oversees human capital management and compensation programs.
In March 2022, we formed an ESG Task Force composed of several cross-functional senior leaders that meet quarterly to create and operationalize our ESG initiatives under the Board’s supervision. In addition, the interim CSO oversees cybersecurity and customer privacy programs and regularly provides updates to the Board.

Audit Committee
Financial Risk
Ethics and Compliance
Board of Directors
Executive Team
Compensation Committee
Compensation
Human Capital Management
Chief Security Officer
ESG Task Force
Cybersecurity
Enterprise Risk Management
Business Continuity
Diversity, Equity, and Inclusion
Corporate Governance
Marketing
Facilities Management
Supply Chain
Privacy

Our Practices
Ethical behavior and sound corporate governance underpin our business strategy and operations. We strive to go beyond regulatory compliance to build a strong culture of integrity and transparency.
Corporate Governance and Business Ethics
At 23andMe, integrity is paramount, and we follow high ethical standards. We have adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) covering numerous topics, including corruption, antitrust violations, insider trading, gifts and entertainment, conflicts of interest, and the validity of financial information. We have also established a Global Anti-Corruption Policy for our employees, who are periodically asked to certify compliance in writing. The Audit Committee provides Board-level oversight of ethics and compliance matters.
All employees affirm their commitment annually to the Code of Ethics. In addition, 100% of employees and contractors are required to complete annual ethics and compliance training.
Additionally, we do not have a political action committee (PAC) and make no political contributions. Our political advocacy is centered on promoting policies that protect the privacy and security of individuals’ genetic data. 23andMe is a founding member of the Coalition for Genetic Data Protection, a partnership with other genetic testing companies to provide a unified voice promoting best practices on customer privacy and data security, which educates and advocates for reasonable and uniform privacy regulation to promote the responsible and ethical handling of every person’s genetic data.
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Responsible Marketing
We are committed to responsible interactions with consumers and the broader healthcare community. All marketing activities and scientific engagement must conform to the rigorous requirements detailed in our Code of Ethics and Global Anti-Corruption Policy. We have developed strict internal controls for all consumer-facing marketing materials. Our team collaborates with and receives final official approval from, which for our FDA-regulated health products is documented in our Quality Management System, the following departments before publishing consumer-facing materials:
Legal (for all content)
Regulatory Affairs (for FDA-authorized/cleared content, such as health report descriptions and claims)
Medical Affairs (for content related to health information)

We require all marketing employees who create consumer-facing marketing, promotional, or other labeling materials to complete annual training of our responsible marketing materials procedures. These marketing procedures are internally audited every year. The Legal, Regulatory, and Medical Affairs departments conduct supplemental training on marketing, pricing, and healthcare compliance to all relevant employees upon hire and annually.
Data Security
Maintaining strict data security is key to protecting our technology and customer information. We have developed and implemented a cybersecurity risk management program intended to protect the confidentiality, integrity, and availability of our critical systems and information. Our cybersecurity risk management program is integrated into our broader ISMS, which is designed to identify, assess, prioritize, and mitigate risks across the organization and to enhance our resilience and support the achievement of our strategic security objectives. Our cybersecurity risk management program includes a cybersecurity incident response plan. Integrated into our overall enterprise risk management framework are processes dedicated to the identification, assessment, and management of material risks from cybersecurity threats. Our approach to cybersecurity risk management is both proactive and defensive, and includes the following elements:

A team dedicated solely to cybersecurity and managed by our interim CSO, who reports directly to our Chief Product Officer. The interim CSO and his team are responsible for leading enterprise-wide cybersecurity strategy, policies, standards, architecture, and processes.

An information technology vulnerability assessment process that includes internal testing, as well as engages with outside security researchers, for identification, evaluation, and management of cybersecurity risks. For example, we conduct tests to identify potential vulnerabilities, such as penetration tests, manage a bug bounty program, conduct table top, and red team/purple team exercises to evaluate the effectiveness of our ISMS and cybersecurity practices.

A Security Incident Response plan pursuant to which our interim CSO and his team are informed about and monitor the prevention, detection, mitigation, and remediation of cybersecurity incidents in accordance with our defined Privacy and Security Incident Response plan, which is reviewed along with other plans relevant to our cybersecurity risk management on an annual basis.

An information technology request review process that includes cybersecurity assessments of third-party products and systems proposed to connect to our information systems environment or access our data.

A training program pursuant to which we provide staff with timely relevant security topics, which include social engineering, phishing, password protection, protecting personal data, and appropriate use of assets.

An annual certifications program by an accredited third-party auditor for compliance with ISO/IEC 27001:2013 for an ISMS, ISO/IEC 27701:2019 for a PIMS, as well as the requirements and control implementation guidance within ISO/IEC 27018:2019 for cloud computing.

The cybersecurity team, led by the interim CSO, is responsible for managing the day-to-day cybersecurity strategy of the organization. Including oversight of our cybersecurity tools and controls to protect company assets. We have implemented an iterative and multi-layered cybersecurity strategy that incorporates both proactive review of the evolving cybersecurity threat landscape and reactive management of cybersecurity threats. Our proactive management of cybersecurity risks includes zero trust access, data loss prevention programs, correction of potential cybersecurity risks, and programs for employee education regarding cybersecurity risks. Our reactive management of cybersecurity risks includes continuous logging and alerting, utilization of enterprise cybersecurity technology, and personnel dedicated to incident response.
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We have also implemented processes that establish a systematic approach to assessing the cybersecurity controls while on-boarding new third-party vendors. Additionally, we have implemented annual reviews of the cybersecurity controls for third-party vendors that provide essential services and/or store data that presents a business risk to us and/or our customers.
In October 2023, we experienced a cybersecurity incident in which certain information of our users was accessed and downloaded from individual 23andMe.com accounts without the account users’ authorization. Following this incident, we implemented certain changes to our information systems and processes meant to provide additional protections to our environment, including enhancements to our Security Operations, reset customer passwords, required two-factor verification for new and existing customers, detection tools and capabilities, and implementation of new tools and processes, among others.
Our People
We strive to put our people first and build an environment where our employees feel welcome, supported, and able to reach their personal and professional development goals. We are in this together, as enshrined in our Company’s core values. The Compensation Committee provides Board-level oversight of human capital management to keep us accountable. The Vice President, People provides executive-level oversight alongside the Company’s other senior leadership.
Workforce
As of March 31, 2024, we employed approximately 582 employees worldwide, of which 560 were full-time employees and 100% were U.S.-based employees.

We believe that diverse perspectives and an inclusive culture produce a highly energized work environment and a solutions-driven community. We are committed to maintaining this ideal in our workplace and created four key pillars to guide our leadership, employees, and collaborators:

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DE&I Strategy
We strive to provide opportunity for all: our employees, our community, and our customers. We believe in welcoming and embracing various cultures and backgrounds, as we recognize the value of employing a workforce of unique and varying viewpoints and experiences.
Our DE&I strategy is focused on advancing product inclusivity and employee experience. Our products, content, and experiences are designed to ensure the inclusivity of our customers’ diverse identities and needs. We also seek to foster a safe space for individuals to discuss issues that impact their shared community through employee affinity groups. In addition, to focus on supplier diversity, we developed and implemented a supplier diversity survey to be utilized when sourcing new vendors for the organization.
In Fiscal 2024, we achieved the following important milestones of our long-term DE&I strategy:
Through enhanced recruiting and candidate networking efforts, 50% of our new hires for Fiscal 2024 self-identified as ethnically or racially diverse.

We continued to provide programs and opportunities to allow employees to find a sense of belonging and gain greater awareness around how DE&I is embedded in our business and to better support the employees helping to lead these efforts. These include the launch of a new training strategy involving more off-the-shelf offerings, a DEI Steering Committee to bring together stakeholders from around the business, and helping to facilitate the liaison network within business units.

Our Product and R&D teams continue to use a DE&I by design process to ensure that the DE&I lens is used throughout the entire product lifestyle.

Our Research team continued its work on the African American Genome Project with the distribution of over 9,000 kits, creating a focus on spreading awareness of the importance of knowing one’s sickle cell carrier status. This project has been instrumental in building trust with African American partners and consumers.

We continued to maintain our relationships with trusted community partners, such as Morehouse School of Medicine, Breaking the sickle Cell Cycle, and Sickle Cell 101.

In collaboration with the Colorectal Cancer Alliance, we launched our new colorectal cancer study, with the goal of providing genetic insights into colorectal cancer in the Black community. The study is part of 23andMe’s continued efforts to raise awareness about important health conditions that touch many individuals but disproportionately impact the Black community. Through this study, we hope to develop and provide a genetic report that can help people learn more about their chances of developing colorectal cancer.

We aim to grow, learn, and shape our approach to DE&I for the betterment of our workforce and the communities we serve. To that end, we will continue to ensure that we are creating an environment that welcomes uncomfortable conversations about issues that impact our workforce, customers, and the broader community.
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DE&I Transparency
We strive to be transparent in our DE&I journey. Since 2021, we have shared our annual hiring and staff composition data on our website and highlighted areas where we can improve. As of March 31, 2024, 53% of our U.S. workforce are women and approximately 51% self-identify as ethnically or racially diverse.

Company Overall

Statistical information as of March 31, 2024.
Race / ethnic categories based on the U.S. census.

WOMEN
MEN
RACE / ETHNITICY
<1% Women
<1% Men
<1%
AMERICAN INDIAN
19% Women
17% Men
36%
ASIAN & PACIFIC ISLANDER
4% Women
1% Men
5%
BLACK
4% Women
3% Men
7%
HISPANIC OR LATINX
<1% Women
<1% Men
<1%
NATIVE HAWAIIAN OR OTHER PACIFIC ISLANDER
2% Women
2% Men
4%
TWO OR MORE RACES
24% Women
24% Men
48%
WHITE

Leadership

Statistical information as of March 31, 2024.
Race / ethnic categories based on the U.S. census.

WOMEN
MEN
RACE / ETHNITICY
0% Women
0% Men
0%
AMERICAN INDIAN
16% Women
10% Men
26%
ASIAN & PACIFIC ISLANDER
0% Women
1% Men
1%
BLACK
2% Women
1% Men
3%
HISPANIC OR LATINX
1% Women
1% Men
2%
NATIVE HAWAIIAN OR OTHER PACIFIC ISLANDER
3% Women
2% Men
6%
TWO OR MORE RACES
27% Women
36% Men
62%
WHITE

We also seek external insight into our efforts. In October 2021, our CEO, Anne Wojcicki, joined other top CEOs in signing the Disability:IN CEO Letter ON Disability Inclusion, pledging to advance disability inclusion and urging other leaders to do so as well. As a part of this commitment, we participate in the Disability Equality Index, a benchmarking tool to gauge how inclusive a company’s policies and practices are for employees and customers with disabilities, in addition to the Fair360 Top 50 Survey, which is used as a benchmark to evaluate all of our DE&I policies and practices in comparison to other companies.
Hiring
We incorporate DE&I into hiring by ensuring that our recruiting pipeline for open roles is diverse across all identities.

We strive to achieve our goal of including at least one candidate who identifies as female and at least one candidate who identifies as ethnically or racially diverse in the interview pipeline for our open roles.

All hiring managers complete inclusive interview training.

To build diverse talent pipelines, we have recruiting partnerships with several organizations and events, including:

Society for Advancement of Chicanos/Hispanics & Native Americans in Science (SACNAS)
StreetCode Academy
Boys and Girls Club of the Peninsula
Kode with Klossy
Women in Product
Black Product Managers
Employee Experience
Hiring diverse talent is just one part of our mission to build an inclusive workplace; we are also committed to maintaining an environment where employees stay and thrive. We offer numerous opportunities for employees to continue learning about diversity and inclusion. In 2021, we launched voluntary training on Unconscious Bias, Microaggressions, and Allyship. In Fiscal 2024, 42% of employees participated in DE&I-related training.
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An employee training pod took an active role in shaping the next iteration of training by progressing the Allyship course to focus on how to better support underrepresented communities at 23andMe. In addition to offering training, we also build supportive communities by hosting DE&I Lunch and Learn sessions, Speaker Series, and book clubs. To further support, we recently created a library of one-page training resources covering 11 relevant topics that are available for individual or team learning. 23andMe offers employee affinity groups to provide a place for employees with shared interests, experiences, or characteristics to gather and create community.
Community Impact and Collaboration
As part of our mission to advance DE&I, we aim to have a positive impact on the areas where we live and work by interacting with community organizations and supporting research collaborations for minority groups. We have developed a comprehensive Community Organization Engagement Guide and rubric for evaluating opportunities to aid in our pursuit of supporting more partnerships and events in the future. This document ensures that our interactions with external organizations align with our mission, have a measurable impact, and build meaningful and sustained relationships.
The following provides a summary of our community impact and collaboration partnerships in Fiscal 2024.

StreetCode Academy is a 501(c)(3) nonprofit that aims to bridge the digital divide, empowering communities of color to achieve their full potential by sharing the mindset, skills, and access they need to embrace tech and innovation.

In Fiscal 2024, we continued our partnership with StreetCode Academy by hosting our second “Exposureship.” The Exposureship, which was aimed at helping adults in the Bay Area that are looking to make a career change into the tech space, featured a talk and panel discussion hosted by 23andMe. The panel, which was composed of 23andMe employees who have changed career paths, was intended to offer guidance on how to make a successful career change, as well as provide insight into what it is like to work at 23andMe and at tech companies in general. We also donated photography, video, and audio equipment to support StreetCode Academy’s ongoing work in the community.
In addition to StreetCode Academy, our internal Community Impact group continued to support the School of Arts and Culture in San Jose with an in-kind donation of supplies for their free, four-week summer program for children between the ages of 6 and 12. In the summer of 2023, 180 children from San Jose were able to explore art, music, folklórico dance, sports, and bilingual musical theater through their summer youth program.

In Fiscal 2024, we also started working with Kode with Klossy. Kode with Klossy’s mission is to create learning experiences and opportunities for young women and gender expansive youth. Its programs strive to ignite a spark that fuels its scholars’ agency to pursue their passions in a tech-driven world. Through our partnership with Kode with Klossy, we were able to engage in capacity building for young students enabling them to acquire coding and relevant tech skills for their future careers.

Employee Training and Development
Employee development is considered to be a strategic priority. We support employee growth and development by offering a variety of benefits. Our focus areas at this time are on leadership development, career development, DE&I, and supporting hybrid teams/leadership. In addition to our flagship leadership program, which empowers employees to lead from any seat and is provided annually to emerging leaders, we offer all people managers training on critical skills, such as change management and providing effective feedback, including DEI-focused training on allyship and unconscious bias. We believe that managers play a crucial role as
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allies, fostering effective communication and mentorship among our employees. To support career development, we have built career frameworks for each job function that give employees visibility into the skills and qualifications required at every level, both within their respective functions and across functions. These frameworks spark effective career development conversations between managers and employees.
Other talent development benefits we offer are tuition reimbursement, department learning budgets, and internal mentorship programs. Our Company-wide performance management framework is designed to support and foster career advancement. This framework encompasses three areas:
Feedback for both employees and managers to foster an environment of learning and development;
Self-assessment of achievements and aspirations; and
Management assessment of performance and growth areas.

Our objective is having a clear approach towards career development, programs/benefits allowing employees with healthier lives, and an ability to participate in the community celebrating individuality. Our talent development programs are designed to support a work environment where employees are empowered to promote their unique perspectives.
Engagement and Retention
We utilize an independent tool to gather feedback and conduct employee engagement surveys. In Fiscal 2024, we continued with a pulse survey to gather feedback on our DEI initiatives, as well as Company culture. With 80% participation, DEI-related questions received the highest positive scores; sense of belonging at the Company was rated favorably at 81%.
We pride ourselves on our responsiveness to employee feedback and have implemented various programs to improve the employee experience, including:

Every new hire’s onboarding includes a comprehensive 1.5 days of learning about the Company, our work, our people, and our culture. We have quarterly new hire dinners where new hires get to meet Company executives and learn even more about their function and work.

We offer “23andMe University” bi-annually, which is an all-day educational event for our recent hires to experience a deep dive into the key areas of our business.
To better recognize employee contributions toward DE&I initiatives, we have incorporated a DE&I component into our performance management framework.
We collect exit feedback with a thorough list of questions on management, culture, and work experience and use that data to inform our policy/program updates in the future.
Benefits and Compensation
All benefits-eligible employees working at least 20 hours per week receive a comprehensive benefit and compensation package, which includes the following:
Comprehensive insurance (health, vision, dental, and life/accidental death and dismemberment);

Medical, dental, vision care, health savings account plus employer contribution, life insurance plus accidental death and dismemberment (“+ ADD”) coverage, voluntary life + ADD, short-term and long-term disability, a retirement plan with Company match, and a discount employee stock purchase program;

Healthcare and dependent care flexible spending accounts, commuter benefits plus transit subsidy;
Discounted gym membership, work-from-home internet stipend plus a one-time work-from-home office-equipment reimbursement, and pet insurance;

Employee assistance program, precision mental healthcare with free counseling sessions and unlimited digital mental health support, tuition reimbursement and student loan assistance, medical coverage for same- and opposite-gender domestic partners, company and floating holidays, paid volunteer time off and paid time off;

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Reimbursement of expenses for surrogacy, adoption, and infertility;
Complimentary resource for personal legal questions and personal legal document generation and review, personal financial wellness platform, and access to fiduciary financial advisors; and
Eight weeks of fully paid parental leave following birth, adoption, or surrogacy for both parents, plus eight weeks of additional leave for a birthing parent.

As a Company, we offer postpartum and return-to-work assistance, which includes on-site lactation rooms and flexible work hours. For nursing moms who travel for work, we provide reimbursement for the shipment of breast milk back to their homes. We also offer backup child and elder care. We offer one week of Company-paid family leave for employees who need to care for a family member who has a serious health condition and provide an additional 80 hours of sick leave for COVID-19-related illness.
We believe in investing in the health, well-being, and wellness of our employees. We provide complimentary health and fitness classes and host individual and team wellness challenges that incorporate mental, emotional, physical, and nutritional elements of a healthy lifestyle. We provide an online navigation and advocacy service to find the right care and deal with medical bills questions.
We also provide an employee stock purchase plan (“ESPP”). Our ESPP allows employees to purchase 23andMe stock at a discounted rate. All regular employees, including executive officers (except those holding 5% or more of total stock), may contribute up to 15% of their earnings to purchase Class A common stock during specified periods. As of March 31, 2024, 33% of our eligible employees participated in the plan.
Pay Equity
We conduct bi-annual pay parity analyses and compensation surveys to ensure equitable compensation for all employees. We use Syndio to review pay parity at the end of each compensation planning cycle and present the results with any recommended remedial actions to the CEO and Chief Financial Officer for approval.
Employee Health and Safety
As a healthcare company, we consider the health and safety of our employees to be a top priority. We have several employee trainings that include topics such as:

Emergency response. Volunteer employees at each site are trained to react during emergencies while waiting for first responders to arrive. This training covers topics such as fire extinguisher use, first aid, and cardiopulmonary resuscitation (CPR).

COVID-19 safety protocols.
Biosafety, decontamination, and unseen blood handling.
Dosimetry and Personal Protective Equipment (PPE) programs.

Since many employees have transitioned to remote work, we focus on ensuring they have safe and productive home environments. We provide a one-time home office equipment stipend for adjustable desks, ergonomic chairs, and other resources.
Our Products
We seek to empower people to explore their genetic and health information so that they can use that knowledge to pursue more personalized healthcare, understand their ancestry, connect with relatives, and help contribute to research discoveries if they choose to. We abide by strict product quality requirements and privacy standards to ensure that our customers receive safe, highly accurate services that they can understand and trust. But we are never done building, and we continue to make advancements to enhance the user experience and lead the healthcare industry forward.
Advancing Product Inclusivity
We strive to ensure that everyone who uses our product receives meaningful value and has an inclusive and accessible experience. We also recognize the importance of increasing genetic research diversity so that we can conduct more useful research on diseases, develop better therapeutics, and build more insightful products.
In mid-2020, we conducted an initial audit of our product, customer experience, research participation, and database characteristics to identify disparities we could address to improve the customer experience and engagement. We have specifically focused on addressing two major gaps:
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Making the customer experience more sex- and gender-inclusive.
Increasing the value that our product delivers to customers from non-European backgrounds.

After conducting product audits every six months since Fiscal 2021, we shifted to an annual cadence so we can focus more on execution.
Sex/Gender Inclusivity
As of September 2021, we allow customers to distinguish between their sex assigned at birth and their gender identity within our relevant product features. This enables our customers, especially our transgender and non-binary customers, to have their gender accurately described if or when they share their profile with genetic relatives or other customers.
Genetics Research Diversity and Product Equity
Our genetic database is Eurocentric, which has historically limited the value of our products for individuals with non-European backgrounds. We have several initiatives to advance genetic diversity, including the Global Genetics Project and the African Genetics Project. As a result of these efforts, in January 2022, we added 25 African genetic groups that correspond closely with ethnolinguistic affiliations. This update delivered enhanced results for over 300,000 customers with African ancestry. We also added eight regions representing Indigenous ancestry in North America in July 2021. We continue to evaluate new ways to offer richer and more detailed information for customers with non-European backgrounds.
Telehealth for All
Through Lemonaid, we plan to extend DE&I initiatives to our telehealth services to ensure a positive experience for patients with diverse backgrounds and needs. The Patient Support Team’s initial focus has been on specific projects aimed at sex and gender inclusivity, appointment scheduling tools, and healthcare provider representation.
Digital Accessibility
We build digital accessibility (a11y) into our product development and design process so that our products can be enjoyed by everyone, including people with hearing, mobility, visual, and cognitive disabilities. The following are some of the a11y tools we use:

Our design system includes color palettes that meet the minimum color contrast (AA) set by the Web Content Accessibility Guidelines (WCAG), so our content is accessible to users with low vision or color blindness.

We train our engineers to evaluate accessibility with an automated scan, a keyboard, and a screen reader to help prevent regressions in accessibility.
Automatic captioning is turned on for our YouTube videos.

It is important to share this knowledge throughout the Company, so we provide ongoing workshops, demos, meetings, and a Company-wide presentation on a11y. We have also curated documentation on a11y and created an #accessibility Slack channel where people can ask questions.
23andMe Holding Co.	32	2024 Proxy Statement

RELATED PERSON TRANSACTIONS
Related Person Transaction Approval Policy
The Board has adopted the 23andMe Holding Co. Related Person Transaction Approval Policy (the “RPT Policy”). The RPT Policy applies to any transaction (each, a “Related Person Transaction”) in which:
•
23andMe or a subsidiary, partnership, joint venture, or other business association that is effectively controlled by 23andMe, directly or indirectly, is, was, or will be a participant in the transaction;

•	the amount of the transaction exceeds $120,000; and
•	a Related Person (as defined below) has, had, or will have a direct or indirect material interest in the transaction.
Under the RPT Policy, a “Related Person” is (i) any director or executive officer of 23andMe, (ii) any nominee for director (when the information called for by the rules and regulations of the SEC is being presented in a proxy or information statement related to the election of that nominee for director), (iii) any stockholder of 23andMe known to 23andMe to be the beneficial owner of more than 5% of any class of 23andMe’s voting securities (a “5% or Greater Holder”), and (iv) any immediate family member of any such person.
The Audit Committee is responsible for reviewing Related Person Transactions and approving, ratifying, revising, or rejecting Related Person Transactions in accordance with the RPT Policy. Company management is responsible for determining whether a transaction is a Related Person Transaction, including whether the Related Person has a material interest, based on a review of all facts and circumstances, which includes, without limitation, information provided to management in the annual director and officer questionnaires. Upon determination by management that a transaction is a Related Person Transaction and therefore requires review by the Audit Committee, the material facts respecting the Related Person Transaction and the Related Person’s interest in such Related Person Transaction are reported to the Audit Committee. The Audit Committee is entitled to rely on such determinations by management.
Related Person Transactions
The following sets forth a summary of the Related Person Transactions during Fiscal 2024, all of which were approved by the Audit Committee in accordance with the RPT Policy.
Transactions with Related Persons in Fiscal 2024
GSK Agreement
The Company considers Glaxo Group Limited to be a 5% or Greater Holder. From July 2018 to July 2023, we were party to an exclusive collaboration agreement with an affiliate of GlaxoSmithKline (“GSK”) (the “original GSK Agreement”) to leverage genetic insights to validate, rapidly progress development, and commercialize useful new drugs. As of July 2023, we are able to pursue new target discovery collaborations with other parties that leverage our extensive database, research capabilities and successful drug discovery track record. In October 2023, we entered into an amendment to the original GSK Agreement (the “2023 GSK Amendment” and, together with the original GSK Agreement, the “GSK Agreements”) to provide GSK with a non-exclusive license to certain new, de-identified, aggregated data from our database (the “New Data”), as well as access to certain of our research services with respect to such New Data. During Fiscal 2024, the Company recognized revenue of $11.8 under the GSK Agreements.

Consulting Agreement with Richard Scheller
Richard Scheller serves as a director on our Board. Effective April 1, 2019, Dr. Scheller executed a consulting agreement with 23andMe, Inc. (the “Consulting Agreement”). The Consulting Agreement provided that Dr. Scheller would serve as a consultant for the one-year period of April 1, 2019 to March 31, 2020, at a rate of $10,000 a month. The Consulting Agreement was amended on March 30, 2020 to extend the term of the Consulting Agreement through March 31, 2021 and to address minor ministerial updates. Effective March 24, 2021, a second amendment to the Consulting Agreement further extended the term of the Consulting Agreement through March 31, 2022. Effective March 24, 2022, a third amendment to the Consulting Agreement further extended the term of the Consulting Agreement through March 31, 2023. Effective March 10, 2023, a fourth amendment to the Consulting Agreement further extended the term of the Consulting Agreement through March 31, 2024. During Fiscal 2024, the Company paid Dr. Scheller $120,000 pursuant to the Consulting Agreement.

23andMe Holding Co.	33	2024 Proxy Statement

Executive Officers
Information about Our Executive Officers
Our executive officers are appointed annually by our Board and serve at the pleasure of the Board. The following individuals are our executive officers (as of July 16, 2024):
Name	Age	Title
Anne Wojcicki	50	Chief Executive Officer
Joseph Selsavage	61	Chief Financial and Accounting Officer
William Richards	63	Head of Therapeutics Discovery
Anne Wojcicki
Information regarding Ms. Wojcicki is provided above under “Proposal 1 — Election of Directors.”
Joseph Selsavage
Mr. Selsavage is our Chief Financial and Accounting Officer. Previously, he served as the Chief Financial Officer of Lemonaid, which was acquired by the Company in November 2021 and is a wholly-owned subsidiary of the Company. Before joining Lemonaid in 2020, Mr. Selsavage was a consultant at Red Eclipse Consulting from 2018 to 2020, where he provided accounting and financial systems consulting services. Prior to that, Mr. Selsavage served as the Chief Financial Officer of Metromile, Inc. from 2015 to 2018 and as the Vice President and Chief Financial Officer and other financial roles of Hotwire.com (Expedia, Inc.) from 2001 to 2015. Mr. Selsavage served as the Director of Accounting (Controller) from 1995 to 2001 and as an Accounting Manager from 1993 to 1995 at the International Brotherhood of Teamsters. Mr. Selsavage received his Bachelor of Arts degree in Economics and Financial Management and his Master of Arts degree in Accountancy from Catholic University of America. Mr. Selsavage earned his Master of Business Administration degree from the Massachusetts Institute of Technology. He is also an active Certified Public Accountant (CPA) in the State of California.
William Richards
Mr. Richards is our Head of Therapeutics Discovery and leads a team focused on translating findings from 23andMe’s genetic database to the identification of therapeutic targets and advancement of therapeutic programs in immunology and inflammation. Prior to joining the Company in 2020, Mr. Richards was the Chief Scientific Officer of ProNeurotech (now Nura Bio Inc.). From 1996 to 2019, Mr. Richards held various positions of increasing responsibility at Amgen Inc. (“Amgen”), culminating as Executive Director of Research. At Amgen, Mr. Richards and his teams contributed to the pre-clinical development of numerous molecules. Mr. Richards received his Ph.D. in Genetics from SUNY-Stony Brook and conducted postdoctoral research at the Oak Ridge National Labs. Mr. Richards has co-authored numerous publications and is a co-inventor on many patents.
23andMe Holding Co.	34	2024 Proxy Statement

Director Compensation
The Board believes that compensation paid to our non-employee directors should (i) be competitive with our industry peers of comparable size and (ii) enable us to attract and retain individuals of the highest quality to serve as our directors. To align director interests with the long-term interests of our stockholders, non-employee directors receive a combination of cash and equity-based compensation for their service. Officers of the Company who are also directors do not receive any additional compensation for services rendered as a director.
Non-Employee Director Compensation Program
On an annual basis, the Board and Compensia, Inc. (“Compensia”) review and evaluate the Company’s compensation program for the non-employee directors. Following this review and consideration, it was determined that the director compensation for the Board was within a competitive range of the peer group. As such, there were no changes to the Company’s non-employee director compensation program (as amended, the “Non-Employee Director Compensation Program”) for Fiscal 2024.
Each non-employee director is eligible to receive annual cash retainers for their service on the Board and the Board’s committees (collectively, “Annual Board and Committee Fees”) as follows:
Board Annual Cash Retainer
Non-employee director	$50,000
Board Committee Annual Cash Retainer	Chair	Member
Audit Committee	$20,000	$10,000
Compensation Committee	$15,000	$7,500
In addition, we reimburse reasonable expenses incurred by our non-employee directors in connection with attendance at Board or committee meetings. There are no per meeting attendance fees for attending Board meetings. The Annual Board and Committee Fees are paid in a single payment as soon as administratively practicable following each annual meeting of stockholders and compensate each non-employee director for service through the date of the next annual meeting of stockholders.
Non-employee directors may elect on an annual basis to receive their Annual Board and Committee Fees in the form of RSUs, in accordance with the terms of the 23andMe Holding Co. RSU Conversion and Deferral Program for Directors (the “Deferral Program”).
In addition to cash retainers, under the Non-Employee Director Compensation Program, each non-employee director is entitled to an annual equity award of RSUs (the “Annual Award”), as well as an initial equity award of RSUs in connection with a non-employee director’s appointment to the Board (the “Initial Award”). The Annual Award is made following the Company’s annual meeting of stockholders, and the Initial Award is granted on or as soon as reasonably practicable following the commencement date of such director service on the Board. The equity compensation under the Non-Employee Director Compensation Program consists of the following:
Non-Employee Director Equity Compensation
Annual Award	$220,000
Initial Award	$350,000
Each Annual Award vests in full on the earlier of (a) the first anniversary of the date of grant or (b) the date of the subsequent year’s annual meeting of stockholders. Each Initial Award vests in full on the first anniversary of the date of grant; provided that any Initial Awards granted on or before December 31, 2021, vested in full on June 16, 2022. The vesting of all equity awards is subject to the non-employee director’s continued service to the Company through the date of vesting and the terms of the related award agreement. Notwithstanding the foregoing, all Annual Awards, Initial Awards, and Converted RSUs (as defined below) outstanding immediately prior to the effectiveness of a Change of Control (as defined in the 23andMe Holding Co. 2021 Incentive Equity Plan) shall be deemed to be vested and exercisable upon the effectiveness of such Change of Control.
Non-employee directors may elect to defer their Initial Award and/or Annual Award, or any RSUs awarded as a result of the director’s election to receive his or her Annual Board and Committee Fees in the form of RSUs (such RSUs, the “Converted RSUs”), in accordance with the Deferral Program.
23andMe Holding Co.	35	2024 Proxy Statement

Fiscal 2024 Non-Employee Director Compensation Reduction
At the 2023 Annual Meeting of Stockholders, the stockholders approved certain amendments to the 23andMe Holding Co. 2021 Incentive Equity Plan, including, among others, amending Section 4(d) of such plan to increase the Equity Plan Non-Employee Director Limit (as defined below) to $400,000 and that such limit will be calculated on a fiscal year basis. Prior to these amendments, Section 4(d) of the 23andMe Holding Co. 2021 Incentive Equity Plan provided that the maximum aggregate grant date fair value of shares of Class A common stock of the Company granted to any non-employee director during any calendar year, taken together with any cash fees earned by such non-employee director for services rendered during the calendar year, shall not exceed $300,000 in total value (the “Equity Plan Non-Employee Director Limit”).
Prior to the approval of the foregoing amendments and as a result of the following factors, the total compensation for each non-employee director who was eligible to receive compensation pursuant to the Non-Employee Director Compensation Program exceeded the Equity Plan Non-Employee Director Limit for the calendar year ended December 31, 2022 (“Calendar Year 2022”):
•
As previously disclosed, in August 2022, based upon the recommendation of Compensia, the Board approved certain changes to the Non-Employee Director Compensation Program for Fiscal 2023, including: (i) increasing the annual cash retainer from $40,000 to $50,000; (ii) increasing the annual equity grant from $175,000 to $220,000; (iii) increasing the annual cash retainer for the Compensation Committee members from $7,000 to $7,5000; and (iv) increasing the annual cash retainer for the Compensation Committee chair from $14,000 to $15,000.

•
Also in August 2022, compensation provided pursuant to the Non-Employee Director Compensation Program began to be paid to the non-employee directors on an annual basis in connection with the Company’s annual meeting of stockholders instead of quarterly in arrears.

•
In accordance with the Non-Employee Director Compensation Program, the Company used a calculation methodology to determine the number of RSUs granted to the non-employee directors for Fiscal 2023, which resulted in a higher value of such RSUs than the value based on the closing price of the Company’s Class A common stock on the Nasdaq Global Select Market on the date of grant.

In August 2023, the Board determined that it was in the best interests of the Company and its stockholders to reduce each non-employee directors’ compensations as provided for pursuant to the Non-Employee Director Compensation Program for Fiscal 2024 by the amount that each such non-employee director’s compensation exceeded the Equity Plan Non-Employee Director Limit for Calendar Year 2022 (the “Fiscal 2024 Non-Employee Director Compensation Reduction”). Accordingly, each non-employee director’s annual equity award for Fiscal 2024 was reduced by the following amounts:
Name	Fiscal 2024 Non-Employee Director Compensation Reduction Amount ($)
Roelof Botha	69,215
Patrick Chung	82,157
Sandra Hernández, M.D.	58,143
Neal Mohan	51,053
Valerie Montgomery Rice, M.D.	77,360
Richard Scheller, Ph.D.	40,053
Peter J. Taylor	70,053
23andMe Holding Co.	36	2024 Proxy Statement

Director Compensation Table
The following table summarizes the compensation paid to, awarded to, or earned by each individual who served as a non-employee director of the Company at any time during Fiscal 2024 for service on the Board.
Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)	Total ($)
Roelof Botha	59,999	150,784	─	210,783
Patrick Chung	67,499	137,842	─	205,342
Sandra Hernández, M.D.	49,999	161,856	─	211,856
Neal Mohan	57,500	168,947	─	226,447
Valerie Montgomery Rice, M.D.	65,000	142,640	─	207,640
Richard Scheller, Ph.D.	50,000	179,946	120,000(4)	349,946
Peter J. Taylor	70,000	149,947	─	219,947
(1)
Anne Wojcicki is not included in the table above since, as an officer of the Company, she receives no compensation for her services as a director of the Company. Ms. Wojcicki’s compensation is reflected in the “Summary Compensation Table” beginning on page 55 of this Proxy Statement. Additionally, Evan Lovell served as a Class III director until his passing in June 2023. Pursuant to policies of his employer, Mr. Lovell was unable to accept any compensation for his Board service.

(2)	The following directors elected to receive RSUs in lieu of cash fees:
Name	Number of RSUs Received in Lieu of Cash Fees (#)	Value of RSUs Received in Lieu of Cash Fees ($)
Roelof Botha	55,045	59,999
Patrick Chung	61,926	67,499
Sandra Hernández, M.D.	45,871	49,999
Valerie Montgomery Rice, M.D.	59,633	65,000
(3)
Each of the non-employee directors was granted an Annual Award of RSUs on September 6, 2023. The Annual Award was based on a grant date fair value of $1.09 and was adjusted to account for the Fiscal 2024 Non-Employee Director Compensation Reduction. The award grant date fair values shown in the table have been determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, using the assumptions described in Note 15 to 23andMe’s Consolidated Financial Statements, which is included in our Annual Report.

As of March 31, 2024, each non-employee director held:
Name	Number of Outstanding RSUs (#)	Number of Outstanding Options (#)
Roelof Botha	138,334	─
Patrick Chung	126,461	─
Sandra Hernández, M.D.	283,203(a)	─
Neal Mohan	154,997	229,369
Valerie Montgomery Rice, M.D.	284,281(b)	─
Richard Scheller, Ph.D.	165,088	458,738
Peter J. Taylor	137,566	─
(a)	Includes 134,711 deferred RSUs.
(b)	Includes 153,419 deferred RSUs.
(4)	As discussed on page 33 of this Proxy Statement, during Fiscal 2024, the Company paid Dr. Scheller $120,000 pursuant to the Consulting Agreement.
23andMe Holding Co.	37	2024 Proxy Statement

PROPOSAL 2
Non-Binding, Advisory Vote on the
Named Executive Officer Compensation
for Fiscal 2024 (“Say-on-Pay” Vote)
This proposal, commonly known as a “Say-on-Pay” proposal, gives the Company’s stockholders the opportunity to express their views on the compensation of its named executive officers in accordance with Section 14A of the Exchange Act. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the Company’s compensation philosophy, policies, and practices described in this proxy statement.
Accordingly, the Board invites you to review carefully the Compensation Discussion and Analysis and the tabular and other disclosures under the caption “Executive Compensation” below, and cast a vote in favor of the compensation paid to our named executive officers in Fiscal 2024 and adopt the following resolution:
“RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers for Fiscal 2024, as discussed and disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the executive compensation tables, and any related material disclosed in this proxy statement.”
The Say-on-Pay vote is advisory, and therefore, is not binding on the Company, the Compensation Committee, or the Board. The Board and the Compensation Committee value the opinions of the Company’s stockholders and, to the extent that any significant vote against the named executive officer compensation occurs, the Board will consider the stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. However, neither the Board nor the Compensation Committee will have any obligation to take any action as a result of the Say-on-Pay vote.
The Board has adopted a policy providing for annual say-on-pay advisory votes. Unless the Board modifies the Company’s policy, the next say-on-pay advisory vote will be held at our 2025 Annual Meeting of Stockholders and the next say-on-frequency advisory vote will be held at our 2028 Annual Meeting of Stockholders.
YOUR VOTE IS IMPORTANT	Our Board unanimously recommends that you vote “FOR” the approval of our named executive officer compensation for Fiscal 2024, as stated in the above resolution.
23andMe Holding Co.	38	2024 Proxy Statement

Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides important information on our executive compensation program and on the amounts shown in the executive compensation tables that follow. In this Proxy Statement, the term “named executive officers” or “NEOs” means the individuals named in the executive compensation tables that follow and who are listed below.
NEO	Title
Anne Wojcicki	Chief Executive Officer
Joseph Selsavage(1)	Chief Financial and Accounting Officer
William Richards(2)	Head of Therapeutics Discovery
Kathy Hibbs(3)	Former Chief Administrative Officer
Kenneth Hillan(4)	Former Chief Therapeutics Officer
(1)	After serving as the Company’s Interim Chief Financial and Accounting Officer, Mr. Selsavage was appointed Chief Financial and Accounting Officer on a permanent basis in May 2024.
(2)	Mr. Richards was appointed Head of Therapeutics Discovery and as an executive officer of the Company effective as of August 8, 2023.
(3)
On March 26, 2024, Ms. Hibbs notified the Company of her decision to retire. Accordingly, she ceased to serve as the Company’s Chief Administrative Officer effective as of March 28, 2024, but continued to be employed by the Company until her retirement on May 24, 2024. Additionally, Ms. Hibbs is currently providing certain consulting services to the Company pursuant to that certain Consulting Agreement and Statement of Work #1 thereunder, dated as of May 24, 2024 (together, the “Consulting Agreement”). For more information regarding the Consulting Agreement, see page 49 of this Proxy Statement.

(4)
On August 2, 2023, Dr. Hillan notified the Company of his decision to retire. Accordingly, he ceased to serve as the Company’s Chief Therapeutics Officer effective as of August 8, 2023, but continued to be employed by the Company until his retirement on February 8, 2024.

EXECUTIVE SUMMARY
Fiscal 2024 Business Highlights
23andMe had a productive year with numerous accomplishments for both our Consumer and Therapeutics businesses. Since starting the Company, 23andMe’s mission hasn’t changed, with a focus to help individuals access, understand, and benefit from the human genome. Below are some of the impactful highlights from Fiscal 2024.
Consumer
•
Introduced 23andMe+ Total Health, the Company’s most advanced prevention-based health membership, which provides clinical grade exome sequencing, biannual blood testing, and unprecedented access to genetics-based clinical care.

•
Launched three new genetic reports for 23andMe+ Premium members on breast, colorectal and prostate cancer. The reports are based on statistical models known as polygenic risk scores (“PRS”), developed by 23andMe through its proprietary research database. These PRS reports calculate the potential likelihood of an individual developing one of these cancers, based on thousands of genetic variants associated with the disease.

•	Launched additional PRS reports for common conditions, including depression, lupus, and panic attacks.
•
Expanded the 23andMe BRCA1/BRCA2 (Selected Variants) Genetic Health risk report, adding 41 additional variants, many of which are common in people of African American, Hispanic/Latina, and Asian descent.

•	Launched new FDA-authorized pharmacogenetics report on Simvastatin, a commonly prescribed cholesterol-lowering drug in the statin class.
•	Continued to improve the value of our 23andMe+ Premium membership with helpful features that enable individuals to take action based on their health reports:
•	23andMe Health Tracks is an early prevention digital health tool aimed at driving behavior change by integrating lifestyle and genetics into a single model for the first time.
•
Health Action Plan is a new digital feature that draws on your personalized genetic reports and health history survey data, as well as blood and biomarker data, to provide tailored health recommendations.

23andMe Holding Co.	39	2024 Proxy Statement

•
Launched new 23andMe+ Premium ancestry feature called Historical Matches, connecting customers to one or more of 335 historical individuals, weaving ancestral connections into the story of human history and migration.

•
Added finer ancestry details for customers from underrepresented groups (Indigenous American and Indigenous Caribbean populations), increasing ancestry composition detail to an industry-leading 2,500+ geographic regions.

Therapeutics
•
Presented posters for 23ME-00610 and 23ME-01473 clinical-stage therapeutics programs at the American Association for Cancer Research (AACR) annual meeting, and completed enrollment of the 23ME-00610 phase 1/2a clinical trial in April 2024.

•
Presented updated data for 23ME-00610 at the Society for Immunotherapy of Cancer (SITC) conference on November 3, 2023. The presented Phase 1 data shows compelling pharmacokinetics, tolerability, and evidence of immune activation due to the inhibition of the CD200R1 pathway. Phase 2a enrollment is ongoing with initial efficacy and cohort data currently expected in 2024.

•
Announced dosing of the first patient for Phase 1 clinical trial for 23ME-01473, a dual-mechanism natural killer (NK) cell activator, targeting ULBP6, intended to treat cancer. The Company expects to continue to enroll patients throughout Fiscal 2025 and announce results of the study later in calendar year 2025. This is the second program 23andMe has advanced into clinical trials.

•
Additionally, a third program — a collaborative effort with GSK for which 23andMe has chosen the royalty option, forgoing any additional development costs while retaining the rights to any future royalties — has advanced to a Phase 2 clinical trial. This marks three 23andMe-validated drug targets currently in clinical trials.

Research Services
•
Announced a non-exclusive data license with GSK plc (LSE/NYSE: GSK) for novel drug target discovery and other research. Under an amendment to the previous collaboration agreement, 23andMe received a $20 million upfront payment for a one-year, non-exclusive data license. This agreement marks the 6th year of GSK’s collaboration with 23andMe, highlighting the growing value of the 23andMe database — the world’s largest recontactable resource of genetic and phenotypic information from consenting participants.

•
Announced a collaboration with Novartis Pharmaceuticals Corporation (“Novartis”) to increase awareness for Lipoprotein(a) (Lp(a)). High levels of Lp(a) are associated with increased risk of heart attack, stroke, and other life-threatening conditions. With support from Novartis, 23andMe is piloting a new program to educate its customers about the risks associated with high Lp(a). 23andMe customers will be able to purchase a confidential screening test for Lp(a) and will be provided the option to connect with clinicians through 23andMe’s telehealth service, Lemonaid Health.

Fiscal 2024 Compensation Program Elements
The following table summarizes the compensation elements provided to our NEOs in Fiscal 2024:
Element	Form	Purpose
Base Salary	Fixed annual cash compensation	Provides a level of compensation sufficient to attract and retain NEOs and designed to reflect each NEO’s scope of responsibility and accountability
Annual Incentive Plan Awards	Restricted stock units	Provides the opportunity to earn variable, at-risk compensation based upon the Company’s achievement of certain annual pre-established financial performance metrics
Long-Term Equity Awards	Time-based restricted stock units and stock options	Promotes retention of key NEOs and aligns NEOs’ interests with long-term stockholders’ interests
Other Benefits	401(k) plan, health and welfare benefits, and minimum perquisites	Market-competitive offerings to attract and retain high-caliber executive talent
Pay-for-Performance Compensation Model
We are committed to aligning the outcomes of our executive compensation programs with the Company’s performance and creation of long-term stockholder value. Consistent with Fiscal 2023, in Fiscal 2024, the NEOs (excluding Ms. Wojcicki) were eligible to receive annual incentive bonuses in the form of restricted stock units (“RSUs”), based upon the Company’s achievement of a pre-established financial performance metric during the one-year performance period ended March 31, 2024. Additionally, the NEOs (other than Ms. Wojcicki) received long-term equity awards in the form of time-based RSUs and stock options, which furthers the Compensation Committee’s goal of aligning the NEOs’ incentives to increase Company performance and stockholder value.
23andMe Holding Co.	40	2024 Proxy Statement

For Fiscal 2024, our CEO’s compensation consisted of minimal cash compensation and a long-term equity award. Specifically, Ms. Wojcicki only received $65,000 in cash compensation in order to comply with California’s minimum salary laws, and her long-term equity award consisted entirely of stock options. As Ms. Wojcicki’s stock options are contingent upon the appreciation in the market price of the Company’s Class A common stock, the value of her compensation is almost entirely based on Company performance.
Say-on-Pay Results and Stockholder Feedback
At the 2023 Annual Meeting of Stockholders, the Company conducted its first “Say-on-Pay” vote and received strong stockholder support, with 99.6% of shares cast in favor of the Company’s Fiscal 2023 named executive officer compensation. The Board and the Compensation Committee reviewed and considered the outcome of the 2023 “Say-on-Pay” vote in designing the Company’s executive compensation program and determining executive compensation. The Board and the Compensation Committee viewed the 2023 “Say-on-Pay” vote outcome as endorsement of its executive compensation programs and therefore did not make any executive compensation changes specifically in response to the 2023 “Say-on-Pay” vote outcome.
The Board and the Compensation Committee are committed to engaging in active and ongoing dialogues with the Company’s stockholders and will continue to take stockholder feedback, including the outcome of the 2024 “Say-on-Pay” vote, into consideration when reviewing and structuring the Company’s executive compensation programs.
EXECUTIVE COMPENSATION PHILOSOPHY, OBJECTIVES, AND HIGHLIGHTS
Executive Compensation Philosophy

Key Objectives of the Compensation Program
We design our executive compensation program to (i) allow us to attract and retain highly qualified executive officers, and (ii) allow these executive officers the opportunity to own a portion of the Company. We believe that our ability to ensure that our executive officers are engaged and productive depends upon how we structure our compensation program. In addition, for us to be appropriately positioned to attract new talent, we must be prepared to be, and be perceived as, an employer that offers competitive compensation. We believe that providing our executive officers an opportunity to be partial owners in our business fosters their active engagement in our success, strengthens our retention objectives, and aligns their long-term interests with those of our stockholders. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:
•	attract and retain highly qualified, experienced executive officers who can make significant contributions to our long-term business success;
•	reward executive officers for achieving business goals and delivering strong performance; and
•	align executive incentives with stockholder value creation.
23andMe Holding Co.	41	2024 Proxy Statement

Executive Compensation Best Practices
We are committed to developing an executive compensation program that reflects best practices and reinforces the Company’s culture and values. The following compensation practices demonstrate how we believe our executive compensation program reflects best practices:
What We Do
Maintain an independent Compensation Committee
Retain an independent compensation consultant
Conduct an annual executive compensation review with benchmarks derived from a reasonable set of similarly-sized and similar-industry peer companies
Emphasize “at-risk” or variable compensation, including the AIP bonus program for NEOs
Establish multi-year vesting requirements
Maintain double-trigger change-of-control arrangements
Maintain a clawback policy
Conservative compensation risk profile
What We Don’t Do
Excise tax gross-up payments
Derivatives or hedging of equity securities
Pledging of equity securities
Multi-year employment agreements with NEOs
Stock option repricing without stockholder approval
Executive retirement plans
Excessive perquisites
Excessive executive severance rights or single-trigger change-of-control arrangements

DETERMINATION OF EXECUTIVE COMPENSATION
The Compensation Committee is charged with the responsibility of determining and administering the Company’s executive compensation program, as discussed below.
Role of the Compensation Committee
Our Board has delegated authority to the Compensation Committee to oversee and approve the overall compensation program for our executive officers. In making its decisions, the Compensation Committee takes into consideration a variety of factors, including the recommendations of management and the independent compensation consultant. The Compensation Committee has the authority to exercise discretion with respect to executive compensation awards and performance metrics and may authorize adjustments to targets and/or awards as it deems necessary or appropriate.
Role of Executive Officers
Our CEO, Ms. Wojcicki, provides input and makes recommendations to the Compensation Committee regarding our executive compensation program. She also reports to the Compensation Committee on individual NEO performance and provides recommendations regarding each NEO’s compensation (except with respect to her own compensation).
At the invitation of the Compensation Committee, Ms. Wojcicki may attend the Compensation Committee’s meetings; however, she does not attend any Compensation Committee meetings when her own compensation is being discussed or determined. The Company’s other executive officers and members of senior management also periodically attend meetings to present information, participate in discussions, and answer questions related to our executive compensation plans. No executive officer participates directly in the final deliberations and decisions regarding their own compensation. The Compensation Committee considers management’s recommendations and exercises independent judgment in making any final decisions to approve NEO compensation.
Role of Compensation Consultant
As provided in its charter, the Compensation Committee has the sole authority to hire, terminate, and approve fees for compensation consultants, outside legal counsel, and other advisors as it deems necessary to assist in the fulfillment of its responsibilities. The Compensation Committee retained Compensia, a management consulting firm, as its independent
23andMe Holding Co.	42	2024 Proxy Statement

compensation consultant for Fiscal 2024. Compensia provides research, market data, survey, proxy information, and design expertise in developing executive and director compensation programs. As requested by the Compensation Committee, Compensia provided the Compensation Committee with market data from proprietary surveys and databases and publicly available information to consider when making compensation decisions for the NEOs.
Compensia attended several of the Compensation Committee meetings in Fiscal 2024 and advised the Compensation Committee on principal aspects of executive compensation, including the competitiveness of program design and award values and specific analyses for the NEOs and other executive officers. Compensia reports directly to the Compensation Committee, and the Compensation Committee reserves the right to replace the independent compensation consultant or hire additional consultants or advisers at any time. The Compensation Committee reviewed its relationship with Compensia and determined that there are no conflicts of interest pursuant to applicable SEC and Nasdaq requirements. Compensia did not provide any additional services unrelated to executive or director or broader equity strategy compensation consulting to the Company in Fiscal 2024.
Compensation Benchmarking and Setting Executive Compensation
Generally, the Compensation Committee targets NEO pay within the peer market range, subject to adjustment based on the Compensation Committee’s assessment of the Company’s and the NEO’s performance. The criteria used to select companies for the Fiscal 2024 proxy peer group (the “Fiscal 2024 Peer Group”) included:
•	Ownership — Public companies only (job scope and pay models are typically different at private companies, and private companies rarely disclose executive compensation)
•	Country — Same as the Company (i.e., based in the U.S.) with rare exceptions (pay practices, disclosure requirements, and investor expectations often vary significantly by country)
•
Industry — Same as the Company’s industry or related/adjacent (typically reflects potential labor market competition and jobs of similar scope; peers generally reflect biotechnology, healthcare technology, healthcare services, life sciences tools and services, and healthcare equipment companies identified by the Company as key industry competitors, with a focus on companies that are consumer-oriented and have technology-enabled products or services)

•	Revenue — Approximately 0.5x and 2.5x the Company’s revenue at the time of its annual peer group update (revenue has the greatest influence on cash compensation levels)
•
Market Capitalization — Up to 4.0x the Company’s market capitalization at the time of its annual peer group update (market capitalization has the greatest influence on cash compensation; range is wider than revenue range due to volatility of the metric)

•
Secondary Factors — Screened for companies that are category definers, consumer-focused, tech-enabled product based or services with healthcare technology focus, comparable in stage/time from initial public offering, based in California, and/or identified as key labor competitors

The Compensation Committee evaluated the actual pay of the NEOs with pay data drawn from publicly-disclosed pay information for the following publicly traded companies, which comprised the Fiscal 2024 Peer Group:
Fiscal 2024 Proxy Peer Group(1)
10x Genomics, Inc.*	Denali Therapeutics Inc.	Nanostring Technologies Inc.
Accolade, Inc.	Fulgent Genetics, Inc.	Natera, Inc.
Adaptive Biotechnologies Corp.	Guardant Health, Inc.	NeoGenomics Inc.
American Well Corp.	Health Catalyst, Inc.	Pacific Biosciences of California, Inc.*
Blueprint Medicines Corp.*	Hims & Hers Health, Inc.	Schrodinger, Inc.
BridgeBio Pharma, Inc.	Invitae Corp.	Twist Bioscience Corp.*
CareDx, Inc.	iRhythm Technologies, Inc.	Veracyte, Inc.
Cryoport, Inc.*	Myriad Genetics Inc.
(1)
The Fiscal 2023 Peer Group included the following companies that were removed from the Fiscal 2024 Peer Group as a result of such companies having revenues outside the ranges described above: 1Life Healthcare Inc., Fastly, Inc., PagerDuty, Inc., and Zuora Inc.

*	Newly-added peer company
For Fiscal 2024, the compensation paid to the NEOs was reviewed relative to compensation paid by the Fiscal 2024 Peer Group to named executive officers of similar title and responsibility. By reviewing this information, as summarized for the Compensation
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Committee by Compensia, the Compensation Committee was able to analyze the market competitive pay for each NEO position. The Compensation Committee reviews each NEO’s compensation relative to the other NEOs, taking into account each NEO’s scope of tenure, existing equity holdings, responsibility, performance, and impact on our business results.
Additionally, there are several qualitative factors that are considered when assessing the reasonableness and competitiveness of the NEO compensation beyond benchmarked industry data. Other factors that are considered include:
•	Each NEO’s skills, experience, and tenure;
•	The NEO’s role and level of responsibility and influence to further the Company’s success against objectives and strategy;
•	Internal pay equity considerations;
•	Existing equity holdings and the strength of forward-looking retention;
•	NEO and overall team performance assessed by the CEO (aside from her own, which is assessed by the Compensation Committee); and
•	The competitive market for each NEO’s executive position and role, the cost and disruption to the business if such NEO would need to be replaced, and the scope and skills required of the role.
BASE SALARY
Base salaries are intended to provide a fixed component of cash compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of the executive compensation program. In general, we seek to provide a base salary level designed to reflect each NEO’s position and scope of responsibility and accountability.
The Compensation Committee annually reviews the base salaries of the NEOs. The base salaries of the NEOs are determined based upon the individual NEO’s current base salary, job responsibilities, tenure, internal pay equity considerations, role in executing business strategy, individual performance, the competitive market for the NEO’s role, and base salaries for comparable positions within the Fiscal 2024 Peer Group. Except as noted below, there are no changes to the NEOs’ base salaries during Fiscal 2024.
In light of her equity interests in the Company, Ms. Wojcicki historically has received base salary compensation significantly lower than that of the other NEOs. Base salaries in effect during Fiscal 2024 are shown in the table below:
NEO	Fiscal 2024 Base Salary ($)
Anne Wojcicki(1)	66,560
Joseph Selsavage(2)	530,000
William Richards	507,000
Kathy Hibbs	605,000
Kenneth Hillan	615,000
(1)	Effective January 1, 2024, Ms. Wojcicki’s base salary was increased from $64,480 to $66,560 to comply with applicable California minimum salary laws.
(2)
In connection with the Compensation Committee’s annual review and upon the recommendation of Compensia, Mr. Selsavage’s received a merit-based base salary increase to bring his compensation more in line with market data provided by Compensia. Accordingly, his base salary was increased from $455,000 to $530,000 effective as of September 16, 2023.

ANNUAL INCENTIVE PLAN AWARDS
As discussed above, in connection with our goals to align executive realizable pay outcomes to our performance over both the short- and long-term, in June 2022, the Compensation Committee adopted the AIP. Pursuant to the Fiscal 2024 AIP, the NEOs were eligible to receive annual incentive bonuses in the form of RSUs, based upon the Company’s achievement of a pre-established financial performance metric during the one-year performance period ended March 31, 2024.
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Fiscal 2024 AIP Target Bonus Opportunity
In August 2023, the Compensation Committee approved each NEO’s AIP target bonus opportunity for Fiscal 2024. Each NEO’s AIP target bonus opportunity is expressed as a percentage of the NEO’s base salary and is intended to reflect their role and responsibilities, as well as market competitiveness and internal equity considerations. Except as noted below, there were no changes in the NEOs’ AIP target bonus opportunities from Fiscal 2023.
During Fiscal 2024, the AIP target bonus opportunities for the NEOs were set as follows:
NEO	Fiscal 2024 AIP Target Bonus Opportunity (as a percentage of base salary) (%)	Fiscal 2024 Base Salary ($)	Fiscal 2024 AIP Target Bonus Opportunity(4) ($)
Anne Wojcicki(1)	—	—	—
Joseph Selsavage(2)	25	530,000	123,921
William Richards	25	507,000	126,750
Kathy Hibbs	25	605,000	151,250
Kenneth Hillan(3)	—	—	—
(1)	Consistent with historic practice, Ms. Wojcicki did not participate in the Fiscal 2024 AIP, and therefore was not eligible to receive a Fiscal 2024 AIP award.
(2)
As disclosed above, Mr. Selsavage’s base salary was increased from $455,000 to $530,000 effective as of September 16, 2023. Accordingly, the amount set forth under the Fiscal 2024 AIP Target Bonus Opportunity column for Mr. Selsavage reflects his prorated Fiscal 2024 AIP target bonus opportunity.

(3)	Dr. Hillan did not participate in the Fiscal 2024 AIP, as he was no longer serving as the Chief Therapeutics Officer when the Compensation Committee approved the Fiscal 2024 AIP.
(4)	Amounts represent 100% achievement of the Fiscal 2024 performance metric, without accounting for the individual performance modifier.
Fiscal 2024 AIP Performance Metrics
In August 2023, the Compensation Committee determined and approved the performance metric for the one-year performance period ended March 31, 2024. The Compensation Committee believes that Adjusted EBITDA*, a non-GAAP financial measure, provides a meaningful representation of our core financial operating performance and is a key financial metric used by management and other stakeholders. Therefore, the Compensation Committee determined that Adjusted EBIDTA should be the only performance metric for Fiscal 2024.
			Goal ($ in millions) & Correspondent Payout (%)
Performance Metric	Goal Description	Goal Weighting	Threshold	Maximum	Additional Description
Operational Profitability	Adjusted EBITDA*	100%	($180 million) to ($160 million)	($126 million)	Achievement allows for 0%-100% payout based on a range of 100% to 125% of Adjusted EBITDA*
			0%	100%
			Payout is linear scaling for threshold/maximum outside the target range
*
Adjusted EBITDA is a non-GAAP measure. We define Adjusted EBITDA as net income (loss) before net interest income (expense), net other income (expense), income tax expenses (benefit), depreciation and amortization, impairment charges, stock-based compensation expense, and other items that are considered unusual or not representative of underlying trends of our business, including, but not limited to: changes in fair value of warrant liabilities, litigation settlements, gains or losses on dispositions of subsidiaries, acquisition transaction-related costs, and cybersecurity incident expenses, net of probable insurance recoveries, if applicable for the periods presented.

In addition to the Fiscal 2024 AIP performance metric discussed above, the Fiscal 2024 AIP also included an individual performance modifier, pursuant to which each participating NEO’s Fiscal 2024 AIP payout was subject to an adjustment, ranging from 0% to 125%, based on their individual performance during Fiscal 2024.
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Fiscal 2024 AIP Actual Performance and Payouts
Following the conclusion of Fiscal 2024, in May 2024, the Compensation Committee reviewed the Company’s actual performance against the Fiscal 2024 AIP performance metrics. As the Company’s Fiscal 2024 Adjusted EBITDA* was not greater than the threshold range, the NEOs were not entitled to a Fiscal 2024 AIP payout. Additionally, the Compensation Committee determined not to exercise discretion, as it believed that the Company’s financial performance did not warrant paying bonuses to the NEOs. Similarly, the Compensation Committee determined that the NEOs would not be subject to the individual performance modifier. Accordingly, each participating NEO, regardless of individual performance, did not receive a payout under the Fiscal 2024 AIP.
The following sets forth the Company’s actual performance and percent achievement based on performance of the Fiscal 2024 AIP performance metrics:
	Performance Metric	Goal Description	Goal Weighting	Actual Performance	Percent Achievement Based on Performance
	Operational Profitability	Adjusted EBITDA*	100%	$(176 million)	0%
Payout					$0
*
Adjusted EBITDA is a non-GAAP measure. We define Adjusted EBITDA as net income (loss) before net interest income (expense), net other income (expense), income tax expenses (benefit), depreciation and amortization, impairment charges, stock-based compensation expense, and other items that are considered unusual or not representative of underlying trends of our business, including, but not limited to: changes in fair value of warrant liabilities, litigation settlements, gains or losses on dispositions of subsidiaries, acquisition transaction-related costs, and cybersecurity incident expenses, net of probable insurance recoveries, if applicable for the periods presented.

LONG-TERM EQUITY
We provide annual long-term equity awards to the NEOs to promote retentions and to encourage the NEOs to create and sustain stockholder value. The realized value of our equity awards bears a direct relationship to our stock price and therefore helps us to incentivize our NEOs to create value for our stockholders by aligning the interests of our NEOs with those of our stockholders.
As previously disclosed, the Compensation Committee determined not to award any annual long-term equity awards to the NEOs in Fiscal 2023 because it was realigning the timing of these grants to be made in conjunction with the grants made to the remainder of the Company’s employees. Accordingly, following such realignment, on September 15, 2023, the Compensation Committee approved the Fiscal 2024 annual equity awards for the NEOs in connection with the annual equity awards made to all of the Company’s non-executive officer employees.
Annual Award Mix and Target Value
The Compensation Committee periodically evaluates its recommended NEO equity mix, considering factors such as need for durable retention and to minimize share usage. Except with respect to Ms. Wojcicki, the Compensation Committee approved annual long-term equity awards to our NEOs for Fiscal 2024 in the form of 75% time-based RSUs and 25% stock options. In determining the form and amount of the annual equity awards, the Compensation Committee reviewed and considered market data provided by Compensia. Consistent with such market data and in light of equity pool burn rate, the Compensation Committee decided to provide a higher mix of RSUs.
Ms. Wojcicki’s annual long-term equity award consisted of 100% stock options. The Compensation Committee determined that Ms. Wojcicki’s annual equity award should be in the form of stock options only because stock options align entirely with stockholder interests, in that Ms. Wojcicki will profit only if the stock price increases to a level that is above the market price on the grant date. Additionally, based on Ms. Wojcicki’s significant prior investments via stock purchases, the Compensation Committee believes that periodic awards of stock options provide the Company with the opportunity to receive material funding from future option exercises.
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The following sets forth the aggregate target value of the Fiscal 2024 annual equity awards for each NEO.
NEO	RSU Award Target Value ($)	Stock Option Award Target Value ($)	Total Equity Award Target Value ($)
Anne Wojcicki(1)	—	7,200,000	7,200,000
Joseph Selsavage	1,125,000	375,000	1,500,000
William Richards(2)	377,250	125,750	503,000
Kathy Hibbs	1,125,000	375,000	1,500,000
Kenneth Hillan(3)	—	—	—
(1)	Ms. Wojcicki’s Fiscal 2024 annual equity award consisted entirely of stock options.
(2)
In determining Mr. Richards’ total equity award target value, the Compensation Committee considered the Richards Retention Equity Award and the Richards Non-Executive Officer Award (each as defined below).

(3)	As Dr. Hillan ceased to serve as the Company’s Chief Therapeutics Officer, effective as of August 8, 2023, he did not receive a Fiscal 2024 annual equity award.
Fiscal 2024 Restricted Stock Units
Time-based RSUs granted to the NEOs in Fiscal 2024 vest over three years in 12 quarterly installments commencing on February 20, 2024. The vesting of the RSUs is subject to continued service for the Company, the terms and conditions of the applicable award agreement, and applicable tax withholding obligations. Each RSU represents the contingent right to receive one share of Class A common stock of the Company.
NEO	Number RSUs (#)	Grant Date Fair Value ($)(4)
Anne Wojcicki(1)	—	—
Joseph Selsavage	1,025,992	1,128,591
William Richards	344,050	378,455
Kathy Hibbs(2)	1,025,992	1,128,591
Kenneth Hillan(3)	—	—
(1)	Ms. Wojcicki’s Fiscal 2024 annual equity award consisted entirely of stock options.
(2)	In connection with Ms. Hibbs retirement on May 24, 2024, she forfeited all unvested RSUs granted in connection with her Fiscal 2024 annual equity award.
(3)	As Dr. Hillan ceased to serve as the Company’s Chief Therapeutics Officer, effective as of August 8, 2023, he did not receive a Fiscal 2024 annual equity award.
(4)	The RSUs were granted on September 15, 2023, and amounts shown represent a grant date fair value of $1.10.
Fiscal 2024 Stock Options
The stock options granted to the NEOs in Fiscal 2024 vest over three years in 36 monthly installments commencing on October 15, 2023. The vesting of the options is subject to continued service for the Company, the terms and conditions of the applicable award agreement, and applicable tax withholding obligations. The exercise price of the stock options is $1.10.
NEO	Number Stock Options (#)	Grant Date Fair Value ($)(3)
Anne Wojcicki	9,527,115	7,298,723
Joseph Selsavage	496,204	380,142
William Richards	166,394	127,474
Kathy Hibbs(1)	496,204	380,142
Kenneth Hillan(2)	—	—
(1)	In connection with Ms. Hibbs retirement on May 24, 2024, she forfeited all unvested stock options granted in connection with her Fiscal 2024 annual equity award.
(2)	As Dr. Hillan ceased to serve as the Company’s Chief Therapeutics Officer, effective as of August 8, 2023, he did not receive a Fiscal 2024 annual equity award.
(3)	The stock options were granted on September 15, 2023, and amounts shown represent a grant date fair value of $0.76.
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ONE-TIME AWARDS
As previously disclosed, in connection with Mr. Selsavage’s appointment as Interim Chief Financial and Accounting Officer in August 2022, the Compensation Committee approved a one-time special award of $100,000, which was paid out in cash to Mr. Selsavage on September 1, 2023 (the “Selsavage Appointment Award”).
In connection with a planned restructuring of the Company’s Therapeutics business, the Company granted one-time retention bonuses (each, a “Retention Bonus”) to certain employees (each a “Therapeutics Employee”) as an incentive for such Therapeutics Employees to remain with the Company. Each such Retention Bonus was equal to 25% of the annual base salary of each such Therapeutics Employee and was paid in the form of RSUs that will cliff-vest on August 20, 2024, subject to continued service for the Company, the terms and conditions of the applicable award agreements, and applicable tax withholding obligations. As Mr. Richards is a Therapeutics Employee, he was entitled to receive a Retention Bonus. Accordingly, the Compensation Committee approved a one-time special equity award consisting of 115,641 RSUs (the “Richards Retention Equity Award”).
BENEFITS
As employees of the Company, the NEOs are eligible to participate in all the broad-based Company-sponsored benefits programs on the same basis as other full-time employees. The Company’s health and welfare plans include medical, dental and vision benefits, commuter benefits, flexible-spending accounts, paid family leave to supplement the Family and Medical Leave Act of 1993, back-up child and elder care, personal legal resources (for estate planning, for instance), an enhanced employee assistance program (EAP) with up to eight complimentary therapy visits, personal financial wellness platform and access to fiduciary advisors, parental leave, short-term and long-term disability insurance, and life insurance.
Additionally, we offer a tax-qualified retirement savings plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), the Retirement and Savings Plan (the “401(k) plan”), which provides eligible employees, including the NEOs, with an opportunity to save for retirement on a tax-advantaged basis. All participants’ interests in their contributions are 100% vested when contributed. Under the 401(k) plan, the Company can make discretionary matching contributions, and it currently provides a dollar-for-dollar match up to a maximum of 2% of the eligible employees’ base pay per pay period. New hires are automatically enrolled at a 6% contribution rate. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code.
Executive officers do not accrue vacation, as they are able to use unlimited vacation. We otherwise do not offer preferential benefits or perquisites to our executive officers that are not widely available to all full-time employees.
EMPLOYMENT AGREEMENTS WITH NEOS
Employment arrangements with the NEOs are set forth below. Each NEO also is party to a standard Employee Invention Assignment and Confidentiality Agreement, under which each NEO has agreed (i) not to solicit the Company’s employees during their employment and for a period of one year after the termination of such employment, (ii) to protect the Company’s confidential and proprietary information, and (iii) to assign to the Company any related intellectual property developed during the course of their employment.
Anne Wojcicki
There currently is no employment agreement between the Company and Ms. Wojcicki, nor did one exist during Fiscal 2024.
Joseph Selsavage
There currently is no employment agreement between the Company and Mr. Selsavage, nor did one exist during Fiscal 2024.
William Richards
On February 20, 2020, 23andMe, Inc. entered into an offer letter with Mr. Richards to serve as its Director, Target and Drug Discovery (the “Richards Offer Letter”). The Richards Offer Letter initially provided for an annual base salary of $325,000. In connection with the commencement of his employment, Mr. Richards also received an option to purchase 50,000 shares of common stock, which vested 25% after 12 months of service and on a pro rata basis (in remaining 1/48 installments) over the following 36 months of service. Mr. Richards also is eligible to participate in the benefit plans that are generally available to all employees.
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Kathy Hibbs
On February 6, 2014, 23andMe, Inc. entered into an offer letter with Ms. Hibbs to serve as its Chief Legal and Regulatory Officer (the “Hibbs Offer Letter”). The Hibbs Offer Letter initially provided for an annual base salary of $400,000, subject to adjustment from time to time. In connection with the commencement of her employment, Ms. Hibbs also received an option to purchase 525,000 shares of common stock, which vested 25% after 12 months of service and on a pro rata basis (in remaining 1/48 installments) over the following 36 months of service. Ms. Hibbs also is eligible to participate in the benefit plans that are generally available to all employees. The Hibbs Offer Letter also included an annual performance bonus of up to 30% of Ms. Hibbs’ base salary rate based upon the achievement of objective and subjective criteria established by Ms. Wojcicki and approved by the Board; we discontinued the bonus program in February 2018.
The Hibbs Offer Letter provides for certain severance benefits. If Ms. Hibbs experiences an involuntary separation from service by the Company for any reason other than Cause, death, or Permanent Disability, then she will receive four months of continued salary at the rate that was in effect at the time of the termination. The receipt of any severance benefits is subject to Ms. Hibbs’ execution and non-revocation of a general release of claims. Additionally, the Hibbs Offer Letter also provided for certain change-in-control benefits; however, in December 2022, the Separation Benefits (as defined below) provided for pursuant to the CIC Plan (as defined below) superseded and replaced any and all change-in-control benefits provided for in the Hibbs Offer Letter.
In connection with Ms. Hibbs’ retirement, on May 23, 2024, the Company entered into the Consulting Agreement. Pursuant to the Consulting Agreement, Ms. Hibbs will provide general advisory services to the Company to support the transition of legal and regulatory related work (the “Advisory Services”). During the Consulting Term (as defined below) of the Consulting Agreement, Ms. Hibbs is anticipated to provide a maximum of ten hours of Advisory Services to the Company a month and will be compensated at an hourly rate of $750 (rounded to the nearest quarter hour as billed). Additionally, Ms. Hibbs is entitled to reimbursement for out-of-pocket and reasonable expenses, provided that such expenses are pre-approved by the Company.
The Consulting Agreement clarifies that equity awards that were previously granted to Ms. Hibbs in connection with her prior employment with the Company that remained outstanding and unvested as of May 24, 2024 will not continue to vest as a result of Ms. Hibbs’ and the Company’s entry into the Consulting Agreement or Ms. Hibbs’ status as a consultant of the Company.
The Consulting Agreement contains customary provisions and restrictive covenants, including provisions related to proprietary information, intellectual property, confidentiality, and non-solicitation. Unless terminated earlier in accordance with its terms, the Consulting Agreement is effective as of May 28, 2024 and will remain in effect until May 30, 2025 (the “Consulting Term”).
Kenneth Hillan
On February 1, 2019, 23andMe, Inc. entered into an offer letter with Dr. Hillan to serve as its Head of Therapeutics (the “Hillan Offer Letter”). The Hillan Offer Letter provides for an annual base salary of $525,000, subject to adjustment from time to time. In connection with the commencement of his employment, Dr. Hillan received an option to purchase 480,000 shares of common stock, which vested 25% after 12 months of service and on a pro rata basis (in remaining 1/48 installments) over the following 36 months of service as further described in his individual award agreement. Dr. Hillan also is eligible to participate in the benefit plans that are generally available to all employees.
The Hillan Offer Letter provides for certain severance benefits. If Dr. Hillan experiences an involuntary separation from service by the Company for any reason other than Cause, death, or Permanent Disability, then he will receive six months of continued salary at the rate that was in effect at the time of the termination. The receipt of any severance benefits is subject to Dr. Hillan’s execution and non-revocation of a general release of claims. Additionally, the Hillan Offer Letter also provided for certain change-in-control benefits; however, in December 2022, the Separation Benefits provided for pursuant to the CIC Plan superseded and replaced any and all change-in-control benefits provided for in the Hillan Offer Letter.
Certain Definitions
For purposes of the offer letters described above:
•
“Involuntary Termination” means an involuntary separation from service, as defined in Treasury Regulations § 1.409A-1(n): (i) by the Company for any reason other than (A) Cause, (B) death, or (C) Permanent Disability; or (ii) by the executive for Good Reason.

•
“Cause” means (i) any willful, material violation by the executive of any law or regulation applicable to the business of the Company, the executive’s conviction for, or guilty plea to, a felony or a crime involving moral turpitude, or any willful perpetration by the executive of a common law fraud; (ii) the executive’s commission of an act of personal dishonesty that involves personal profit in connection with the Company or any other entity having a business relationship with the

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Company; (iii) any material breach by the executive of any provision of any agreement or understanding between the Company and the executive regarding the terms of the executive’s service as an employee, officer, director, or consultant to the Company, including, without limitation, the executive’s willful and continued failure or refusal to perform the material duties required of the executive as an employee, officer, director or consultant of the Company, other than as a result of having a disability, or a breach of any applicable invention assignment and confidentiality agreement or any agreement between the Company and the executive; (iv) the executive’s disregard of the policies of the Company so as to cause loss, damage or injury to the property, reputation, or employees of the Company; (v) the executive’s violation or failure to comply with any of the Company’s confidential information, privacy or similar policy or program; or (vi) any other misconduct by the executive that is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company.
•
“Change in Control” means a (i) consolidation, reorganization, or merger of the Company with or into any other entity or entities in which the holders of the Company’s outstanding shares immediately before such consolidation, reorganization or merger do not, immediately after such consolidation, reorganization, or merger, retain stock or other ownership interests representing a majority of the voting power of the surviving entity or entities as a result of their stockholdings in the Company immediately before such consolidation, reorganization, or merger; or (ii) a sale or all or substantially all of the Company’s assets that is followed by a distribution of the proceeds to the Company’s stockholders.

•
“Good Reason” means, without the executive’s express written consent, the occurrence of any one or more of the following: (i) a change in the executive’s position with the Company that materially reduces the executive’s level of authorities, responsibilities or duties (provided that such reduction would not include remaining in the same relative position of responsibility within the Company following a Change in Control, even if the Company were a subsidiary of another entity); (ii) a reduction in the executive’s base salary by more than 10% unless (A) the executive consents thereto in the executive’s discretion, or (B) the annual salaries of all Company employees are similarly reduced; or (iii) receipt of notice that the executive’s principal workplace will be relocated to increase the executive’s commute by more than 50 miles.

•
“Permanent Disability” means that the executive is unable to perform the essential functions of the executive’s position, with or without reasonable accommodation, for a period of at least 120 consecutive days because of a physical or mental impairment.

•	“Qualifying Termination” means that the executive has experienced an Involuntary Termination that occurs with, or within 24 months following, a Change in Control.
CLAWBACK
In October 2022, the SEC adopted Rule 10D-1 under the Exchange Act, which required national securities exchanges, including Nasdaq, to establish listing standards relating to executive officer incentive compensation clawback and disclosure rules. Nasdaq established listing standards in accordance with Rule 10D-1 (the “Nasdaq Clawback Listing Standards”), which took effect on October 2, 2023 and required listed companies to adopt a compliant clawback policy no later than December 1, 2023. Accordingly, on November 14, 2023, the Compensation Committee adopted the 23andMe Holding Co. Compensation Recoupment Policy (the “Clawback Policy”). The Clawback Policy (i) provides for the mandatory recoupment of erroneously awarded incentive-based compensation in the event of an accounting restatement in accordance with the Nasdaq Clawback Listing Standards and (ii) provides the Compensation Committee with the discretionary authority to recoup certain compensation in the event the Compensation Committee determines that a “Senior Officer” has engaged in any of the following: (a) material failure to comply with the policies and procedures of the Company; (b) commission of any felony, willful misconduct, or breach of a fiduciary duty, in each case, in connection with such Senior Officer’s services to the Company; (c) commission of an act of gross misconduct, fraud, embezzlement, or misappropriation with respect to the Company; or (d) breach of any restrictive covenant to which such Senior Officer is subject under any employment agreement or applicable policy of the Company. Under the Clawback Policy, a “Senior Officer” means any person designated by the Board as an “officer” in accordance with Rule 16a-1(f) promulgated under Section 16 of the Exchange Act.
Additionally, pursuant to the 23andMe Holding Co. Amended and Restated 2021 Incentive Equity Plan (the “2021 Plan”), subject to the requirements of applicable law, the Compensation Committee may provide in any grant instrument that, if a participant breaches any restrictive covenant agreement between the participant and the Company or otherwise engages in activities that constitute Cause (as defined in the 2021 Plan) either while employed by, or providing service to, the Company or within a specified period of time thereafter, all grants held by the participant shall terminate, and the Company may rescind any exercise of an option or stock appreciation right (“SAR”) and the vesting of any other grant and delivery of shares upon such exercise or vesting (including pursuant to dividends and dividend equivalents), as applicable on such terms as the Compensation Committee shall determine, including the right to require that, in the event of any such rescission, (i) the participant shall return to the Company the shares received upon the exercise of any option or SAR and/or the vesting and payment of any other grant (including pursuant to dividends and dividend equivalents), or, (ii) if the participant no longer owns the shares, the participant shall pay to the Company the amount of any gain realized or payment received as a result of any sale or other disposition of the shares (or, in the event the participant
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transfers the shares by gift or otherwise without consideration, the fair market value of the shares on the date of the breach of the restrictive covenant agreement (including a participant’s grant instrument containing restrictive covenants) or activity constituting Cause), net of the price originally paid by the participant for the shares. Payment by the participant shall be made in such manner and on such terms and conditions as may be required by the Compensation Committee. The Company shall be entitled to set off against the amount of any such payment any amounts otherwise owed to the participant by the Company. In addition, all grants under the 2021 Plan are subject to any applicable clawback or recoupment policies (which includes the Clawback Policy), share trading policies, and other policies that may be implemented by the Board from time to time.
TAX DEDUCTIBILITY OF COMPENSATION UNDER INTERNAL REVENUE CODE SECTION 162(M)
Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies (such as the Company) for compensation paid to certain “covered employees” in excess of $1,000,000 per covered employee in any year.
Neither the Compensation Committee nor the full Board has adopted a formal policy regarding tax deductibility of compensation paid to the Company’s executive officers. While the Compensation Committee carefully considers the net cost and value to the Company of maintaining the deductibility of all compensation, it also desires the flexibility to reward the Company’s executive officers in a manner that enhances the Company’s ability to attract and retain individuals as well as to create longer-term value for our stockholders. Thus, income tax deductibility is only one of several factors the Compensation Committee considers in making decisions regarding the Company’s executive compensation program. The Compensation Committee may authorize compensation that might not be deductible if the Compensation Committee determines that such compensation decision is in the best interest of the Company.
23andMe Holding Co.	51	2024 Proxy Statement

Compensation Committee Report
The Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of 23andMe Holding Co. (the “Company”) has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) included in the Proxy Statement for the 2024 Annual Meeting of Stockholders (the “Proxy Statement”) with members of management, and based on such review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in the Proxy Statement.
This report has been furnished by the Compensation Committee of the Board of Directors.
Valerie Montgomery Rice, M.D., Chair
Patrick Chung
Neal Mohan
The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the report by reference therein.
23andMe Holding Co.	52	2024 Proxy Statement

Compensation Risk Management and Other Policies
COMPENSATION RISK ASSESSMENT
Our Compensation Committee is responsible for the oversight of our compensation risk profile. The Compensation Committee reviews our compensation approach outlined above to ensure that the policies, plan documents, and practices do not encourage excessive risk-taking.
The assessment reviews our best practices and ensures that:
•	Pay levels are competitive with the relevant market for talent and aligned with the Company’s performance relative to peers.
•	The executive compensation program has the appropriate balance of fixed versus variable pay and short-term versus long- term focus.
•	Our compensation programs include features that discourage excessive risk-taking.
•	The Compensation Committee approves all matters related to executive compensation, is supported by an independent advisor, and has the authority to make modifications or adjustments.
Based on the assessment, the Compensation Committee believes that the Company’s compensation programs are balanced and do not create risks reasonably likely to have a material adverse impact on the Company. Accordingly, there were no material adjustments made to our compensation policies and practices. We will continue to monitor our compensation policies and practices to determine whether our risk management objectives are being met with respect to incentivizing the Company’s executive officers.
POLICIES PROHIBITING HEDGING, PLEDGING, AND SPECULATIVE OR SHORT-TERM TRADING
The 23andMe Holding Co. Second Amended and Restated Insider Trading Policy (the “Insider Trading Policy”) prohibits employees (including executive officers), directors, advisors, and consultants of the Company (collectively, “Team Members”) from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions that hedge, offset, or are designed to hedge or offset, any decrease in the market value or the full ownership risks and rewards of a Team Member’s holdings in Company securities. The Insider Trading Policy also prohibits executive officers and directors from directly or indirectly pledging, hypothecating, or otherwise encumbering shares of the Company’s stock as collateral for indebtedness. This prohibition includes, but is not limited to, holding such shares in a margin account or any other account that could cause the Company’s stock to be subject to a margin call or otherwise be available as collateral for a margin loan. Additionally, this prohibition applies to the Company’s stock that (i) an executive officer or director owns directly or indirectly or (ii) is granted by the Company as part of an executive officer’s or director’s compensation.
The Insider Trading Policy also prohibits Team Members from engaging in short sales (sales of securities that are not currently owned by the seller), transactions in put or call options, margin trading, or other inherently speculative transactions with respect to Company securities at any time.
23andMe Holding Co.	53	2024 Proxy Statement

GRANT PRACTICES SPECIFIC TO STOCK OPTION AWARDS
Although we do not have a formal policy regarding the timing of stock option grants to our NEOs coinciding with the release of material nonpublic information, we do not time the release of material nonpublic information for the purpose of affecting the value of any NEO award. Additionally, our NEOs do not choose the grant date for their individual stock option grants; instead, the grant date generally ties to date of the meeting during which the Compensation Committee approves such NEO award.
During Fiscal 2024, none of our NEOs were awarded stock options with an effective grant date during any period beginning four business days before the filing or furnishing of a Form 10-Q, Form 10-K, or Form 8-K that disclosed material nonpublic information (other than a Form 8-K that disclosed the approval of the NEOs’ annual equity awards under Item 5.02(e)), and ending one business day after the filing or furnishing of any such report.
23andMe Holding Co.	54	2024 Proxy Statement

Executive Compensation Tables
SUMMARY COMPENSATION TABLE
The table below summarizes the compensation paid to, awarded to, or earned by our NEOs for Fiscal 2024, and, to the extent applicable, Fiscal 2023 and Fiscal 2022.
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Anne Wojcicki Chief Executive Officer	2024	65,000	—	—	7,298,723	—	—	7,363,723
	2023	62,920	—	—	—	—	—	62,920
	2022	59,280	—	12,600,150	19,887,000	—	—	32,546,430
Joseph Selsavage Chief Financial and Accounting Officer	2024	517,730	100,000(3)	1,128,591	380,142	—	6,763	2,133,227
	2023	441,228	49,500	620,775	640,171	77,278	6,550	1,835,502
William Richards Head of Therapeutics Discovery	2024	507,000	—	744,312(4)	204,336	—	6,220	1,461,868

Kathy Hibbs Former Chief Administrative Officer	2024	605,000	—	1,128,591	380,142	—	6,050	2,119,783
	2023	605,000	—	—	—	89,238	5,567	699,805
	2022	563,750	—	1,070,455	1,549,205	—	3,450	3,186,860
Kenneth Hillan Former Chief Therapeutics Officer	2024	529,058	—	—	793,563(5)	—	4,381	1,327,001
	2023	615,000	—	—	—	90,713	6,233	711,946
	2022	578,333	—	1,070,455	1,549,205	—	3,865	3,201,858
(1)
The amounts shown in this column represent the grant date fair value of the RSUs granted to each NEO, computed in accordance with FASB ASC Topic 718 using the assumptions described in “Note 15. Equity Incentive Plans and Stock-Based Compensation” of the Notes to the Consolidated Financial Statements included within “ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of our Annual Report on Form 10-K for the fiscal year ended March 31, 2024. The actual number of RSUs granted in Fiscal 2024 is shown in the “Grants of Plan-Based Awards” table on page 56 of this Proxy Statement.

The grant date fair value of RSUs is determined using the fair value of our Class A common stock on the date of grant. Pursuant to the applicable SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amounts reported in this column reflect the accounting cost for these awards and do not necessarily correspond to the actual economic value that may be received by the NEOs.
(2)
The amounts shown in this column represent the grant date fair value of the stock options granted to each NEO, computed in accordance with FASB ASC Topic 718 using the assumptions described in “Note 15. Equity Incentive Plans and Stock-Based Compensation” of the Notes to the Consolidated Financial Statements included within “ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of our Annual Report on Form 10-K for the fiscal year ended March 31, 2024. The actual number of stock options granted in Fiscal 2024 is shown in the “Grants of Plan-Based Awards” table on page 56 of this Proxy Statement.

(3)	Represents the payout of the Selsavage Appointment Award.
(4)	Includes the Richards Retention Equity Award and the Richards Non-Executive Officer Award.
(5)
As discussed in greater detail on page 62 of this Proxy Statement, in connection with Dr. Hillan’s retirement, the Compensation Committee determined that Dr. Hillan’s stock options will continue to be exercisable, to the extent vested as of February 8, 2024, until the earlier of February 8, 2026, and the original ten-year expiration date for such vested stock options. As such, Dr. Hillan’s vested stock options were modified to extend their respective post-termination exercise periods (the “Hillan Option Modification”), and as a result of the Hillan Option Modification, the Company took an accounting charge of $793,563. Accordingly, the amount disclosed represents the incremental fair value, computed in accordance with FASB ASC Topic 718, of the modified stock options.

23andMe Holding Co.	55	2024 Proxy Statement

GRANTS OF PLAN-BASED AWARDS
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Awards and Options Awards ($)(2)
Name	Grant Date	Threshold ($)	Maximum ($)
Anne Wojcicki	9/15/2023(3)	—	—	—	9,527,115	1.10	7,298,723
Joseph Selsavage	—	0	154,902	—	—	—	—
	9/15/2023(3)	—	—	1,025,992	—	—	1,128,591
	9/15/2023(3)	—	—	—	496,204	1.10	380,142
William Richards	—	0	158,438	—	—	—	—
	4/14/2023(4)	—	—	108,478	—	—	238,652
	4/14/2023(4)	—	—	—	50,640	2.20	76,861
	9/15/2023(3)	—	—	344,050	—	—	378,455
	9/15/2023(3)	—	—	—	166,394	1.10	127,474
	9/15/2023(5)	—	—	115,641	—	—	127,205
Kathy Hibbs	—	0	189,063	—	—	—	—
	9/15/2023(3)(6)	—	—	1,025,992	—	—	1,128,591
	9/15/2023(3)(6)	—	—	—	496,204	1.10	380,142
Kenneth Hillan(7)	—	—	—	—	—	—	793,563
(1)
Amount represents the Fiscal 2024 AIP awards, which would have been paid out in RSUs. Maximum amounts represent 100% achievement of the Fiscal 2024 performance metric with a 125% adjustment for the individual performance modifier. Dr. Hillan did not participate in the Fiscal 2024 AIP, as he was no longer serving as the Chief Therapeutics Officer when the Compensation Committee approved the Fiscal 2024 AIP, and consistent with historic practice, Ms. Wojcicki did not participate in the Fiscal 2024 AIP.

(2)
The amounts shown in this column represent the grant date fair value of the equity awards, computed in accordance with FASB ASC Topic 718 using the assumptions described in “Note 15. Equity Incentive Plans and Stock-Based Compensation” of the Notes to the Consolidated Financial Statements included within “ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of our Annual Report on Form 10-K for the fiscal year ended March 31, 2024.

(3)	Represents the Fiscal 2024 annual equity award.
(4)
Prior to being appointed Head of Therapeutics Discovery and becoming a Rule 3b-7 “executive officer” and a Section 16 “officer,” Mr. Richards received a RSU award and a stock option award in connection with the annual equity awards granted to all non-executive officer employees (the “Richards Non-Executive Officer Award”).

(5)	Represents the Richards Retention Equity Award.
(6)	In connection with Ms. Hibbs retirement on May 24, 2024, she forfeited all unvested RSUs and stock options granted in connection with the Fiscal 2024 annual equity award.
(7)
As Dr. Hillan ceased to serve as the Company’s Chief Therapeutics Officer, effective as of August 8, 2023, he did not receive a Fiscal 2024 annual equity award. However, the amount disclosed under the “Grant Date Fair Value of Stock Awards and Options Awards” column reflects the incremental fair value, computed in accordance with FASB ASC Topic 718, of Dr. Hillan’s stock options that were modified in connection with the Hillan Option Modification.

23andMe Holding Co.	56	2024 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL 2024 YEAR-END
	Option Awards					Stock Awards
Name	Option Grant Date	Number of Shares Underlying Unexercised Options Exercisable (#)	Number of Shares Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Anne Wojcicki	3/29/2022(2)	3,593,750	3,906,250	3.95	3/29/2032
	9/15/2023(3)	1,587,852	7,939,263	1.10	9/15/2033
						5/28/2021(4)	312,646	166,328
Joseph Selsavage	11/1/2021(5)	405,256	115,789	0.96	2/17/2031
	4/15/2022(6)	38,594	41,951	3.56	4/15/2032
	9/1/2022(7)	71,299	118,832	3.30	9/1/2032
	9/15/2023(3)	82,700	413,504	1.10	9/15/2033
						12/15/2021(8)	45,212	24,053
						4/15/2022(9)	27,046	14,388
						9/1/2022(10)	89,211	47,460
						9/15/2023(11)	940,493	500,342
William Richards	5/18/2020(12)	114,684	0	5.04	5/17/2030
	8/28/2020(13)	48,168	6,880	5.04	8/27/2030
	8/11/2021(14)	21,875	8,125	8.02	8/11/2031
	11/12/2021(15)	23,431	15,352	12.62	11/12/2031
	4/15/2022(6)	38,594	41,951	3.56	4/15/2032
	4/14/2023(16)	15,473	35,167	2.20	4/14/2033
	9/15/2023(3)	27,732	138,662	1.10	9/15/2033
						5/24/2021(4)	9,982	5,310
						11/12/2021(17)	10,818	5,755
						4/15/2022(9)	27,046	14,388
						4/14/2023(18)	81,359	43,283
						9/15/2023(11)	315,380	167,782
						9/15/2023(19)	115,641	61,521
Kathy Hibbs(24)	5/5/2014(20)	115,647	0	0.42	5/4/2024
	5/10/2017(21)	573,423	0	2.96	5/9/2027
	8/26/2020(13)	802,796	114,682	5.04	8/25/2030
	2/9/2022(22)	245,527	225,886	5.00	2/9/2032
	9/15/2023(3)	82,700	413,504	1.10	9/15/2033
						2/9/2022(9)	107,046	56,948
						9/15/2023(11)	940,493	500,342
Kenneth Hillan	2/19/2019(23)(25)	1,100,974	—	5.01	2/8/2026
	8/26/2020(13)(25)	783,681	—	5.04	2/8/2026
	2/9/2022(22)(25)	225,885	—	5.00	2/8/2026
(1)
Market value represents the product of the closing price of a share of the Company’s Class A common stock on the last trading day of Fiscal 2024, March 28, 2024, which was $0.532, multiplied by the number of RSUs.

(2)	The shares underlying this stock option vest equally in 48 monthly installments commencing on May 1, 2022.
(3)	The shares underlying this stock option vest equally in 36 monthly installments commencing on October 15, 2023.
(4)	The RSUs vest over a four-year period, with an initial 18.75% vesting on December 20, 2021, and the remainder vesting on a quarterly basis thereafter.
(5)	The shares underlying this stock option vest over a four-year period, with an initial 25% vesting on November 1, 2022, and the remainder vesting on a quarterly basis thereafter.
23andMe Holding Co.	57	2024 Proxy Statement

(6)	The shares underlying this stock option vest in 48 equal monthly installments commencing May 1, 2022.
(7)	The shares underlying this stock option vest in 48 equal monthly installments commencing October 1, 2022.
(8)	The RSUs vest over a four-year period, with an initial 25% vesting on November 20, 2022, and the remainder vesting on a quarterly basis thereafter.
(9)	The RSUs vest equally in 16 quarterly installments commencing on May 20, 2022.
(10)	The RSUs vest equally in 16 quarterly installments commencing on February 20, 2023.
(11)	The RSUs vest equally in 12 quarterly installments commencing on February 20, 2024.
(12)
The shares underlying this stock option vested 25% after 12 months of service and on a pro rata basis (in remaining 1/48 installments) over the following 36 months of service beginning on March 9, 2021.

(13)	The shares underlying this stock option vest in 48 equal monthly installments beginning on October 1, 2020.
(14)	The shares underlying this stock option vest in 48 equal monthly installments beginning on May 1, 2021.
(15)	The shares underlying this stock option vest in 48 equal monthly installments beginning on November 1, 2021.
(16)	The shares underlying this stock option vest in 48 equal monthly installments beginning on May 1, 2023.
(17)	The RSUs vest equally on a quarterly basis, commencing on February 20, 2022, and the remainder vesting on a quarterly basis thereafter.
(18)	The RSUs vest equally on a quarterly basis, commencing on August 20, 2023, and the remainder vesting on a quarterly basis thereafter.
(19)	The RSUs vest in full on August 20, 2024.
(20)	The shares underlying this stock option vested 25% on April 1, 2015, then ratably (in remaining 1/48 installments) thereafter.
(21)	The shares underlying this stock option vest in 48 equal monthly installments commencing on April 1, 2018.
(22)	The shares underlying this stock option vest in 48 equal monthly installments commencing March 9, 2022.
(23)	The shares underlying this stock option vested 25% on February 19, 2020, then ratably (in remaining 1/48 installments) thereafter.
(24)	Ms. Hibbs forfeited all unvested equity awards upon her retirement on May 24, 2024.
(25)
All of Dr. Hillan’s outstanding unvested equity awards were forfeited upon his retirement on February 8, 2024; provided, however, in light of his services during the Transition Period (as defined below), the Compensation Committee determined that Dr. Hillan’s stock options will continue to be exercisable, to the extent vested as of February 8, 2024, until the earlier of February 8, 2026 and the original ten-year expiration date for such vested stock options.

23andMe Holding Co.	58	2024 Proxy Statement

OPTION EXERCISES AND STOCK VESTED TABLE
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Anne Wojcicki	—	—	312,644	367,528
Joseph Selsavage	—	—	195,105	224,261
William Richards	—	—	172,840	255,347
Kathy Hibbs	785,038	185,677	182,681	214,947
Kenneth Hillan	—	—	84,523	145,651
(1)
Amounts represent the number of shares and related value for stock awards that vested on applicable vesting dates, prior to the withholding of shares to satisfy taxes. Consistent with Company policy, upon the vesting of these awards, the Company withheld a portion of the otherwise distributable shares in respect of taxes. Accordingly, after shares were withheld for taxes, the NEOs acquired the following net share amounts: Ms. Wojcicki — 312,644; Mr. Selsavage — 121,009; Mr. Richards — 140,463; Ms. Hibbs — 113,178; and Dr. Hillan — 64,548.

(2)	The amounts shown in the Value Realized on Vesting column are calculated based on the closing market price of the stock on the date when the RSUs vested.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
Severance Arrangements
See “Employment Agreements with NEOs” in the Compensation Discussion and Analysis for a description of certain severance benefits provided under the NEOs’ employment agreements.
Change of Control Under the CIC Plan
On December 5, 2022, the Board approved the adoption of the 23andMe Holding Co. Change in Control Separation Plan (the “CIC Plan”) to be effective as of December 5, 2022. Pursuant to the CIC Plan, the Company’s “Officers” (as defined in Rule 16a-1(f) of the Exchange Act), including the NEOs, and certain key employees (each, a “Participant” and collectively, the “Participants”) designated by the Board, the Compensation Committee, or, with respect to employees who are not Officers, the Chief Executive Officer, will be entitled to receive certain separation benefits if such Participant’s employment is terminated in connection with a Change in Control (as defined in the CIC Plan). Specifically, a Participant will be entitled to the Separation Benefits (as defined below) if (i) a Change in Control occurs and, (ii) within the period beginning 30 days before and ending 12 months after such Change in Control, such Participant’s employment is terminated either (a) by the Company or a subsidiary of the Company without Cause (as defined in the CIC Plan) or (b) by such Participant for Good Reason (as defined in the CIC Plan) (the occurrence of (i) and (ii), a “Double-Trigger Event”).
Subject to a Participant’s execution of a release of claims in favor of the Company, a Participant will be entitled to the following separation benefits (collectively, the “Separation Benefits”) upon the occurrence of a Double-Trigger Event:
•
a lump-sum cash payment equal to six months of the Participant’s annual base salary (either in effect on the date of termination or in effect on the date of the Change in Control, whichever is higher) plus one-half of the Participant’s target annual bonus under the Company’s Annual Incentive Plan for the year of termination;

•	a lump-sum cash payment equal to the cost of six months of COBRA continuation of the medical, dental, and vision coverage in effect for the Participant on the date of termination; and
•	the acceleration of all of the Participant’s outstanding unvested equity awards granted under the 2021 Plan.
Notwithstanding the foregoing, the Separation Benefits will be reduced by any separation payments or benefits received by the Participant under any offer letter, employment agreement, or contract with the Company or its subsidiaries or any payments required by applicable law as a result of the termination of the Participant’s employment. The Separation Benefits may also be subject to adjustment if any Separation Benefits constitute an “excess parachute payment” under the Code. The Separation Benefits will not affect any other accrued or vested or earned but deferred compensation rights or other benefits that may be owed to a Participant following the termination, including, but not limited to, accrued vacation or sick-pay amounts or benefits payable under any bonus or other compensation plan, stock purchase plan, life insurance plan, health plan, disability plan, or similar or successor plan.
23andMe Holding Co.	59	2024 Proxy Statement

The CIC Plan may be terminated or amended by the Board until a Change in Control has occurred. Upon the occurrence of a Change in Control, the CIC Plan may not be amended or terminated.
The Separation Benefits provided for pursuant to the CIC Plan superseded and replaced any severance benefits related to a change of control provided for in the NEOs’ respective offer letters, as applicable and as confirmed by acknowledgment letter.
Change of Control Under the 2021 Plan
Pursuant to the 2021 Plan, if 23andMe experiences a change of control where 23andMe is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Compensation Committee determines otherwise, all outstanding grants that are not exercised or paid at the time of the change of control will be assumed, or replaced with grants (with respect to cash, securities, or a combination thereof) that have comparable terms, by the surviving corporation (or a parent or subsidiary of the surviving corporation).
If there is a change of control and all outstanding grants are not assumed or replaced with grants that have comparable terms, by the surviving corporation, the Compensation Committee may (but is not obligated to) make adjustments to the terms and conditions of outstanding grants, including, without limitation, taking any of the following actions (or combination thereof) without the consent of any participant:
•
determine that outstanding options and SARs will accelerate and become fully exercisable and the restrictions and conditions on outstanding stock awards, stock units, and dividend equivalents immediately lapse;

•	pay participants, in an amount and form determined by the Compensation Committee, in settlement of outstanding stock units or dividend equivalents;
•
require that participants surrender their outstanding stock options and SARs in exchange for a payment by us, in cash or shares of Class A common stock, equal to the difference between the exercise price and the fair market value of the underlying shares of Class A common stock; provided, however, that if the per share fair market value of Class A common stock does not exceed the per share stock option exercise price or SARs base amount, as applicable, 23andMe will not be required to make any payment to the participant upon surrender of the stock option or SAR and shall have the right to cancel any such option or SAR for no consideration; or

•
after giving participants an opportunity to exercise all of their outstanding stock options and SARs, terminate any unexercised stock options and SARs on the date determined by the Compensation Committee.

In general terms, a change of control under the 2021 Plan occurs if:
•	a person, entity, or affiliated group, with certain exceptions, acquires more than 50% of the then-outstanding voting securities;
•
23andMe merges into another entity, unless the holders of voting shares immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent;

•	23andMe merges into another entity and the members of the Board prior to the merger would not constitute a majority of the board of the merged entity or its parent;
•	23andMe sells or disposes of all or substantially all of the assets of 23andMe;
•	23andMe consummates a complete liquidation or dissolution; or
•	a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the incumbent directors.
Notwithstanding the foregoing, a change of control shall not be deemed to occur if a person becomes a beneficial owner of securities of the Company representing more than 50% of the voting power of the then-outstanding securities of the Company solely as the result of an election by another person to convert their shares of Class B common stock to shares of Class A common stock.
23andMe Holding Co.	60	2024 Proxy Statement

Except with respect to Dr. Hillan, the following table describes the approximate payments that would have been made to the NEOs pursuant to agreements, plans, or individual award agreements in effect on March 31, 2024, in the event of the termination of employment of the NEOs under the circumstances described below, assuming such terminations took place on March 31, 2024.
Name	Voluntary Termination ($)	Involuntary Termination(1)(2) ($)	Death / Permanent Disability(3) ($)	Change of Control / Double-Trigger(1)(3) ($)
Anne Wojcicki
Cash Severance	—	—	—	33,280
Benefits Continuation	—	—	—	11,502
Equity Value	—	—	—	166,328(7)
Total	—	—	—	211,109
Joseph Selsavage
Cash Severance	—	—	—	331,250
Benefits Continuation	—	—	—	5,047
Equity Value	—	—	—	586,244(7)
Total	—	—	—	922,540
William Richards
Cash Severance(4)	—		—	316,875
Benefits Continuation	—	—	—	16,892
Equity Value	—	—	—	298,040(7)
Total	—		—	631,807
Kathy Hibbs(5)
Cash Severance(6)	—	201,667	—	378,125
Benefits Continuation	—	—	—	19,479
Equity Value	—	—	—	557,291(7)
Total	—	201,667	—	954,895
(1)	The receipt of such benefits is subject to the NEO’s execution and non-revocation of a general release of claims.
(2)	Includes an involuntary separation from service by the Company for any reason other than (a) Cause, (b) death, or (c) Permanent Disability prior to a Change in Control.
(3)	Represents the Separation Benefits provided for under the CIC Plan upon the occurrence of a Double-Trigger Event.
(4)	The Richards Offer Letter does not provide for any severance rights.
(5)
On March 26, 2024, Ms. Hibbs notified the Company of her decision to retire. Accordingly, she ceased to serve as the Company’s Chief Administrative Officer effect as of March 28, 2024, but continued to be employed by the Company until her retirement on May 24, 2024. Ms. Hibbs did not receive any severance or separation benefits in connection with her retirement.

(6)
Pursuant to the Hibbs Offer Letter, if Ms. Hibbs experiences an involuntary separation from service by the Company for any reason other than Cause, death, or Permanent Disability, then she will be entitled to receive four months of continued salary that was in effect at the time of the termination.

(7)	Amount does not include the following underwater options, because such underwater options do not have intrinsic value:
Underwater Options that Would Accelerate upon a Qualifying Termination (#)
Anne Wojcicki	11,845,513
Joseph Selsavage	690,076
Richard Williams	246,137
Kathy Hibbs	754,072
23andMe Holding Co.	61	2024 Proxy Statement

Dr. Kenneth Hillan
Payments upon a Termination of Employment
On August 2, 2023, Dr. Hillan notified the Company of his decision to retire. In connection with such notice, Dr. Hillan stepped down from his position and ceased to serve as the Company’s Chief Therapeutics Officer, effective as of August 8, 2023. Dr. Hillan continued to be employed by the Company through and until his retirement on February 8, 2024 (the “Transition Period”). He was not entitled to any payments in connection with the termination of his employment. Additionally, all of his outstanding unvested equity awards were forfeited; provided, however, in light of his services during the Transition Period, the Compensation Committee determined that Dr. Hillan’s stock options will continue to be exercisable, to the extent vested as of February 8, 2024, until the earlier of February 8, 2026, and the original ten-year expiration date for such vested stock options. As such, Dr. Hillan’s vested stock options were modified to extend their respective post-termination exercise periods, and as a result of the Hillan Option Modification, the Company took an accounting charge. Accordingly, Dr. Hillan received $793,563 of incremental fair value, computed in accordance with FASB ASC Topic 718, as a result of the Hillan Option Modification.
23andMe Holding Co.	62	2024 Proxy Statement

Pay Versus Performance
The following information is presented to disclose the relationship between executive compensation actually paid (“CAP”), as calculated under applicable SEC rules, and the Company’s financial performance. As required by SEC rules, the table presented below discloses CAP for (i) the Company’s principal executive officer (“PEO”), Anne Wojcicki, and (ii) the Company’s NEOs other than Ms. Wojcicki (the “Non-PEO NEOs”), on an average basis.
The methodology for calculating amounts presented in the columns “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs,” including details regarding the amounts that were deducted from, and added to, the Summary Compensation Table (“SCT”) totals to arrive at the values presented for CAP, are provided in the footnotes to the table. A narrative discussion of the relationship between CAP and the Company performance measures (i) listed in the table below and (ii) that the Company has deemed most important in linking CAP during Fiscal 2024 to Company performance is also presented below.
The calculations and analysis below do not necessarily reflect the Company’s approach to aligning executive compensation with performance. For information concerning the Company’s compensation philosophy and how the Company aligns executive compensation with financial performance, refer to the Compensation Discussion and Analysis on page 39 of this Proxy Statement.
Pay Versus Performance Table
Fiscal Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) ($ thousands)	Adjusted EBITDA ($ thousands)
					TSR	Peer Group TSR
(a)(1)	(b)(2)	(c)(3)	(d)(4)	(e)(5)	(f)(6)	(g)(6)	(h)	(i)(6)
2024	$7,363,723	$(3,183,483)	$1,760,470	$428,029	$3.99	$118.50	$(666,700)	$(161,301)
2023	$62,920	$(9,366,735)	$839,511	$(1,548,032)	$17.12	$103.84	$(311,660)	$(161,301)
2022	$32,546,430	$23,624,938	$4,952,433	$2,024,265	$28.75	$109.62	$(217,490)	$(150,740)
(1)	PEO and Non-PEO NEOs for Fiscal 2024, Fiscal 2023, and Fiscal 2022 included:
Fiscal Year	PEO	Non-PEO NEOs
2024	Anne Wojcicki	Joseph Selsavage, William Richards, Kathy Hibbs, and Kenneth Hillan
2023	Anne Wojcicki	Joseph Selsavage, Kathy Hibbs, Kenneth Hillan, Paul Johnson, and Steven Schoch
2022	Anne Wojcicki	Steven Schoch, Kathy Hibbs, Kenneth Hillan, and Paul Johnson
In reliance on Instruction 2 to Item 402(v) of Regulation S-K, the Company is providing information for Fiscal 2024, Fiscal 2023, and Fiscal 2022 only.
(2)
The dollar amounts reported in column (b) are the amounts of total compensation reported for the Company’s PEO for each corresponding fiscal year in the “Total” column of the SCT. Refer to the SCT set forth on page 55 of this Proxy Statement for further detail.

(3)
The dollar amounts reported in columns (c) and (e) represent the amounts of CAP to PEO and average CAP to Non-PEO NEOs, respectively. CAP does not necessarily represent cash and/or equity value transferred to the PEO or applicable Non-PEO NEO without restriction, but rather is a value calculated in accordance with applicable SEC rules. As the Company does not have a defined benefit plan, no adjustments for pension benefits are included in the below tables. Similarly, no adjustments were made for dividends, as the Company has not paid any dividends.

23andMe Holding Co.	63	2024 Proxy Statement

The following table sets forth the adjustments made to calculate CAP to PEO, as shown in column (c):
	Fiscal 2022	Fiscal 2023	Fiscal 2024
SCT Total	$32,546,430	$62,920	$7,363,723
Less: Value of Stock Awards Reported in SCT	$(32,487,150)	$0	$(7,298,723)
Plus: Year End Fair Value of Outstanding and Unvested Equity Awards Granted in Fiscal Year	$21,668,681	$0	$2,464,192
Plus: Change in Fair Value of Outstanding and Unvested Equity Awards from Prior Fiscal Year End	$0	$(7,826,979)	$(4,886,212)
Plus: Fair Value of Equity Awards Granted in Fiscal Year that Vested During Fiscal Year	$1,896,976	$0	$780,208
Plus: Change in Fair Value of Vested Equity Awards Granted from Prior Fiscal Year End	$0	$(1,602,676)	$(1,606,671)
Less: Fair Value as of Prior Fiscal Year End of Equity Awards that Failed to Meet Applicable Vesting Conditions	$0	$0	$0
CAP	$23,624,938	$(9,366,735)	$(3,183,483)
The following table sets forth the adjustments made to calculate average CAP to Non-PEO NEOs, as shown in column (e):
	Fiscal 2022	Fiscal 2023	Fiscal 2024
SCT Total	$4,952,433	$839,511	$1,760,470
Less: Value of Stock Awards Reported in SCT	$(4,448,709)	$(252,189)	$(1,189,919)
Plus: Year End Fair Value of Outstanding and Unvested Equity Awards Granted in Fiscal Year	$4,518,904	$134,076	$395,309
Plus: Change in Fair Value of Outstanding and Unvested Equity Awards from Prior Fiscal Year End	$(2,737,032)	$(1,346,874)	$(330,980)
Plus: Fair Value of Equity Awards Granted in Fiscal Year that Vested During Fiscal Year	$206,716	$27,145	$175,707
Plus: Change in Fair Value of Vested Equity Awards Granted from Prior Fiscal Year End	$(468,048)	$(356,039)	$(213,094)
Less: Fair Value as of Prior Fiscal Year End of Equity Awards that Failed to Meet Applicable Vesting Conditions	$0	$(593,662)	$(169,463)
CAP	$2,024,265	$(1,548,032)	$428,029
The following tables set forth the assumptions made in the valuation of the equity awards:
		Weighted Average Assumptions
Fiscal Year	Valuation Scenario	Option Awards	Stock Price	Strike Price	Expected Life	Volatility	Risk-Free Rate	Fair Value	Moneyness	Full Value Awards	Stock Price
2023	Outstanding at FYE	7,826,807	$2.28	$0.12	0.08	1.59%	0.07%	$1.21	0.9%	1,264,426	$2.28
2024	Vested at FYE	4,648,241	$1.11	$2.92	4.78	0.79%	4.16%	$0.52	50.2%	947,793	$1.27
	Granted During Year	10,736,557	$0.00	$0.00	0.00	0.00%	0.00%	$0.00	0.0%	2,826,167	n/a
	Outstanding at FYE	13,535,798	$0.00	$0.00	0.00	0.00%	0.00%	$0.00	0.0%	3,022,373	$0.53
		Options							Full Value Awards
Fiscal Year		Stock Price	Strike Price	Expected Life	Volatility	Risk-Free Rate	Fair Value	Moneyness	Stock Price	Fair Value
2023	Minimum	$2.28	$3.56	3.57	82%	3.62%	$0.66	18%	$2.28	$2.28
	Maximum	$2.28	$12.62	4.52	83%	3.72%	$1.78	64%	$2.28	$2.28
2024	Minimum	$0.44	$0.96	3.10	76%	4%	$0.03	4%	$0.53	$0.53
	Maximum	$2.28	$12.62	5.97	83%	5%	$1.77	238%	$2.08	$2.08
(4)
The dollar amounts reported in column (d) are the average amounts of total compensation reported for the Non-PEO NEOs for each corresponding fiscal year in the “Total” column of the SCT. Refer to the SCT as set forth on page 55 of this Proxy Statement.

(5)
For purposes of calculating peer group total shareholder return (“TSR”), the S&P 500 Healthcare Sector Index (the “Peer Group TSR”) was utilized pursuant to Item 201(e) of Regulation S-K and as is reflected in our Annual Report on Form 10-K for Fiscal 2024. In accordance with applicable SEC rules, the Peer Group TSR was calculated on a market capitalization weighted basis according to the respective issuers’ stock market capitalization at the beginning of each period for which a return is indicated.

23andMe Holding Co.	64	2024 Proxy Statement

TSR for both the Company and the peer group is based on an initial $100 investment, measured on a cumulative basis from the market close on June 17, 2021 (the date the Company’s Class A common stock commenced publicly trading), through and including the end of the fiscal year for which TSR is being presented in the table. TSR calculations reflect reinvestment of dividends.
(6)
We identified Adjusted EBITDA for Fiscal 2024 as our Company-Selected Measure that represents, in our view, the most important measure used to link CAP to performance. Adjusted EBITDA was the only performance measure in the Fiscal 2024 AIP. Adjusted EBITDA is a non-GAAP measure. We define Adjusted EBITDA as net income (loss) before net interest income (expense), net other income (expense), income tax expenses (benefit), depreciation and amortization, impairment charges, stock-based compensation expense, and other items that are considered unusual or not representative of underlying trends of our business, including, but not limited to: changes in fair value of warrant liabilities, litigation settlements, gains or losses on dispositions of subsidiaries, acquisition transaction-related costs, and cybersecurity incident expenses, net of probable insurance recoveries, if applicable for the periods presented.

Narrative Discussion of Relationship Between CAP and Financial Performance Measures
One objective of the “Pay Versus Performance Table” is to illustrate how performance-based features in our executive compensation program operate to index pay to performance. As further explained below, we believe that the table reflects a general alignment of CAP with the Company’s performance on key financial performance measures. Additionally, the graphs shown below illustrate the relationship between CAP and (i) the Company and Peer Group TSRs, (ii) Net Income (Loss), and (iii) Adjusted EBITDA.
The following chart illustrates a comparison of the Company’s cumulative TSR versus the cumulative Peer Group TSR from June 17, 2021 through the end of Fiscal 2024. The CAP values are generally aligned with the Company’s stock price performance and reflect the Company’s use of equity incentives that are directly related to stock price performance.

23andMe Holding Co.	65	2024 Proxy Statement

The following chart illustrates a comparison of the Company’s Net Income (Loss) versus CAP to PEO and CAP to Non-PEO NEOs for Fiscal 2022, Fiscal 2023, and Fiscal 2024. In general, the CAP values are positively correlated to Net Income (Loss) over the measurement period, although no portion of the PEO’s or the Non-PEO NEOs’ compensation is directly tied to Net Income (Loss).

23andMe Holding Co.	66	2024 Proxy Statement

The following chart illustrates a comparison of the Company’s Adjusted EBITDA* versus CAP to PEO and CAP to Non-PEO NEOs for Fiscal 2022, Fiscal 2023, and Fiscal 2024. Adjusted EBITDA is the primary performance metric used by the PEO to evaluate the performance of each business segment. It is also used by management and the Board to understand and evaluate ongoing performance trends and to develop the annual budget, as well as to develop the Company’s short- and long-term operating plans. Additionally, Adjusted EBITDA was the only performance measure in the Fiscal 2024 AIP.

Important Financial Performance Measures
For Fiscal 2024, Adjusted EBITDA* was the only financial performance measure used by the Company to link CAP (for all NEOs) to Company performance. Because there was only one metric, the Company chose not to use a tabular format. For additional information related to how the Compensation Committee assessed the Company’s performance and established compensation for the NEOs, see the Compensation Discussion and Analysis section of this Proxy Statement.
*
Adjusted EBITDA Adjusted EBITDA is a non-GAAP measure. We define Adjusted EBITDA as net income (loss) before net interest income (expense), net other income (expense), income tax expenses (benefit), depreciation and amortization, impairment charges, stock-based compensation expense, and other items that are considered unusual or not representative of underlying trends of our business, including, but not limited to: changes in fair value of warrant liabilities, litigation settlements, gains or losses on dispositions of subsidiaries, acquisition transaction-related costs, and cybersecurity incident expenses, net of probable insurance recoveries, if applicable for the periods presented.

23andMe Holding Co.	67	2024 Proxy Statement

Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the ratio of the annual total compensation of our CEO, Anne Wojcicki, to that of our median employee. In making this pay ratio disclosure, other companies may use assumptions, estimates, and methodologies different than ours; as a result, the following information may not be directly comparable to the information provided by other companies in our peer group or otherwise. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
Ms. Wojcicki’s annual total compensation for Fiscal 2024, calculated pursuant to SEC rules, was $7,363,723. The annual total compensation of the median employee of the Company for Fiscal 2024, calculated pursuant to SEC rules, was $227,981. Accordingly, the ratio of the annual total compensation of the CEO to that of the median employee of the Company was approximately 32:1 for Fiscal 2024.
In identifying the median employee, we used the following methodology. We used total direct compensation as our compensation measure and a determination date of March 31, 2024 (the “Determination Date”). Total direct compensation is (i) actual salary via payroll records, plus (ii) Fiscal 2024 AIP payout amount, plus (iii) retention and/or special cash and equity bonuses, plus (iv) annual equity grant. We believe that total direct compensation is an appropriate compensation measure because all of our employees are eligible to participate in the AIP and receive equity grants. For new hires that were not employed for the entirety of Fiscal 2024, we annualized their respective base salaries.
We then selected the median employee, having identified the Fiscal 2024 total direct compensation for all of our employees (excluding our CEO) on the Determination Date. We included all employees in our calculation and excluded interns. We did not make any other assumptions, adjustments, or estimates with respect to our calculation of total direct compensation or our determination of the median employee.
23andMe Holding Co.	68	2024 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The following table furnishes, with respect to each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock of the Company, the name and address of such beneficial owner, the number of shares of common stock reported as beneficially owned (as determined in accordance with Rule 13d-3 under the Exchange Act) by such beneficial owner in the most recent Schedule 13G or Schedule 13D filed with the SEC, and the percentage that such shares comprised the outstanding shares of common stock of the Company as of July 1, 2024.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned(2)		Percent of Combined Voting Power of All Classes of Common Stock(2)(3)
	Class A	Class B(1)	Class A	Class B(1)
ABeeC 2.0, LLC 71 Main Street, Suite 259 Los Altos, CA 94022	—	98,633,827(4)	—	59.24%	49.20%
GSK plc 980 Great West Road Brentford, Middlesex, TW8 9GS United Kingdom	—	39,660,487(5)	—	23.82%	19.78%
NewView Capital Management, LLC 1201 Howard Avenue, Suite 101 Burlingame, California 94010	19,455,681(6)	—	5.73%	—	0.97%
Entities Affiliated with Sequoia Capital 2800 Sand Hill Road, Suite 101 Menlo Park, CA 94025	—	17,818,440(7)	—	10.70%	8.89%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	22,554,104(8)	—	6.64%	—	1.13%
(1)	Each share of Class B common stock is convertible into one share of Class A common stock at the option of the holder.
(2)	The percentages are based upon 339,502,600 shares of Class A common stock and 166,507,453 shares of Class B common stock outstanding on July 1, 2024.
(3)	Each share of Class A common stock is entitled to one vote, and each share of Class B common stock is entitled to 10 votes.
(4)
Based on information contained in Amendment No. 1 to Schedule 13D filed with the SEC by ABeeC 2.0, LLC (the “LLC”) on April 17, 2024 to report beneficial ownership of shares of the Company’s common stock as of April 13, 2024. In the Schedule 13D, the LLC reported that The ANNE WOJCICKI REVOCABLE TRUST U/A/D 9/2/09, AS AMENDED AND RESTATED (the “Trust”) is the sole member of the LLC and Anne Wojcicki is the sole trustee of the Trust. The LLC reported that the LLC, the Trust, and Ms. Wojcicki have shared power to vote and dispose, or direct the disposition, of 98,633,827 shares of the Class B common stock held by the LLC.

(5)
Based on information contained in Amendment No. 2 to Schedule 13D filed with the SEC by GSK plc (the “GSK”) on February 9, 2024 to report beneficial ownership of shares of the Company’s common stock as of February 7, 2024. In the Schedule 13D, GSK reported that Glaxo Group Limited, an indirect wholly owned subsidiary of GSK, had sole power to vote and dispose, or direct the disposition, of 39,660,487 shares of the Class B common stock held by GSK.

(6)
Based on information contained in the Schedule 13G filed with the SEC by NewView Capital Fund I, L.P. (“NewView”) on February 14, 2023 to report beneficial ownership of shares of the Company’s common stock as of December 31, 2022. In the Schedule 13G, NewView reported that it had sole voting power of 19,455,681 shares of Class A common stock (except that NewView Capital Partners I, LLC (“NVC Partners I”), the general partner of NVC Fund I, may be deemed to have sole power to vote these shares, and Ravi Viswanathan (“Viswanathan”), the managing member of NVC Partners I, may be deemed to have sole power to vote these shares) and sole dispositive power of 19,455,681 shares (except that NVC Partners I, the general partner of NVC Fund I, may be deemed to have sole power to dispose of these shares, and Viswanathan, the managing member of NVC Partners I, may be deemed to have sole power to dispose of these shares).

(7)
Based on information contained in the Schedule 13G filed by SC US (TTGP), Ltd. with the SEC on June 30, 2021 to report beneficial ownership of the Company’s common stock as of June 16, 2021, as well as supplemental information provided to the Company by Sequoia Capital on April 25, 2022. Such beneficial ownership is a result of shares held by entities affiliated with Sequoia Capital consisting of: (i) 3,670,314 shares held by Sequoia Capital Global Growth Fund II, L.P. (“GGF II”); (ii) 55,143 shares held by Sequoia Capital Global Growth II Principals Fund, L.P. (“GGF II PF”); (iii) 3,634,310 shares held by Sequoia Capital Growth Fund III, L.P. (“GF III”); (iv) 6,135,652 shares held by Sequoia Capital U.S. Growth Fund VII, L.P.

23andMe Holding Co.	69	2024 Proxy Statement

(“GF VII”); (v) 3,818,329 shares held by Sequoia Capital U.S. Growth Fund VIII, L.P. (“GE VIII”); and (vi) 504,692 shares held by Sequoia Capital U.S. Growth VII Principals Fund, L.P. (“GF VII PF”). SC US (TTGP), Ltd. reported shared power to vote and dispose, or direct the disposition, of 17,818,440 shares of Class B common stock.
SC US (TTGP), Ltd. is (i) the general partner of SC Global Growth II Management, L.P., which is the general partner of each of GGF II and GGF II PF (together, the “GGF II Funds”); (ii) the general partner of SC U.S. Growth VII Management, L.P., which is the general partner of each of GF VII and GF VII PF (together, the “GF VII Funds”); and (iii) the general partner of SC U.S. Growth VIII Management, L.P., which is the general partner of GF VIII (together with the GGF II Funds and the GF VII Funds, the “GF and GGF Funds”). SCGF III Management, LLC is the general partner of GF III, and, as a result, SCGF III Management, LLC may be deemed to share voting and dispositive power with respect to the shares held by GF III.
The directors and stockholders of SC US (TTGP), Ltd. who exercise voting and investment discretion with respect to the GF and GGF Funds are Douglas M. Leone and Roelof Botha. As a result, and by virtue of the relationships described in this paragraph, each such person may be deemed to share voting and dispositive power with respect to the shares held by the GF and GGF Funds, as applicable. Mr. Leone and Mr. Botha, as applicable, expressly disclaim beneficial ownership of the shares held by the entities in this footnote.
(8)
Based on information contained in Amendment No. 1 to Schedule 13G filed with the SEC by The Vanguard Group on February 13, 2024 to report beneficial ownership of shares of the Company’s common stock as of December 29, 2023. In the Schedule 13G, The Vanguard Group reported that it had sole voting power of 0 shares of Class A common stock, shared voting power of 193,550 shares of Class A common stock, sole dispositive power of 22,101,779 shares of Class A common stock, and shared dispositive power of 452,325 shares of Class A common stock.

The following table furnishes the number of shares of common stock of the Company beneficially owned (as determined in accordance with Rule 13d-3 under the Exchange Act) by each of the current directors, the director nominees, the named executive officers, and the current directors and executive officers as a group, as of July 1, 2024.
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)		Percentage of Shares Beneficially Owned(4)		Percent of Combined Voting Power of All Classes of Common Stock(4)(5)
	Class A(11)	Class B(3)	Class A	Class B(3)
Roelof Botha(6)	303,940	17,818,440(7)	*	10.70%	8.90%
Patrick Chung	301,421	1,141,824(8)	*	*	*
Sandra Hernández	395,064	—	*	—	*
Neal Mohan	475,175	—	*	—	*
Valerie Montgomery Rice	354,881	—	*	—	*
Richard Scheller	696,214	—	*	—	*
Peter Taylor	322,732	—	*	—	*
Anne Wojcicki	10,880,319(9)	98,633,827(10)	3.20%	59.24%	49.75%
Joseph Selsavage	1,255,655	—	*	—	*
William Richards	617,502	—	*	—	*
Kathy Hibbs	841,022	—	*	—	*
Kenneth Hillan	2,110,540	—	*	*
All Current Directors and Executive Officers as a Group (10 persons)	15,602,903	117,594,091	4.60%	70.62%	59.44%
*	Less than 1%.
(1)	Unless otherwise indicated, the business address of each individual is 349 Oyster Point Boulevard, South San Francisco, California 94080.
(2)
Unless otherwise indicated, each individual has voting and dispositive power over the listed shares of common stock and such voting and dispositive power is exercised solely by the named individual or shared with a spouse.

(3)	Each share of Class B common stock is convertible into one share of Class A common stock at the option of the holder.
(4)	The percentages are based upon 339,502,600 shares of Class A common stock and 166,507,453 shares of Class B common stock outstanding on July 1, 2024.
(5)	Each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to 10 votes.
(6)	The business address for Mr. Botha is 2800 Sand Hill Road, Suite 101, Menlo Park, CA 94025. Mr. Botha holds 110,561 shares of Class A Common Stock indirectly through estate planning vehicles.
(7)
Includes (i) 624,136 shares of Class B common stock held by estate planning vehicles, (ii) 17,818,440 shares of Class B common stock held by the below entities affiliated with Sequoia Capital, and (iii) 1,235,148 shares of Class B common stock held by Sequoia Grove II, LLC.

23andMe Holding Co.	70	2024 Proxy Statement

The business address of the entities affiliated with Sequoia Capital and Sequoia Grove II, LLC is 2800 Sand Hill Road, Suite 101, Menlo Park, CA 94025.
The 17,818,440 shares of Class B common stock held by entities affiliated with Sequoia Capital consist of: (i) 3,670,314 shares held by GGF II; (ii) 55,143 shares held by GGF II PF; (iii) 3,634,310 shares held by GF III; (iv) 6,135,652 shares held by GF VII; (v) 3,818,329 shares held by GF VIII; and (vi) 504,692 shares held by GF VII PF. The business address of the above entities is 2800 Sand Hill Road, Suite 101, Menlo Park, CA 94025.
SC US (TTGP), Ltd. is (i) the general partner of SC Global Growth II Management, L.P., which is the general partner of each of the GGF II Funds; (ii) the general partner of SC U.S. Growth VII Management, L.P., which is the general partner of each of the GF VII Funds; and (iii) the general partner of SC U.S. Growth VIII Management, L.P., which is the general partner of GF VIII. SCGF III Management, LLC is the general partner of GF III, and, as a result, SCGF III Management, LLC may be deemed to share voting and dispositive power with respect to the shares held by GF III.
The directors and stockholders of SC US (TTGP), Ltd. who exercise voting and investment discretion with respect to the GF and GGF Funds are Douglas M. Leone and Roelof Botha. As a result, and by virtue of the relationships described in this paragraph, each such person may be deemed to share voting and dispositive power with respect to the shares held by the GF and GGF Funds, as applicable. Additionally, Mr. Botha is a member of Sequoia Grove II, LLC. Mr. Leone and Mr. Botha, as applicable, expressly disclaim beneficial ownership of the shares held by the entities in this footnote.
(8)
Includes (i) 1,059,223 shares of Class B common stock held by Xfund 2, L.P. and (ii) 82,601 shares of Class B common stock held by Xfund 2A, L.P. (together with Xfund 2, L.P., “Xfund”). Mr. Chung may be deemed the beneficial owner of the shares of Class B common stock held by Xfund because he serves as the Managing General Partner of Xfund.

(9)	Includes 2,500,000 shares of Class A common stock held by the Anne Wojcicki Foundation, over which Ms. Wojcicki may be deemed to hold voting and dispositive power.
(10)	Consists of 98,633,827 shares of Class B common stock held by the LLC (see footnote 4 to the 5% or Greater Holder table above).
(11)
Includes the following number of shares of Class A common stock issuable within 60 days after July 1, 2024, upon vesting of RSUs and shares of Class A common stock subject to outstanding stock options that are exercisable within 60 days of July 1, 2024:

Name of Beneficial Owner	RSUs	Stock Options
Roelof Botha	138,334	—
Patrick Chung	126,461	—
Sandra Hernández	148,492(a)	—
Neal Mohan	154,997	229,369
Valerie Montgomery Rice	130,862(a)	—
Richard Scheller	165,088	458,738
Peter Taylor	137,566	—
Anne Wojcicki	78,162	7,286,062
Joseph Selsavage	228,449	767,329
William Richards	160,772	341,389
Kathy Hibbs	—	841,022
Kenneth Hillan	—	2,110,540
All Current Directors and Executive Officers as a Group (10 persons)	1,469,183	9,082,887
(a)	Reflects shares that such individual has deferred receipt of until the end of their service on the Board.
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PROPOSAL 3
Approval of an Amendment to Our Certificate of Incorporation to Combine Outstanding Shares of Our Class A Common Stock and Class B Common Stock, Respectively, into a Lesser Number of Outstanding Shares, or a “Reverse Stock Split,” by a Ratio of Not Less Than One-for-Five and Not More Than One-for-Thirty, with the Exact Ratio to Be Set Within This Range by Our Board in Its Sole Discretion (“Reverse Stock Split” Vote)
Overview
The Board has approved and declared advisable an amendment to our Certificate of Incorporation, to combine the outstanding shares of our Class A common stock and Class B common stock, respectively, into a lesser number of outstanding shares of each class, a so-called “Reverse Stock Split.” If approved by the stockholders as proposed, the Board would have the sole discretion to effect the Reverse Stock Split at any time within 90 days after our Annual Meeting and to fix the specific ratio for the Reverse Stock Split, provided that the ratio would be not less than one-for-five and not more than one-for-thirty. The Board would also have the discretion to abandon the Reverse Stock Split prior to its effectiveness. The Reverse Stock Split would be implemented on identical ratios with respect to the Class A common stock and Class B common stock. The Board is hereby soliciting stockholder approval for the Reverse Stock Split Proposal.
If approved by our stockholders, the Reverse Stock Split would permit (but not require) the Board to effect a reverse stock split of the outstanding shares of our Class A common stock and Class B common stock at any time by a ratio of not less than one-for-five and not more than one-for-thirty, with the specific ratio to be fixed within this range by the Board in its sole discretion without further stockholder approval. We believe that enabling the Board to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement it in a manner designed to maximize the anticipated benefits for our stockholders. In fixing the ratio, the Board may consider, among other things, factors such as: the historical trading price and trading volume of our Class A common stock; the number of shares of our Class A common stock outstanding; the then-prevailing trading price and trading volume of our Class A common stock; the anticipated impact of the Reverse Stock Split on the trading market for our Class A common stock; potential financing opportunities; and prevailing general market and economic conditions.
The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing of a Certificate of Amendment setting forth the Reverse Stock Split (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware, or at the later time set forth in the Certificate of Amendment. The exact timing of the amendment will be determined by the Board based on its evaluation as to when such action will be the most advantageous to our Company and our stockholders. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the Reverse
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Stock Split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State, the Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed. The Board will only implement the Reverse Stock Split in a manner that applies on the same basis to the Class A common stock and Class B common stock.
The proposed form of amendment to our Certificate of Incorporation to effect the Reverse Stock Split is attached as Appendix A to this proxy statement. Any amendment to our Certificate of Incorporation to effect the reverse stock split will include the reverse stock split ratio fixed by the Board, within the range approved by our stockholders.
Reasons for the Reverse Stock Split
Our Class A common stock is listed on the Nasdaq Capital Market, after having been listed on the Nasdaq Global Select Market prior to May 13, 2024. Both markets have as one of their continued listing requirements a minimum bid price of at least $1.00 per share. Recently our Class A common stock has traded significantly below $1.00 per share. On November 10, 2023, we received a letter from the Nasdaq Listing Qualifications Department (“Nasdaq”) indicating that we failed to comply with the minimum bid price requirement of Nasdaq Listing Rule 5450(a)(1), which requires us to maintain a minimum bid price of at least $1 per share for continued listing on The Nasdaq Global Select Market (the “Minimum Bid Requirement”). Our failure to comply with the Minimum Bid Requirement was based on our Class A common stock per share price being below the $1 threshold for a period of 30 consecutive trading days. We were provided with a 180-day grace period to regain compliance, which expired on May 8, 2024. We were not in compliance by May 8, 2024, and were afforded a second 180-day period to regain compliance, which expires on November 4, 2024. In connection with the grant of the second compliance period, the Class A common stock was moved to the Nasdaq Capital Market effective at the opening of business on May 13, 2024. We will regain compliance if the bid price of our Class A common stock closes at $1.00 per share or more for a minimum of ten consecutive trading days. The Reverse Stock Split Proposal is intended primarily to increase our per share bid price and satisfy The Nasdaq Capital Market continued listing requirement. Reducing the number of outstanding shares of our Class A common stock should, absent other factors, increase the per share market price of our Class A common stock, although we cannot provide any assurance that we will be able to meet or maintain a bid price over the minimum bid price requirement for continued listing on The Nasdaq Capital Market or any other exchange.
The delisting of our Class A common stock from the Nasdaq Capital Market may result in decreased liquidity, increased volatility in our Class A common stock, a loss of current or future coverage by certain sell-side analysts and/or a diminution of institutional investor interest. Delisting could also cause a loss of confidence of our collaborators, vendors and employees, which could harm our business and future prospects. If our Class A common stock were delisted from the Nasdaq Capital Market, it may qualify for quotation on the OTC Bulletin Board or other over-the-counter marketplace.
In evaluating the Reverse Stock Split, in addition to the considerations described above, the Board also took into account various negative factors associated with reverse stock splits generally. These factors include: the negative perception of reverse stock splits held by some investors, analysts, and other stock market participants; the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined in share price and corresponding market capitalization; the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and the costs associated with implementing a reverse stock split.
We also believe that the low market price of our Class A common stock impairs its acceptability to important segments of the institutional investor community and the investing public. Many investors look upon low-priced stock as speculative in nature and, as a matter of policy, avoid investment in such stocks. Moreover, the low market price of our Class A common stock may have reduced the effective marketability of our shares because of the reluctance of many brokerage firms to recommend low-priced stock to their clients. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stock because the brokerage commission on a sale of low-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue.
In order to provide flexibility, the Board is seeking stockholder approval for a range of reverse split ratios of not less than one-for-five and not more than one-for-thirty. The need for the range is due to the volatility of our stock price, which ranged from a high of $2.03 per share to a low of $0.35 per share between July 1, 2023 and July 1, 2024.
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We believe that enabling the Board to set the exact reverse split ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining whether to implement the Reverse Stock Split and selecting the exchange ratio, the Board will consider factors such as:
•	The total number of shares of Class A common stock outstanding;
•	The Nasdaq Capital Market requirements for the continued listing of our Class A common stock;
•	The historical trading price and trading volume of our Class A common stock;
•	The then-prevailing trading price and trading volume for our Class A common stock;
•	The anticipated impact of the Reverse Stock Split on the trading price of and market for our Class A common stock;
•	Potential financing opportunities; and
•	Prevailing general market and economic conditions.
Reducing the number of outstanding shares of our Class A common stock through a Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Class A common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Class A common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Class A common stock will increase following the Reverse Stock Split or that the market price of our Class A common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Class A common stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Class A common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Class A common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.
The Board will have sole discretion as to any implementation of, and the exact timing and actual ratio of, the Reverse Stock Split within the range of ratios specified in this Proposal 3 and within 90 days after the date of the Annual Meeting. The Board may also determine that the Reverse Stock Split is no longer in the best interests of our Company and our stockholders and decide to abandon the Reverse Stock Split at any time before, during or after the Annual Meeting and prior to its effectiveness, without further action by the stockholders. If the Board elects to implement the Reverse Stock Split with respect to the Class A common stock, it will do so with respect to the Class B common stock as well, on an identical ratio.
The reverse stock split alone would have no effect on our authorized capital stock, and the total number of authorized shares would remain the same as before the reverse stock split. This would have the effect of increasing the number of shares of Class A common stock or Class B common stock available for issuance. As of the Record Date, the numbers of authorized shares of our Class A common stock and Class B common stock were 1,140,000,000 shares and 350,000,000 shares, respectively, which will not be affected by the reverse stock split.
The additional available shares would be available for issuance from time to time at the discretion of the Board when opportunities arise, without further stockholder action or the related delays and expenses, except as may be required for a particular transaction by law, the rules of any exchange on which our securities may then be listed, or other agreements or restrictions. There are no preemptive rights relating to the Class A common stock or Class B common stock. As such, any issuance of additional shares of Class A common stock or Class B common stock would increase the number of outstanding shares of Class A common stock or Class B common stock, as the case may be, and (unless such issuance was pro rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly.
We are exploring various sources of financing, including through potential future sales of Class A common stock or other securities. There can be no assurance, however, even if the Reverse Stock Split is approved and implemented, that any financing transaction would be undertaken or completed. If we are unable to successfully raise sufficient additional capital, through future sales of Class A common stock or other securities or through strategic and collaborative arrangements, we will not have sufficient cash to fund our planned business operations and/or may not be able to continue as a going concern.
As of the Record Date, we had 339,445,085 shares of Class A common stock and 166,507,453 shares of Class B common stock issued and outstanding. As of the Record Date, we had 65,769,144 shares of Class A common stock reserved for issuance upon the exercise of outstanding options, 68,270,971 shares of Class A common stock reserved for issuance upon the exercise of outstanding restricted stock units, 210,240,177 shares of Class A common stock reserved for future issuances (inclusive of the outstanding restricted stock units and options, as well as 76,200,062 shares that remain available for future grants) under the 2021 Plan, and 12,845,267 shares of Class A common stock reserved for future issuances under the ESPP. As of the Record Date, we had zero shares of Preferred Stock issued and outstanding.
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Potential Effects of Proposed Amendment
If our stockholders approve the Reverse Stock Split and the Board effects it, the number of shares of Class A common stock and Class B common stock authorized and issued and outstanding will be reduced due to the Reverse Stock Split, depending upon the ratio determined by the Board. The Reverse Stock Split will affect all holders of our Class A common stock and Class B common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of Class A common stock and Class B common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of Class A common stock or Class B common stock to round up to the next whole share. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).
The Reverse Stock Split will not change the terms of the Class A common stock or Class B common stock. After the Reverse Stock Split, the shares of Class A common stock and Class B common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Class A common stock and Class B common stock now authorized. The Class A common stock and Class B common stock will remain fully paid and non-assessable.
The Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of our Class A common stock or Class B common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.
After the effective time of the Reverse Stock Split we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. Subject to our compliance with applicable continued listing requirements, our Class A common stock will continue to be listed on the Nasdaq Capital Market and traded under the symbol “ME,” although the exchange will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the effective time to indicate that a Reverse Stock Split has occurred. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.
After the effective time of a Reverse Stock Split, the post-split market price of our Class A common stock may be less than the pre-split price multiplied by the reverse stock split ratio. In addition, a reduction in number of shares outstanding may impair the liquidity for our Class A common stock, which may reduce the value of our Class A common stock.
Beneficial Holders of Class A Common Stock
Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Class A common stock in street name. However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our Class A common stock with a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers or other nominees.
Registered “Book-Entry” Holders of Class A Common Stock and Class B Common Stock
Certain of our registered holders of Class A common stock and Class B common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Class A common stock or Class B common stock. They are, however, provided with statements reflecting the number of shares registered in their accounts.
Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive evidence of their shares of post–Reverse Stock Split Class A common stock or Class B common stock.
Holders of Certificated Shares of Class A Common Stock
Stockholders holding shares of our Class A common stock in certificated form will be sent a transmittal letter by the transfer agent after the effective time of the Reverse Stock Split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our Class A common stock (the “Old Certificates”) to the transfer agent. Unless a stockholder specifically requests a new paper certificate or holds restricted shares, upon the stockholder’s surrender of all of the stockholder’s Old Certificates to the transfer agent, together with a properly completed and executed letter of transmittal, the transfer agent will register the appropriate number of shares of post–Reverse Stock Split Class A common stock electronically in book-entry form and provide the stockholder with a statement reflecting the number of shares registered in the stockholder’s
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account. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of shares of post–Reverse Stock Split Class A common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for the appropriate number of shares of post–Reverse Stock Split Class A common stock. If an Old Certificate has a restrictive legend on its reverse side, a new certificate will be issued with the same restrictive legend on its reverse side.
STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.
Fractional Shares
We will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio will automatically be entitled to receive an additional fraction of a share of Class A common stock or Class B common stock to round up to the next whole share.
Effect of the Reverse Stock Split on Outstanding Stock Options, Restricted Stock Units, and Employee Plans
Based upon the reverse stock split ratio, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options, restricted stock units, and convertible stock entitling the holders to purchase shares of Class A common stock. This would result in approximately the same aggregate price being required to be paid under such options, restricted stock units, and convertible stock upon exercise, and approximately the same value of shares of Class A common stock being delivered upon such exercise immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the reverse stock split ratio.
Accounting Matters
The proposed amendment to our Certificate of Incorporation will not affect the par value of our Class A common stock or Class B common stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to the Class A common stock and Class B common stock will be reduced in the same proportion as the reverse stock split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Class A common stock and Class B common stock will be reclassified for prior periods to conform to the post–Reverse Stock Split presentation.
Certain Federal Income Tax Consequences of the Reverse Stock Split
The following summary describes certain U.S. federal income tax consequences of the Reverse Stock Split to U.S. holders (as defined below) of our Class A common stock and Class B common stock. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings, and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split. This summary does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed.
For purposes of this discussion, a U.S. holder is a beneficial owner of our Class A common stock or Class B common stock that is either:
•	an individual citizen or resident of the United States;
•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust, if: (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons has the authority to control all of its substantial decisions or (ii) it was in existence before August 20, 1996, and a valid election is in place under applicable Treasury regulations to treat such trust as a U.S. person for U.S. federal income tax purposes.

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This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, persons whose functional currency is not the U.S. dollar, partnerships or other pass-through entities, traders in securities that elect to mark to market and dealers in securities or currencies; (ii) persons that hold our Class A common stock or Class B common stock as part of a position in a “straddle” or as part of a “hedging transaction,” “conversion transaction” or other integrated investment transaction for federal income tax purposes; or (iii) persons that do not hold our Class A common stock or Class B common stock as “capital assets” (generally, property held for investment). This summary does not address backup withholding and information reporting. This summary does not address U.S. holders who beneficially own Class A common stock or Class B common stock through a “foreign financial institution” (as defined in Code Section 1471(d)(4)) or certain other non-U.S. entities specified in Code Section 1472.
If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Class A common stock or Class B common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Class A common stock or Class B common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.
General Tax Treatment of the Reverse Stock Split
The Reverse Stock Split is intended to qualify as a “reorganization” under Section 368 of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a reorganization, a U.S. holder generally will not recognize gain or loss upon the exchange of our ordinary shares for a lesser number of ordinary shares, based upon the reverse stock split ratio. A U.S. holder’s aggregate tax basis in the lesser number of ordinary shares received in the Reverse Stock Split will equal such U.S. holder’s aggregate tax basis in the shares of our Class A common stock or Class B common stock that such U.S. holder owned prior to the Reverse Stock Split. The holding period for the ordinary shares received in the Reverse Stock Split will include the period during which a U.S. holder held the shares of our Class A common stock or Class B common stock that were surrendered in the Reverse Stock Split. The United States Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our Class A common stock or Class B common stock surrendered to the shares of our Class A common stock or Class B common stock received pursuant to the Reverse Stock Split. U.S. holders of shares of our Class A common stock or Class B common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
As noted above, we will not issue fractional shares in connection with the Reverse Stock Split. In certain circumstances, stockholders who would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share to round up to the next whole post-Reverse Stock Split share. The U.S. federal income tax consequences of the receipt of such an additional fraction of a share is not clear.
THE FOREGOING IS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT CONSTITUTE A TAX OPINION. EACH HOLDER OF OUR COMMON SHARES SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.
Amendment Effective Date
If the proposed amendment to the Certificate of Incorporation as described in this Proposal 3 is approved by the stockholders, the Company will file the Certificate of Amendment reflecting the adopted amendment with the Secretary of State of the State of Delaware. The Certificate of Amendment will be effective upon its filing or at such later time as specified in the Certificate of Amendment. If the stockholders do not approve this Proposal 3, the Certificate of Amendment will not be filed with the Secretary of State of the State of Delaware.
Dissenters’ Rights
No dissenters’ rights are available under the General Corporation Law of the State of Delaware (“DGCL”) or under the Certificate of Incorporation or the Bylaws to any stockholder who dissents from this Proposal 3.
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Interests of Directors and Executive Officers
Our directors and executive officers do not have a substantial interest, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of Class A common stock, Class B common stock, or any other of our securities.
Vote Required
The affirmative vote of the holders of at least two-thirds (67%) of the voting power of the outstanding shares of our Class A common stock and Class B common stock, voting together as a single class, is required to approve this Proposal 3.
YOUR VOTE IS IMPORTANT
Our Board unanimously recommends that you vote “FOR” the approval of an amendment to our Certificate of Incorporation to combine outstanding shares of our Class A common stock and Class B common stock, respectively, into a lesser number of outstanding shares, or a “reverse stock split,” by a ratio of not less than one-for-five and not more than one-for-thirty, with the exact ratio to be set within this range by our Board in its sole discretion (“Reverse Stock Split” Vote).

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Audit Committee Matters
REPORT OF THE AUDIT COMMITTEE FOR FISCAL 2024
The management of 23andMe Holding Co. (the “Company,” “we,” “us,” or “our”) is responsible for our internal controls and preparing our consolidated financial statements. Our independent registered public accounting firm, KPMG LLP (“KPMG”), is responsible for performing an independent audit of the consolidated financial statements and issuing a report thereon. KPMG’s audit is performed in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee (the “Audit Committee”) of the Company’s Board of Directors (the “Board”) is responsible for overseeing the conduct of these activities. In performing its oversight function, the Audit Committee relies, without independent verification, on the information provided to it and on representations made by our management and our independent registered public accounting firm.
In the performance of the Audit Committee’s oversight function, the Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended March 31, 2024. The Audit Committee has met with KPMG with and without management present and has discussed with KPMG the matters required to be discussed by the applicable requirements of the PCAOB, including matters relating to the conduct of the audit under PCAOB Auditing Standard No. 1301 (Communications with Audit Committees). In addition, the Audit Committee has received the written disclosures and the letter from KPMG required by the applicable requirements of the PCAOB regarding the independent registered accounting firm’s communications with the Audit Committee concerning independence and has discussed with KPMG its independence.
Based on its review of the audited consolidated financial statements and discussions with management and KPMG referred to above, the Audit Committee recommended to the Board the inclusion of the audited financial statements for the fiscal year ended March 31, 2024, in our Annual Report on Form 10-K for filing with the Securities and Exchange Commission.
This report has been furnished by the Audit Committee of the Board of Directors.
Peter Taylor, Chair
Roelof Botha
Patrick Chung
The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the report by reference therein.
AUDIT FEES AND SERVICES
Fees billed for services rendered by KPMG for each of Fiscal 2024 and Fiscal 2023 were as follows:
Type of Service	Fiscal 2024 ($)	Fiscal 2023 ($)
Audit Fees(1)	4,476,250	4,125,800
Audit-Related Fees(2)	—	10,000
Tax Fees(3)	42,000	—
All Other Fees	—	—
Total	4,518,250	4,135,800
(1)
Audit fees represent the aggregate fees billed for professional services rendered by our independent registered public accounting firm for the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements for Fiscal 2024 and Fiscal 2023, respectively.

(2)
Audit-related fees represent the aggregate fees billed for assurance and related professional services rendered by our independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and that are not reported under “Audit Fees.”

(3)	Consists of fees for professional services primarily for tax advice services.
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PRE-APPROVAL POLICIES AND PROCEDURES
Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to the pre-approval procedures described below.
From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.
100% of the services rendered by KPMG to the Company and our subsidiaries during Fiscal 2024 were pre-approved by our Audit Committee.
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PROPOSAL 4
Ratification of Independent Registered Public Accounting Firm for Fiscal 2025
The Audit Committee annually evaluates the selection of our independent registered public accounting firm and has reappointed KPMG as the Company’s independent registered public accounting firm to examine the consolidated financial statements of the Company and its subsidiaries for Fiscal 2025.
In deciding whether to retain our current independent registered public accounting firm or engage a different independent registered public accounting firm, our Audit Committee reviews the Company’s current independent registered public accounting firm’s qualifications, performance, and independence in accordance with regulatory requirements and guidelines.
Although the Company’s governing documents do not require the submission of KPMG’s appointment to the Company’s stockholders for ratification, the Company believes that soliciting stockholders’ input is a matter of good corporate governance. If the appointment of KPMG is not ratified, our Audit Committee may reconsider the appointment; however, the Audit Committee will not be obligated to change or retain a different independent registered public accounting firm. Even if KPMG’s appointment is ratified, the Audit Committee may select a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
Representatives of KPMG are expected to be present by virtual participation at the Annual Meeting. They will be available to respond to appropriate questions and may make a statement if they so desire.
YOUR VOTE IS IMPORTANT	The Board unanimously recommends that you vote “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for Fiscal 2025.
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Stockholder Proposals and Nominations for 2025 Annual Meeting
Any stockholder seeking to present a proposal pursuant to Exchange Act Rule 14a-8 to be considered for inclusion in the Company’s proxy statement for the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) must submit the proposal in accordance with Exchange Act Rule 14a-8 and deliver it to the address set forth below on or before March 18, 2025. Only those proposals that comply with the requirements of Exchange Act Rule 14a-8 will be included in the Company’s proxy statement for the 2025 Annual Meeting. SEC rules set standards for the types of stockholder proposals and the information that must be provided by the stockholder making the request.
Stockholders seeking to bring business before the 2025 Annual Meeting outside of Exchange Act Rule 14a-8, or to nominate candidates for election as directors at the 2025 Annual Meeting, must provide timely written notice to the Company and comply with certain other requirements specified in our Bylaws. The notice of a proposing stockholder and nominations for election as directors must be in writing and received by our Corporate Secretary, at the address set forth below, not less than 90 days or more than 120 days prior to the anniversary date of the Annual Meeting. As a result, notices with respect to proposed business outside of Exchange Act Rule 14a-8, or nominations for election as directors, for the 2025 Annual Meeting must be received no earlier than the close of business on April 28, 2025, and not later than the close of business on May 28, 2025. Additionally, notices of proposing stockholders and nominations for election as directors must contain all required information set forth in our Bylaws.
All notices or nominations discussed above should be mailed to our Corporate Secretary at 349 Oyster Point Boulevard, South San Francisco, California 94080.
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Additional Information About Our Annual Meeting and Voting
When will the Annual Meeting be held?
The Annual Meeting will be held virtually via a live webcast on Monday, August 26, 2024, at 9:00 a.m., Pacific Time.
Why am I being provided with access to this Proxy Statement?
We are required by the SEC to give you, or provide you access to, this Proxy Statement, because the Board is soliciting your proxy to vote your shares of common stock at the Annual Meeting. This Proxy Statement summarizes the information you need in order to vote at the Annual Meeting.
What is a proxy?
A proxy is your designation of another person to vote shares of common stock you own. If you designate someone as your proxy in a written document, that document is also called a proxy, a form of proxy, or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. Joseph Selsavage and Guy Chayoun have been designated on behalf of the Board as the proxies to cast the vote of the Company’s stockholders at the Annual Meeting.
What are the voting requirements for the proposals to be acted upon at the Annual Meeting and discussed in this Proxy Statement?
The Company is incorporated in the State of Delaware and our shares are listed on Nasdaq. As a result, the DGCL and Nasdaq listing rules govern the voting standards applicable to actions taken by our stockholders.
Under our Bylaws:
•	the election of directors is determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon; and
•
all other matters presented to the stockholders at a meeting at which a quorum is present are determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.

Additionally, our Certificate of Incorporation provides that:
•
no provision of the Certificate of Incorporation may be altered, amended, or repealed in any respect, nor may any provision or bylaw inconsistent therewith be adopted, unless, in addition to any other vote required by the Certificate of Incorporation or otherwise required by law, such alteration, amendment, repeal, or adoption is approved by the affirmative vote of the holders of at least two-thirds (67%) of the voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

23andMe Holding Co.	83	2024 Proxy Statement

Please see the below chart for a summary of the required votes, as well as the impacts of abstentions and broker non-votes, for Proposals 1, 2, 3, and 4 as set forth below:
Proposal		Voting Standard	Effect of Abstentions/ Withholds	Effect of Broker Non- Votes
1	Elect the two Class III director nominees named in the Proxy Statement to serve until the 2027 Annual Meeting of Stockholders	Plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon	No effect(1)	No effect
2	A non-binding, advisory vote on the Fiscal 2024 compensation of our named executive officers (“Say-on-Pay” Vote)(2)	Majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon	No effect	No effect
3
Approve an amendment to our Certificate of Incorporation to combine outstanding shares of our Class A common stock and Class B common stock, respectively, into a lesser number of outstanding shares, or a “reverse stock split,” by a ratio of not less than one-for-five and not more than one-for-thirty, with the exact ratio to be set within this range by our Board in its sole discretion (“Reverse Stock Split” Vote)
		The affirmative vote of the holders of at least two-thirds (67%) of the voting power of the outstanding shares of our Class A common stock and Class B common stock, voting together as a single class	Vote Against	Not applicable(3)
4	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the Fiscal 2025	Majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon	No effect	Not applicable(3)
(1)	You may vote FOR all of the director nominees, WITHHOLD your vote from all of the director nominees, or WITHHOLD your vote from any of the director nominees.
(2)
As an advisory vote, the proposal to approve executive compensation is not binding upon the Company, but the Board and our Compensation Committee will give careful consideration to the results of voting on this proposal.

(3)
Under New York Stock Exchange (“NYSE”) rules, we believe that Proposals 3 and 4 are considered “routine” proposals on which brokers are permitted to vote in their discretion even if the beneficial owners do not provide voting instructions. Proposals 1 and 2 are not considered to be routine matters and brokers will not be entitled to vote thereon unless beneficial owners provide voting instructions.

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What are the Board’s recommendations for the proposals to be acted upon at the Annual Meeting and how will my shares be voted?
Subject to revocation, all forms of proxy that are properly completed and timely received will be voted in accordance with the instructions you give. If no instructions are given (except in the case of broker non-votes), the persons named as proxies will vote the shares of common stock in accordance with the recommendations of the Board. The Board’s recommendations are set forth together with the description of each proposal in this Proxy Statement. The Board’s recommendations are summarized in the table below.
Proposal		Board Vote Recommendation	For More Information, See Page
1	Elect the two Class III director nominees named in the Proxy Statement to serve until the 2027 Annual Meeting of Stockholders	FOR each director nominee	9
2	A non-binding, advisory vote on the Fiscal 2024 compensation of our named executive officers (“Say-on-Pay” Vote)	FOR	38
3	Approve an amendment to our Certificate of Incorporation to combine outstanding shares of our Class A common stock and Class B common stock, respectively, into a lesser number of outstanding shares, or a “reverse stock split,” by a ratio of not less than one-for-five and not more than one-for-thirty, with the exact ratio to be set within this range by our Board in its sole discretion (“Reverse Stock Split” Vote)	FOR	72
4	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for Fiscal 2025	FOR	81
Who can vote at the Annual Meeting?
Only holders of shares of the Company’s Class A common stock and Class B common stock of record at the close of business on June 27, 2024, or such stockholders’ proxies, are entitled to receive notice of, and vote at, the Annual Meeting. At the close of business on June 27, 2024, there were 339,445,085 shares of Class A common stock and 166,507,453 shares of Class B common stock outstanding and entitled to vote. There are no other voting securities of the Company outstanding. Holders of shares of Class A common stock as of the record date are entitled to one vote per share. Holders of shares of Class B common stock as of the record date are entitled to ten votes per share.
How do I attend the Annual Meeting?
You can attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/ME2024 and entering a valid 16-digit control number. Only validated stockholders may virtually attend the Annual Meeting. If you are the holder of record, your control number can be found on your Notice of Internet Availability of Proxy Materials or proxy card (if you received a printed copy of the proxy materials). If your shares are held by a broker, bank, or other holder of record in “street name,” you must contact your broker for instructions to access the meeting.
The live webcast of the Annual Meeting will begin promptly at 9:00 a.m., Pacific Time, on Monday, August 26, 2024. We encourage you to access the meeting prior to the start time, leaving ample time for the check-in. Please follow the registration instructions as outlined in this Proxy Statement. Help and technical support for accessing and participating in the virtual meeting will be available by following the instructions on the virtual meeting website.
Once you have entered the meeting website, you will be able to submit your questions and vote your shares online during the Annual Meeting.
During the live Q&A session of the meeting, our CEO will answer questions submitted by stockholders participating in the virtual meeting, as time permits. To ensure that the meeting is conducted in a manner that is fair to all stockholders, the chair of the meeting may exercise broad discretion in recognizing stockholders who wish to participate, the order in which questions are asked, and the amount of time devoted to any one question. We will answer questions relevant to meeting matters that comply with the meeting rules of conduct during the Annual Meeting, subject to time constraints. However, we reserve the right to exclude questions that are not pertinent to meeting matters or to edit profanity or other inappropriate language. Questions regarding personal matters
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or matters not relevant to meeting matters will not be answered. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. By virtually attending the Annual Meeting, stockholders agree to abide by the agenda, rules of conduct, and procedures for the Annual Meeting.
You do not need to virtually attend the Annual Meeting to vote. Even if you plan to virtually attend the Annual Meeting, please submit your vote in advance as instructed in this Proxy Statement.
What is a Notice of Internet Availability of Proxy Materials?
In accordance with rules adopted by the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are permitted to furnish our proxy materials, including the Notice of Annual Meeting of Stockholders, this Proxy Statement, and our Annual Report, by providing access to such documents over the Internet. Generally, stockholders will not receive printed copies of the proxy materials unless they request them.
We began mailing a Notice of Internet Availability of Proxy Materials on or about July 16, 2024, to holders of record of shares of our common stock of the Company as of the close of business on June 27, 2024. At the same time, we provided those stockholders with access to our online proxy materials and filed our proxy materials with the SEC. The Notice of Internet Availability of Proxy Materials contains information on how to access the Notice of Annual Meeting of Stockholders, the Proxy Statement, the form of proxy, and our Annual Report over the internet, as well as instructions on how to request a paper or e-mail copy of the proxy materials. Registered stockholders who prefer to receive a paper or e-mail copy of our proxy materials must follow the instructions provided in the Notice of Internet Availability of Proxy Materials for requesting such materials.
The Notice of Internet Availability of Proxy Materials only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it. The Notice of Internet Availability of Proxy Materials provides instructions on how to cast your vote.
A notice that directs beneficial owners of our shares to the website where they can access our proxy materials is to be forwarded to each beneficial stockholder by the brokerage firm, bank, or other holder of record that is considered the registered owner with respect to the shares of the beneficial stockholder. Such brokerage firm, bank, or other holder of record is to also provide each beneficial owner of our shares with instructions on how the beneficial stockholder may request a paper or e-mail copy of our proxy materials.
To enroll in the electronic delivery service for future stockholder meetings, use your Notice of Internet Availability of Proxy Materials (or proxy card, if you received printed copies of the proxy materials) to register online at www.proxyvote.com and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
What is the difference between holding shares as a holder of record and as a beneficial owner?
If, at the close of business on June 27, 2024, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company (“CST”), you are considered a holder of record (or the registered stockholder) with respect to those shares, and the Notice of Internet Availability of Proxy Materials was sent directly to you. As a holder of record, you may vote your shares electronically at the Annual Meeting or by proxy.
If, at the close of business on June 27, 2024, your shares were held in an account at a brokerage firm, bank, or other similar organization, then you are the beneficial owner of shares held in “street name” and a notice directing you to the website where you can access our proxy materials is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization how to vote the shares in your account. If that organization is not given specific direction, shares held in the name of that organization may not be voted and will not be considered as present and entitled to vote on any matter to be considered at the Annual Meeting other than the ratification of the appointment of the Company’s independent registered public accounting firm.
Please direct your broker how to vote your shares following the instructions provided by your broker.
How do I vote my shares?
If you are a registered stockholder (i.e., you hold your shares of record), you may vote your shares using one of the following methods (please also see the information provided above and below concerning the difference in how to vote if you hold shares beneficially through a brokerage firm, bank, or other nominee instead of as the registered holder — beneficial holders should follow the voting instructions provided by their respective nominees):
23andMe Holding Co.	86	2024 Proxy Statement

•	Over the Internet. Go to www.proxyvote.com.
Have available the 16-digit control number that is printed in the box on your Notice of Internet Availability of Proxy Materials (or proxy card if you requested a printed copy of the proxy materials), visit www.proxyvote.com, and follow the instructions prompted on the website. You can submit your voting instructions electronically up until 11:59 p.m., Eastern Daylight Time, on August 25, 2024.
•	By telephone. Call 1-800-690-6903.
Have available the 16-digit control number that is printed in the box on your Notice of Internet Availability of Proxy Materials (or proxy card if you requested a printed copy of the proxy materials), call 1-800-690-6903, and follow the instructions prompted on the call. You can use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Daylight Time, on August 25, 2024.
•	By mail.
If you received a printed copy of the proxy materials, you may submit your vote by completing, signing, dating, and mailing your proxy card and returning it in the postage-paid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than August 25, 2024, to be voted at the Annual Meeting.
•	During the Annual Meeting. Visit www.virtualshareholdermeeting.com/ME2024.
Registered stockholders may attend the Annual Meeting via the Internet and vote electronically during the Annual Meeting. Have available the 16-digit control number that is printed in the box on your Notice of Internet Availability of Proxy Materials (or proxy card if you requested a printed copy of the proxy materials) when you access the website and follow the instructions to vote during the Annual Meeting.
If I am a stockholder holding shares in “street name,” how do I vote?
If you hold your shares in “street name” with a brokerage firm, bank, or other nominee, the holder of record will send you instructions as to how to instruct the holder of record to vote your shares. Your broker is permitted to vote your shares with respect to the “routine” proposal to ratify the appointment of the Company’s independent registered public accounting firm without your instruction as to how to vote. Your broker will not be permitted to vote your shares with respect to any of the other proposals at the Annual Meeting without your instructions as to how to vote.
If you hold your shares in “street name,” you should have received a Notice of Internet Availability of Proxy Materials or voting instructions from the brokerage firm, bank, or other nominee holding your shares. You should follow the instructions in the Notice of Internet Availability of Proxy Materials or voting instructions provided by your broker or other nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone and internet voting will depend on the voting process of your broker or other nominee.
What is a “broker non-vote”?
A “broker non-vote” occurs when a stockholder holds shares of common stock in “street name” through a broker or similar organization, and the stockholder does not provide the broker or other organization with instructions within the required timeframe before the Annual Meeting as to how to vote the shares on “non-routine” matters. Under NYSE rules, we believe that Proposals 3 and 4 are considered “routine” proposals on which brokers are permitted to vote in their discretion even if the beneficial owners do not provide voting instructions. Proposals 1 and 2 are not considered to be routine matters, and therefore, your broker cannot vote your shares on these non-routine matters unless your broker receives instructions from you as to how to vote.
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How can I revoke my proxy or change my vote?
If you are a registered stockholder, you can revoke your proxy at any time before it is actually voted at the Annual Meeting by:
•	Signing and returning a new proxy card with a later date — only your latest-dated proxy card received by August 25, 2024, will be counted;
•	Submitting a later-dated vote by telephone or over the Internet — only your latest telephone or Internet proxy received by 11:59 p.m., Eastern Daylight Time, on August 25, 2024, will be counted;
•	Participating in the Annual Meeting via the meeting website and voting online during the Annual Meeting; or
•	Delivering a written revocation to our Corporate Secretary at 349 Oyster Point Boulevard, South San Francisco, California 94080, to be received no later than August 25, 2024.
If you hold your shares in “street name,” you must contact the broker or other nominee holding your shares and follow the instructions of the broker or other nominee for revoking or changing your vote.
How will my shares be voted on other matters not included in this proxy statement that may be presented to the Annual Meeting?
Since no stockholder has indicated an intention to present any matter not included in this proxy statement at the Annual Meeting, in accordance with the advance notice provision in the Company’s Bylaws, the Board is not aware of any other proposals to be presented at the Annual Meeting. If another proposal is properly presented, the persons named as proxies will vote your returned proxy in their discretion.
What if I receive more than one Notice of Internet Availability of Proxy Materials or proxy card?
This means that you have multiple accounts holding shares of common stock. These may include accounts with our transfer agent, accounts with a broker, bank, or other holder of record. In order to vote all of the shares held by you in multiple accounts, you will need to vote the shares held in each account separately. Please follow the voting instructions provided on each Notice of Internet Availability of Proxy Materials or proxy card to ensure that all of your shares are voted.
Who is paying for the cost of this proxy solicitation?
This solicitation of proxies is made by and on behalf of the Board. In addition to mailing the Notice of Internet Availability of Proxy Materials (or, if applicable, paper copies of this Proxy Statement, the Notice of Annual Meeting of Stockholders, the proxy card, and our Annual Report) to registered stockholders as of the close of business on June 27, 2024, the brokers, banks, and other nominees holding our shares for beneficial owners must provide a notice as to where the beneficial owners can access our proxy materials to the beneficial owners for whom they hold our shares in order that such shares may be voted. Solicitation may also be made by our directors, officers, and select other Company employees in person, by telephone, by email, by text message, or by other means of communication. Directors, officers, and employees who help us in the solicitation will not be specially compensated for those services, but they may be reimbursed for their out-of-pocket expenses incurred in connection with the solicitation.
The Company will reimburse brokerage firms, banks, and other custodians, fiduciaries, and nominees who are record holders of shares of common stock not beneficially owned by them for their reasonable costs in sending proxy materials to stockholders who beneficially own our shares. The Company will bear the costs incurred in connection with the solicitation of proxies on behalf of the Board, other than the Internet access or telephone usage fees, which may be charged to stockholders.
What is householding?
In order to reduce expenses, we are taking advantage of certain SEC rules, commonly known as “householding,” that permit us to send: (i) a single annual report (including our Annual Report) and/or a single proxy statement or (ii) a single Notice of Internet Availability of Proxy Materials to multiple registered stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. A registered stockholder at a shared address may call Broadridge toll free at 1-866-540-7095, or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, in order to:
•	request additional copies of this Proxy Statement, our Annual Report, or the Notice of Internet Availability of Proxy Materials;
•
notify the Company that such registered stockholder wishes to receive a separate annual report (including our Annual Report) to stockholders, proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, in the future; or

23andMe Holding Co.	88	2024 Proxy Statement

•
notify the Company that such registered stockholders sharing an address wish to receive a single annual report (including our Annual Report) to stockholders, proxy statement, or Notice of Internet Availability of Proxy Materials, if such stockholders are currently receiving multiple copies.

If you hold shares of common stock in “street name,” you may revoke your consent to householding by notifying your broker.
Are there any cumulative voting rights in the election of directors?
No.
What constitutes a quorum to hold and transact business at the Annual Meeting?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at the Annual Meeting are virtually present at the Annual Meeting or represented by proxy. On June 27, 2024, the record date, there were 339,445,085 shares Class A common stock and 166,507,453 shares of Class B common stock outstanding and entitled to vote.
If you are a registered stockholder and submit a proxy, your shares of common stock will be counted to determine whether we have a quorum even if you abstain or fail to provide voting instructions on any of the proposals described in this Proxy Statement and listed on the form of proxy. If your shares of common stock are held in the name of your broker or other nominee and you do not instruct your broker or other nominee how to vote your shares of common stock, these shares will still be counted for purposes of determining the presence or absence of a quorum for the transaction of business if your broker or other nominee submits a proxy.
How many votes do I have?
Holders of shares of Class A common stock as of the record date are entitled to one vote per share. Holders of shares of Class B common stock as of the record date are entitled to ten votes per share.
How are votes tabulated?
The results of stockholder voting will be tabulated by the inspector of election appointed for the Annual Meeting.
What happens if the Annual Meeting is postponed or adjourned?
If the Annual Meeting is postponed, continued, or adjourned, your proxy will still be valid and may be voted at the postponed, continued, or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.
What should I do if I require technical support during the Annual Meeting?
If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be provided on the meeting website log-in page.
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Other Matters
As of the date of this Proxy Statement, the Board knows of no matter that will be presented for action by the stockholders at the Annual Meeting other than those matters discussed in this Proxy Statement. If any other matter requiring a vote of the stockholders properly comes before the Annual Meeting, the individuals acting under the proxies solicited by the Board will vote and act, according to their best judgment in light of the conditions then prevailing, to the extent permitted under applicable law.
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APPENDIX A
Certificate of Amendment to the Certificate of Incorporation
23ANDME HOLDING CO. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:
FIRST: The Corporation filed its Certificate of Incorporation with the Secretary of State of the State of Delaware on June 16, 2021 (the “Certificate”).
SECOND: This Certificate of Amendment (the “Amendment”) amends the provisions of the Certificate.
THIRD: Resolutions were duly adopted by the Board of Directors (the “Board”) of the Corporation setting forth this proposed amendment to the Certificate and declaring the Amendment to be advisable and calling for the consideration and approval thereof at a meeting of the stockholders of the Corporation.
FOURTH: Resolutions were duly adopted by the Board of the Corporation, in accordance with the provisions of the Amendment set forth below, providing that, effective as of [•], eastern time, on [•], each [•] (#) issued and outstanding shares of the Corporation’s Class A Common Stock, par value $0.0001 per share, shall be converted into [•] (#) share of the Corporation’s Class A Common Stock, par value $0.0001 per share, and each [•] (#) issued and outstanding shares of the Corporation’s Class B Common Stock, par value $0.0001 per share, shall be converted into [•] (#) share of the Corporation’s Class B Common Stock, par value $0.0001 per share, as constituted following such date.
FIFTH: The Certificate is hereby amended by revising Article IV to include a new paragraph as follows:
“Section 4.6 Reverse Stock Split. Upon the effectiveness (the “Effective Time”) of this Amendment to the Certificate pursuant to Section 242 of the DGCL, each [•] ([•]) shares of the Corporation’s Class A Common Stock, par value of $0.0001 per share, issued and outstanding immediately prior to the Effective Time (the “Old Class A Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Old Class A Common Stock, be reclassified, combined and changed into one (1) fully paid and nonassessable share of Class A Common Stock, par value of $0.0001 per share (the “New Class A Common Stock”) and each [•] ([•]) shares of the Corporation’s Class B Common Stock, par value of $0.0001 per share, issued and outstanding immediately prior to the Effective Time (the “Old Class B Common Stock” and, together with the Old Class A Common Stock, the “Old Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Old Class B Common Stock, be reclassified, combined and changed into one (1) fully paid and nonassessable share of Class B Common Stock, par value of $0.0001 per share (the “New Class B Common Stock” and, together with the New Class A Common Stock, the “New Common Stock”), subject to the treatment of fractional share interests as described below (the “reverse stock split”). From and after the Effective Time, any and all certificates representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been combined pursuant to this Amendment to the Certificate. No fractional shares shall be issued in connection with the reverse stock split. In lieu of any fractional shares to which the holder would otherwise be entitled, all amounts shall be rounded up to the nearest whole share.”
SIXTH: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.
SEVENTH: This Amendment to the Certificate shall become effective at [•], eastern time, on [•], 2024.
IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate to be executed by a duly authorized officer on the date set forth below.
23ANDME HOLDING CO.
By:
Name:	Anne Wojcicki
Title:	Chief Executive Officer and President
23andMe Holding Co.	A-1	2024 Proxy Statement

23ANDME HOLDING CO.
349 OYSTER POINT BOULEVARD
SOUTH SAN FRANCISCO, CA 94080
ATTN: CORPORATE SECRETARY

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ME2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V53327-P15173 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

23ANDME HOLDING CO.

The Board of Directors recommends that you vote "FOR" each of the Class III director nominees listed in Proposal 1 and "FOR" each of Proposals 2, 3, and 4.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Elect two Class III Director Nominees:

   01) Peter Taylor
   02) Anne Wojcicki

NOTE: In their discretion, the holders of a proxy to vote shares may vote on such other business as may properly come before the meeting or any adjournment, postponement, or continuation thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V53328-P15173

23andMe Holding Co.
Annual Meeting of Stockholders
August 26, 2024 at 9:00 a.m. Pacific Time
This proxy is solicited by the Board of Directors

The undersigned stockholder of 23andMe Holding Co. (the "Company") hereby appoints Joseph Selsavage and Guy Chayoun, and each of them, with full power of substitution and power to act alone, as proxies to vote all shares of common stock of the Company, which the undersigned stockholder would be entitled to vote if personally present by virtual participation at the 2024 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held via live webcast at www.virtualshareholdermeeting.com/ME2024 on August 26, 2024 at 9:00 a.m. Pacific Time, and at any postponements, continuations, or adjournments thereof. This proxy is solicited on behalf of the Board of Directors of the Company and may be revoked prior to its exercise.

This proxy, when properly executed, will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" each of the Class III director nominees listed in Proposal 1 and "FOR" each of Proposals 2, 3, and 4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments, continuations, or postponements thereof. All proxies previously given or executed by the undersigned are hereby revoked.

Continued and to be signed on reverse side